                                                                   Exhibit 10.16

================================================================================

                      AMENDED AND RESTATED CREDIT AGREEMENT


                          Dated as of February 11, 2003


                                      among


                        THE PREMCOR REFINING GROUP INC.,
                                  as Borrower,

                         DEUTSCHE BANK SECURITIES INC.,
                                as Lead Arranger

                      DEUTSCHE BANK TRUST COMPANY AMERICAS,
                  as Administrative Agent and Collateral Agent,

                              FLEET NATIONAL BANK,
                              as Syndication Agent,


                                       and


            THE OTHER FINANCIAL INSTITUTIONS PARTY TO THIS AGREEMENT

================================================================================

ARTICLE I.    DEFINITIONS ......................................................     1
     1.01  Certain Defined Terms ...............................................     1
     1.02  Accounting Principles ...............................................    34


ARTICLE II.   LOANS ............................................................    35

     2.01  Commitments .........................................................    35
     2.02  Borrowing of Loans ..................................................    35
     2.03  Settlement of Bank Advances and Repayments ..........................    37
     2.04  Periodic Settlement of Agent and Bank Advances and Repayments .......    37
     2.05  Defaulting Banks ....................................................    39
     2.06  Mandatory Payment; Reduction of Commitments .........................    40
     2.07  Maintenance of Loan Account; Statements of Account ..................    41
     2.08  Payment Procedures ..................................................    42
     2.09  Cash Management System ..............................................    42
     2.10  Application of Payments .............................................    42
     2.11  Increase of Commitments .............................................    42


ARTICLE III.  LETTERS OF CREDIT ................................................    43

     3.01  Issuance of Letters of Credit .......................................    43
     3.02  Terms of Letters of Credit; Existing Letters of Credit ..............    44
     3.03  Banks' Participation ................................................    44
     3.04  Notice of Issuance ..................................................    45
     3.05  Payment of Amounts Drawn Under Letters of Credit ....................    46
     3.06  Payment by Banks ....................................................    47
     3.07  Nature of Issuing Bank's Duties .....................................    48
     3.08  Obligations Absolute ................................................    49
     3.09  Uniform Customs and Practice and Uniform Commercial Code ............    49
     3.10  Credit-Linked Deposit Account .......................................    50


ARTICLE IV.   INTEREST, FEES AND EXPENSES, ETC .................................    51

     4.01  Interest on Prime Rate Loans ........................................    51
     4.02  Interest on Eurodollar Rate Loans ...................................    51
     4.03  Interest After Event of Default .....................................    51
     4.04  Reimbursement of Expenses ...........................................    51
     4.05  Commitment Fees and Certain Other Fees ..............................    52
     4.06  Letter of Credit Fees ...............................................    53
     4.07  Special Provisions Relating to Eurodollar Rate Loans ................    54
     4.08  Indemnification in Certain Events ...................................    56
     4.09  Net Payments ........................................................    57
     4.10  Affected Banks ......................................................    60
     4.11  Sharing of Payments .................................................    61
     4.12  Calculations ........................................................    61


ARTICLE V.    CONDITIONS PRECEDENT .............................................    61

     5.01  Conditions of Effectiveness .........................................    61
     5.02  Addition of Banks ...................................................    64
     5.03  Reallocation of Pro Rata Shares .....................................    64
     5.04  Outstanding Loans and L/C Obligations ...............................    64
     5.05  Conditions to All Loans .............................................    65
     5.06  Conditions to All Letters of Credit .................................    66


ARTICLE VI.   REPRESENTATIONS AND WARRANTIES ...................................    67

     6.01  Corporate Existence and Power .......................................    67
     6.02  Corporate Authorization; No Contravention ...........................    67
     6.03  Governmental Authorization ..........................................    68
     6.04  Binding Effect ......................................................    68
     6.05  Litigation ..........................................................    68
     6.06  No Default ..........................................................    68
     6.07  ERISA Compliance ....................................................    68
     6.08  Use of Proceeds; Margin Regulations .................................    69
     6.09  Title to Properties .................................................    69
     6.10  Taxes ...............................................................    69
     6.11  Financial Condition .................................................    69
     6.12  Environmental Matters ...............................................    70
     6.13  Collateral Documents ................................................    71
     6.14  Regulated Entities ..................................................    72
     6.15  No Burdensome Restrictions ..........................................    72
     6.16  Copyrights, Patents, Trademarks and Licenses, etc ...................    72
     6.17  Subsidiaries ........................................................    72
     6.18  Insurance ...........................................................    72
     6.19  Solvency ............................................................    73
     6.20  Full Disclosure .....................................................    73
     6.21  Maintenance of Accounts .............................................    73
     6.22  Receivables .........................................................    73
     6.23  Inventory ...........................................................    73
     6.24  1997 Fixed Rate Note Indentures, 1998 Fixed Rate Note Indenture,
           Holdings Exchange Debenture Indenture and 2003 Note Indenture .......    73
     6.25  Material Adverse Effect .............................................    74


ARTICLE VII.  AFFIRMATIVE COVENANTS ............................................    74

     7.01  Financial Statements ................................................    74
     7.02  Certificates; Other Information .....................................    75
     7.03  Notices .............................................................    77
     7.04  Preservation of Corporate Existence, Etc ............................    78
     7.05  Maintenance of Property .............................................    78
     7.06  Insurance ...........................................................    79
     7.07  Payment of Obligations ..............................................    79
     7.08  Compliance with Laws ................................................    79
     7.09  Inspection of Property and Books and Records ........................    80

     7.10   Environmental Laws. ................................................    80
     7.11   Use of Proceeds ....................................................    81
     7.12   Further Assurances .................................................    81
     7.13   Account Customers ..................................................    82
     7.14   Accounts ...........................................................    82
     7.15   Transfer of Funds into the Collection Bank Account and
            Concentration Account ..............................................    82
     7.16   Periodic Distributions by the Project Companies ....................    83


ARTICLE VIII.  NEGATIVE COVENANTS ..............................................    83

     8.01   Limitation on Liens ................................................    83
     8.02   Disposition of Assets ..............................................    86
     8.03   Consolidations and Mergers .........................................    87
     8.04   Loans and Investments ..............................................    87
     8.05   Limitation on Indebtedness .........................................    89
     8.06   Transactions with Affiliates .......................................    90
     8.07   Use of Proceeds ....................................................    91
     8.08   Contingent Obligations .............................................    91
     8.09   Joint Ventures and Pipeline Subsidiary .............................    92
     8.10   Lease Obligations ..................................................    92
     8.11   Restricted Payments ................................................    93
     8.12   Change in Business .................................................    93
     8.13   Accounting Changes .................................................    94
     8.14   ERISA ..............................................................    94
     8.15   Collection Banks and Concentration Banks; Cash, Cash Equivalents
            and Qualifying Investments .........................................    94
     8.16   Financial Covenants ................................................    95
     8.17   Speculative Trading ................................................    95
     8.18   Amendments of Certain Documents ....................................    95
     8.19   Other Agreements ...................................................    95


ARTICLE IX.    EVENTS OF DEFAULT ...............................................    96

     9.01   Event of Default ...................................................    96
     9.02   Remedies ...........................................................    99
     9.03   Rights Not Exclusive ...............................................   100


ARTICLE X.     THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT ...............   100

     10.01  Appointment of Agent ...............................................   100
     10.02  Nature of Duties of Administrative Agent ...........................   100
     10.03  Lack of Reliance on Agent-Related Persons ..........................   100
     10.04  Certain Rights of the Administrative Agent .........................   101
     10.05  Reliance by Administrative Agent ...................................   101
     10.06  Indemnification of Agent-Related Persons ...........................   102
     10.07  Administrative Agent in Individual Capacity ........................   102

     10.08  Holders of Notes ...................................................   102
     10.09  Successor Administrative Agent .....................................   102
     10.10  Collateral Matters .................................................   103
     10.11  Actions with Respect to Default ....................................   105
     10.12  Delivery of Information ............................................   105
     10.13  Liability of Agent-Related Persons .................................   105
     10.14  Agents Other Than Administrative Agent .............................   105


ARTICLE XI.   MISCELLANEOUS ....................................................   106

     11.01  Amendments and Waivers .............................................   106
     11.02  Notices ............................................................   107
     11.03  No Waiver: Cumulative Remedies .....................................   108
     11.04  Indemnity ..........................................................   108
     11.05  Marshaling; Payments Set Aside .....................................   110
     11.06  Successors and Assigns .............................................   110
     11.07  Assignments, Participations, etc. ..................................   110
     11.08  Confidentiality ....................................................   112
     11.09  Set-off ............................................................   112
     11.10  Notification of Addresses, Lending Offices, Etc ....................   112
     11.11  Counterparts .......................................................   112
     11.12  Severability .......................................................   113
     11.13  No Third Parties Benefitted ........................................   113
     11.14  Governing Law and Jurisdiction .....................................   113
     11.15  Waiver of Jury Trial ...............................................   113
     11.16  Entire Agreement ...................................................   114
     11.17  Acknowledgement And Restatement ....................................   114

SCHEDULES

Schedule 1.01(a)  Commitments
Schedule 1.01(b)  Eligible Carriers
Schedule 1.01(c)  Reserved
Schedule 1.01(d)  Major Oil Companies
Schedule 1.01(e)  Pricing Grid
Schedule 1.01(f)  Money Market Mutual Funds
Schedule 3.02     Existing Letters of Credit
Schedule 5.01(j)  Material Contracts
Schedule 5.02     Additional Banks
Schedule 6.05     Litigation
Schedule 6.11     Permitted Liabilities
Schedule 6.12     Environmental Matters
Schedule 6.17     Subsidiaries and Minority Interests
Schedule 6.18     Insurance Matters
Schedule 6.25     Material Adverse Effect
Schedule 7.06     Insurance Policies
Schedule 8.01     Permitted Liens
Schedule 8.01(m)  Counterparties Not Subject to Pledge Requirement
Schedule 8.02     Asset Sales
Schedule 8.05     Permitted Indebtedness
Schedule 8.08     Contingent Obligations

EXHIBITS

Exhibit A     Form of Notice of Borrowing
Exhibit A-1   Form of Incumbency Certificate for Borrowings
Exhibit A-2   Form of L/C Request
Exhibit B     Form of Notice of Conversion/Continuation
Exhibit C     Form of Compliance Certificate
Exhibit D     Form of Borrowing Base Certificate
Exhibit E     Form of Perfection Certificate
Exhibit F     Form of Legal Opinion of the Company's Counsel
Exhibit G     Form of Legal Opinion of Administrative Agent's Counsel
Exhibit H     Form of Assignment and Acceptance
Exhibit I     Form of Note
Exhibit J-1   Form of Security Agreement
Exhibit J-2   Form of Trademark Security Agreement
Exhibit J-3   Form of Subsidiary Security Agreement
Exhibit K     Form of Concentration Bank Agreement
Exhibit L     Form of Collection Bank Agreement
Exhibit M     Form of Custodian Account Agreement
Exhibit N-1   Form of Collateral Account Agreement
Exhibit N-2   Form of Commodities Account Agreement
Exhibit O     Form of Tax Sharing Agreement
Exhibit P     Form of Pledge Agreement

                      AMENDED AND RESTATED CREDIT AGREEMENT

          This AMENDED AND RESTATED CREDIT AGREEMENT (the "Agreement") is entered into as of February 11, 2003 by and among The Premcor Refining Group Inc., a Delaware corporation (the "Company"), the several financial institutions from time to time party to this Agreement (collectively, the "Banks" and individually, a "Bank"), Deutsche Bank Securities Inc., a Delaware corporation, as Lead Arranger ("DBSI"), Deutsche Bank Trust Company Americas, a New York banking corporation ("DB"), as the administrative agent and collateral agent for the Banks (in such capacities, together with its successors and assigns, the "Administrative Agent" and the "Collateral Agent", respectively), as an Issuing Bank, and Fleet National Bank, a national banking association ("Fleet"), as an Issuing Bank, and as syndication agent (in such capacity, the "Syndication Agent").

          WHEREAS, certain of the parties to this Agreement are party to the Amended and Restated Credit Agreement, dated as of August 23, 2001 and as further amended or modified (the "Existing Credit Agreement"), which provides for aggregate Commitments (as therein defined) of $650,000,000; and

          WHEREAS, the Company desires to amend and restate the Existing Credit Agreement as provided herein, upon the terms and conditions set forth herein.

          NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties agree as follows:

                                   ARTICLE I.

                                   DEFINITIONS

          1.01 Certain Defined Terms. The following terms have the following meanings:

          "Acceptable Issuer" means a United States domestic bank or United States branch of a foreign bank, in each case rated "A-" or higher by S&P and "A3" or higher by Moody's.

          "Account" means, any "account", as such term is defined in Section 9-102(a)(2) of the UCC, now owned or hereafter acquired by the Company or a Restricted Subsidiary and, in any event, shall include, without limitation, all accounts receivable, book debts and all other rights to receive the payment of money or other consideration now owned or hereafter received or acquired by or owing to the Company or a Restricted Subsidiary and arising in connection with services rendered or goods sold, leased or delivered whether or not earned by performance and whether or not evidenced by or set forth in or arising out of any present or future chattel paper, note, draft, lease, acceptance, writing, bond, instrument, document or general intangible, and all extensions and renewals thereof, and all rights in, to and under all purchase orders or receipts now owned or hereafter acquired by the Company or a Restricted Subsidiary and arising in connection with, services rendered or goods sold, leased or delivered, and all of the Company's or a Restricted Subsidiary's rights to any goods represented by any of the foregoing

(including, without limitation, rights of rescission, replevin, reclamation and stoppage in transit and rights to returned, reclaimed or repossessed goods), and all moneys due or to become due to the Company or a Restricted Subsidiary under all contracts for the sale of goods or the performance of services or both (whether or not yet earned by performance on the part of the Company or a Restricted Subsidiary or in connection with any other transaction), now in existence or hereafter occurring, including, without limitation, the right to receive the proceeds of any of the foregoing, and all collateral security and guarantees of any kind given by any Person with respect to any of the foregoing.

          "Account Debtor" means any Person who is or who may become obligated to the Company under, with respect to, or on account of, an Account.

          "ACH Transfers" means Automated Clearing House processing of electronic funds transfers through the direct Federal Reserve Fedline system.

          "Adjusted Eurodollar Rate" means, with respect to each Interest Period for any Eurodollar Rate Loan, the rate obtained by dividing (i) the Eurodollar Rate for such Interest Period by (ii) a percentage equal to one (1) minus the stated maximum rate (stated as a decimal) of all reserves, if any, required to be maintained against "Eurocurrency Liabilities" as specified in Regulation D of the FRB (or against any other category of liabilities which includes deposits by reference to which the interest rate on Eurodollar Rate Loans is determined or any category of extensions of credit or other assets which includes loans by a non-United States office of any Bank to United States residents).

          "Administrative Agent" has the meaning specified in the introductory clause of this Agreement.

          "Administrative Agent's Payment Office" means the address for payments set forth on the signature pages to this Agreement in relation to the Administrative Agent, or such other address as the Administrative Agent may from time to time specify.

          "Affiliate" means, as to any Person, any other Person which, directly or indirectly, is in control of, is controlled by, or is under common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of the other Person, whether through the ownership of voting securities, by contract, or otherwise.

          "Agent Advances" has the meaning specified in Section 2.02.

          "Agent-Related Persons" means DB and Fleet and any successor Administrative Agent and Collateral Agent arising under Section 10.09 and any successor letter of credit issuing banks hereunder, in each case together with their respective Affiliates (including, in the case of DB, in its capacity as Collateral Agent, an Arranger, as the Concentration Bank, as a Collection Bank and as the holder of the Collateral Account under the Collateral Account Agreement), and the officers, directors, employees, agents and attorneys-in-fact of such Persons and Affiliates.

          "Agents" means the Administrative Agent and the Syndication Agent, collectively.

          "Agreement" means this Amended and Restated Credit Agreement.

          "Applicable Margin" means with respect to any date of determination, the interest rate per annum set forth on the Pricing Grid with respect to determinations of the rate of interest accruing on Prime Rate Loans or Eurodollar Rate Loans, in each case under the applicable calculation for such date of determination.

          "Assignment and Assumption Agreement" has the meaning specified in
Section 11.07(b).

          "Backup LOI" has the meaning specified in the definition of "Eligible LOI."

          "Bank" has the meaning specified in the introductory clause to this Agreement. References to the "Banks" shall include DB and Fleet in their respective capacities as Issuing Banks.

          "Bank Advances" has the meaning specified in Section 2.02.

          "Bankruptcy Code" means the Federal Bankruptcy Reform Act of 1978 (11 U.S.C. (S)101, et seq.).

          "Bank Swap Parties" means any Bank or any Affiliate of any Bank that has entered into a Swap Contract with the Company or a Subsidiary of the Company.

          "Borrowing" means a borrowing hereunder consisting of Loans of the same Type made to the Company on the same day by the Tranche 2 Banks under
Article II, and, other than in the case of Prime Rate Loans, having the same Interest Period.

          "Borrowing Base" means, as of any date of determination, the sum, without duplication, of the following amounts (in the case of items (a), (b) and (g) as reflected on the books or records of the Administrative Agent on such date of determination and in the case of items (c), (d), (e), (f) and (h) as set forth in the latest Borrowing Base Certificate delivered pursuant to, and subject to the provisions of, Section 7.02(e)):

          (a) 100% of Eligible Cash and Eligible Cash Equivalents, plus

          (b) 95% of Eligible Investments, plus

          (c) 90% of Major Oil Company Receivables, plus

          (d) 85% of Eligible Receivables not included in clause (c) above, plus

          (e) 80% of Eligible Petroleum Inventory, plus

          (f) 80% of Eligible Petroleum Inventory-Not-Received, plus

          (g) 100% of Paid but Unexpired Standby Letters of Credit; less

          (h) the greater of (i) the aggregate of all net obligations of the Company, as of the date of determination of any Borrowing Base, to any Bank Swap Party under any Swap Contracts and (ii) zero ($0).

          "Borrowing Base Certificate" has the meaning specified in Section 7.02(e).

          "Borrowing Date" means any date on which a Borrowing occurs under
Section 2.02 or under Section 3.05.

          "British Petroleum" means, collectively, BP Exploration & Oil Inc., an Ohio corporation, The Standard Oil Company, an Ohio corporation, BP Oil Pipeline Company, a Delaware corporation, BP Amoco Corporation and BP Chemicals Inc., an Ohio corporation, and their subsidiaries and successors.

          "Business Day" means any day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to close and, if the applicable Business Day relates to any Eurodollar Rate Loan, means such a day on which dealings are carried on in the applicable offshore dollar interbank market.

          "Capital Expenditures" means, for any period, the sum of all expenditures and other amounts capitalized for financial statement purposes in accordance with GAAP (whether payable in cash or other property or accrued as a liability), including the capitalized portion of Capitalized Leases, that portion of Investments allocable to property, plant or equipment and "turnaround expenditures" (as such term is customarily used in the refining industry).

          "Capital Stock" of any Person means any and all shares, interests, participations, or other equivalents (however designated) of capital stock and any rights (other than debt securities convertible into capital stock), warrants or options to acquire such capital stock.

          "Capitalized Lease" means, as applied to any Person, any lease of property by such Person as lessee which would be capitalized on a balance sheet of such Person prepared in accordance with GAAP.

          "Capitalized Lease Obligations" means the capitalized amount of all obligations under Capitalized Leases.

          "Cash" means United States Dollars or a credit deposit in a deposit account denominated in United States Dollars that is available for withdrawal.

          "Cash Collateralize" means to pledge and deposit with or deliver to the Collateral Agent, for the benefit of the Banks, as additional collateral for the L/C Obligations or Outstanding Eligible LOIs, as the case may be, cash or deposit account balances pursuant to documentation in form and substance satisfactory to the Administrative Agent (which documents are hereby consented to by the Banks). Variations of such term shall have corresponding meaning. The Company hereby grants to the Collateral Agent, for the benefit of the Banks, a security interest in all such cash and deposit account balances.

          "Cash Equivalents" means shares of the Deutsche Cash Reserves Fund and the Scudder Institutional Fund and other similar funds as may be requested by the Company and agreed to by the Administrative Agent.

          "CERCLA" has the meaning specified in the definition of "Environmental Laws."

          "Change of Control" means any of (a) the failure of Holdings (or, after a merger or consolidation in compliance with Section 8.03(d), Parent) to own at all times (directly or indirectly) 100% of the outstanding Voting Shares of the Company, (b) any Person or "group" (as such term is defined in Section 13(d) of the Exchange Act), other than the Fund Affiliates and/or Occidental Affiliates controls, directly or indirectly, whether by ownership of Voting Shares, contract or otherwise, the power to direct the affairs of or control the composition of at least a majority of the board of directors or other equivalent body of Holdings (or, after a merger or consolidation in compliance with Section 8.03(d), Parent), (c) the acquisition of the beneficial ownership, whether directly or indirectly of more than 25% of the outstanding capital stock of Holdings (or, after a merger or consolidation in compliance with Section 8.03(d), Parent) (including any stock so owned on the Effective Date) by any Person or "group" (as such term is defined in Section 13(d) of the Exchange
Act), other than the Fund Affiliates and/or Occidental Affiliates provided, that, as long as the Fund Affiliates and/or Occidental Affiliates maintain the power to direct the affairs or control the board or other equivalent body of Holdings (or, after a merger or consolidation in compliance with Section 8.03(d), Parent) (as described in clause (b) above), a Change of Control shall not be deemed to occur under clause (c) above unless and until a Person or "group" (as such term is defined in Section 13(d) of the Exchange Act) other than the Fund Affiliates and/or Occidental Affiliates directly or indirectly, acquires or holds more than 35% of the outstanding capital stock of Holdings (or, after a merger or consolidation in compliance with Section 8.03(d), Parent) and provided, further, that the merger or consolidation of the Company and Holdings in compliance with Section 8.03(d) shall not be deemed a Change of Control or (d) the occurrence of a "Change of Control Triggering Event" under the 1997 Fixed Rate Note Indentures, the 1998 Fixed Rate Note Indenture, the Holdings Exchange Debenture Indenture, the 2003 Note Indenture and any other Indebtedness incurred pursuant to Section 8.05(g) to refinance any of the foregoing.

          "Code" means the Internal Revenue Code of 1986, and regulations promulgated thereunder.

          "Collateral" means all property and interests in property and proceeds thereof now owned or hereafter acquired by the Company and its Restricted Subsidiaries (other than those now owned or hereafter acquired by the Project Companies, except for the Project Companies Collateral which shall constitute "Collateral") in or upon which a Lien now or hereafter exists in favor of the Collateral Agent for the benefit of the Banks and the Bank Swap Parties, whether under this Agreement, under any Collateral Document, or under any other documents executed by any such Person and delivered to the Administrative Agent, the Collateral Agent or the Banks.

          "Collateral Account" means those certain collateral accounts maintained by the Collateral Agent with DB, the terms and conditions of which are set forth in the Collateral Account Agreement.

          "Collateral Account Agreement" means the Amended and Restated Collateral Account Agreement entered into by the Company and the Collateral Agent, on behalf of the Banks and the Bank Swap Parties, in substantially the form of Exhibit N-1.

          "Collateral Agent" has the meaning specified in the introductory clause to this Agreement. For all purposes of the Loan Documents, where Bankers Trust Company is named as Collateral Agent in any such Loan Document such reference shall mean Deutsche Bank Trust Company Americas.

          "Collateral Documents" means, collectively, (i) the Security Agreement, the Trademark Security Agreement, the Collection Bank Agreement, the Concentration Bank Agreement, the Collateral Account Agreement, the Custodian Account Agreement, the Pledge Agreement, the Subsidiary Security Agreement, and each of the Commodities Account Agreements and all other security agreements, patent and trademark assignments, guarantees and other similar agreements between the Company or any of its Subsidiaries and the Banks or the Collateral Agent for the benefit of the Banks and the Bank Swap Parties now or hereafter delivered to the Banks, the Collateral Agent or the Administrative Agent pursuant to or in connection with the transactions contemplated hereby, and all financing statements (or comparable documents now or hereafter filed in accordance with the UCC or comparable law) against the Company or any of its Subsidiaries as debtor in favor of the Collateral Agent for the benefit of the Banks and the Bank Swap Parties as secured party, and (ii) any amendments, supplements, modifications, renewals, replacements, consolidations, substitutions and extensions of any of the foregoing.

          "Collection Bank" means the "Collection Bank" as defined in the Collection Bank Agreement.

          "Collection Bank Agreement" means the Collection Account Agreement among the Company, the Administrative Agent and the Collection Bank, substantially in the form of Exhibit L.

          "Collection Deposit Account" means each Collection Deposit Account established pursuant to the Collection Bank Agreement.

          "Commercial Letter of Credit" means any Letter of Credit Issued by an Issuing Bank for the account of the Company under which the payment for the purchase of Inventory by the Company is made in the ordinary course of business through the presentation of applicable documentation, such as drafts, bills of lading and/or other documents.

          "Commitment" means, as to each Bank, the amount set forth opposite such Bank's name on Schedule 1.01(a) as such amount may be increased or reduced from time to time pursuant to the terms of this Agreement.

          "Commitment Fee Rate" means, with respect to each day, the fee rate per annum set forth on the Pricing Grid with respect to fees accruing on the Commitments.

          "Commitment Increase Amount" has the meaning specified in Section
2.11.

          "Common Security Agreement" means the Amended and Restated Common Security Agreement dated as of June 6, 2002 among PAFC, PACC, Sabine, Sabine LLC, Neches, the Company, Deutsche Bank Trust Company Americas, as Collateral Trustee for the Secured Parties named therein, HSBC Bank USA, as Capital Markets Trustee for the Capital Markets Senior Lenders named therein, and Deutsche Bank Trust Company Americas, as Depository Bank, as the same may hereafter be amended, amended and restated, supplemented or otherwise modified, refinanced or replaced, in each case in accordance with the terms thereof and of this Agreement.

          "Commodities Account Agreement" means an Assignment of Commodities Account Security Agreement entered into by the Company and the Administrative Agent, on behalf of the Banks and the Bank Swap Parties, in substantially the form of Exhibit N-2.

          "Company" has the meaning specified in the introductory clause to this Agreement.

          "Compliance Certificate" means a certificate substantially in the form of Exhibit C.

          "Concentration Account" means the Concentration Collateral Account established pursuant to the Concentration Bank Agreement.

          "Concentration Bank" means the "Concentration Bank" as defined in the Concentration Bank Agreement.

          "Concentration Bank Agreement" means the Amended and Restated Concentration Bank Agreement among the Company, the Concentration Bank and the Collateral Agent on behalf of the Banks and the Bank Swap Parties, substantially in the form of Exhibit K.

          "Consolidated Debt" means, as of any date of determination, without duplication the aggregate stated balance sheet amount of all Indebtedness of the Company and its Restricted Subsidiaries on a consolidated basis as determined in accordance with GAAP.

          "Consolidated Debt to Capitalization Ratio" shall mean, at any date of determination, the ratio of (x) Consolidated Debt on such date to (y) Total Capitalization on such date.

          "Contingent Obligation" means, as to any Person, any direct or indirect liability of that Person, whether or not contingent, with or without recourse, and without duplication, (a) with respect to any Indebtedness, lease, dividend, letter of credit or other obligation (the "primary obligations") of another Person (the "primary obligor"), including any obligation of that Person
(i) to purchase, repurchase or otherwise acquire such primary obligations or any security therefor, (ii) to advance or provide funds for the payment or discharge of any such primary obligation, or to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency or any balance sheet item, level of income or financial condition of the primary obligor, (iii) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation, or (iv) otherwise to assure or hold harmless the holder of any such primary obligation against loss in respect thereof (each, a "Guaranty Obligation"); (b) with respect to any Surety Instrument issued for the account of that Person or as to which that Person is otherwise liable for reimbursement of drawings or payments; (c) to purchase any materials, supplies or other property from, or to obtain the services of, another Person if the relevant contract or other related document or obligation requires that payment for such materials, supplies or other property, or for such services, shall be made regardless of whether delivery of such materials, supplies or other property is ever made or tendered, or such services are ever performed or tendered; (d) in respect of any Swap Contract; or (e) in respect of any Outstanding Eligible LOI. The amount of any Contingent Obligation shall, in the case of Guaranty Obligations, be deemed equal to the stated or determinable amount of the primary obligation in respect of which, such Guaranty Obligation is made or, if not stated or if indeterminable, the maximum reasonably anticipated liability in respect thereof, and in the case of other Contingent Obligations, shall be equal to the maximum reasonably anticipated liability in respect thereof.

          "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, undertaking, contract, indenture, mortgage, deed of trust or other instrument, document or agreement to which such Person is a party or by which it or any of its property is bound.

          "Conversion/Continuation Date" means any date on which, under Section 4.07, the Company (a) converts Loans of one Type to another Type, or (b) continues as Loans of the same Type, but with a new Interest Period, Loans having Interest Periods expiring on such date.

          "Cumulative Cash Flow" means, for the period beginning on January 1, 2003 and ending on the applicable measurement date, (a)(i) EBITDA of the Company and the Restricted Subsidiaries plus (ii) cumulative cash equity contributions made by Holdings or Parent to the Company and the Restricted Subsidiaries plus
(iii) cumulative cash interest income of the Company and the Restricted Subsidiaries plus (iv) borrowings, other than under this Agreement, that are permitted under Section 8.05 plus (v) net cash proceeds to the Company and the Restricted Subsidiaries from asset sales plus (vi) cash dividends paid to the Company and the Restricted Subsidiaries by any of the Unrestricted Subsidiaries plus (vii) $300,000,000 minus (b)(i) cash interest expense of the Company and the Restricted Subsidiaries, (ii) cash dividends or distributions paid by the Company and the Restricted Subsidiaries (other than to the Company or another Restricted Subsidiary), (iii) cash taxes paid by the Company and the Restricted Subsidiaries, (iv) Capital Expenditures made by the Company and the Restricted Subsidiaries in cash, (v) cash payments by the Company and the Restricted Subsidiaries of principal (including Capital Lease Obligations and any reduction of outstanding Indebtedness as a result of refinancing the 1997 Fixed Rate Notes, the 1998 Fixed Rate Notes, the PAFC Bonds or the 2003 Notes but excluding Loans hereunder) on Indebtedness, (vi) Investments made by the Company and the Restricted Subsidiaries not prohibited under Section 8.04 and (vii) cash charges taken by the Company and the Restricted Subsidiaries with respect to extraordinary items for which accrual was made by the Company and the Restricted Subsidiaries, in each case on a cumulative basis during such period and determined on a consolidated basis.

          "Current Assets" of a Person means, as of any date of determination, the aggregate amount of all assets of such Person that are classified as current assets in accordance with GAAP.

          "Current Liabilities" of a Person means, as of any date of determination, the aggregate amount of all liabilities of such Person that are classified as current liabilities in accordance with GAAP (including, without limitation, tax and other proper accruals) and the current portion of any Indebtedness and, with respect to the Company, the aggregate outstanding principal amount of the Loans.

          "Custodian Account Agreement" means the Custodian Account Agreement entered into by Bankers Trust Company, n/k/a Deutsche Bank Trust Company Americas, and the Collateral Agent, in substantially the form of Exhibit M.

          "DB" has the meaning specified in the introductory clause to this Agreement.

          "DBSI" has the meaning specified in the introductory clause to this Agreement.

          "Default" means any event or circumstance which, with the giving of notice, the lapse of time, or both, would (if not cured or otherwise remedied during such time) constitute an Event of Default.

          "Dollars", "dollars" and "$" each mean lawful money of the United States.

          "EBITDA" means, for any period, an amount equal to (a) Net Income (other than extraordinary items (in accordance with GAAP)) plus (b) gross accrued interest expense (other than capitalized interest) during such period, plus (c) an amount equal to the Company's income tax expense, plus (d) charges for depreciation and amortization during such period, plus (e) the amount of expense, if any, from non-cash inventory write-down-to-market, minus (f) the amount of income, if any, from non-cash inventory write-up- to-market, plus or minus, as the case may be (g) any other non-cash charges and expenses which have been subtracted or added, as the case may be, in calculating Net Income of such Person for such period, all as determined in accordance with GAAP.

          "Effective Amount" means (i) with respect to any Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any Borrowings and prepayments or repayments of Loans occurring on such date; (ii) with respect to any outstanding L/C Obligations on any date, the amount of such L/C Obligations on such date after giving effect to any Issuances of Letters of Credit occurring on such date and any other changes in the aggregate amount of the L/C Obligations as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date; and (iii) with respect to any Outstanding Eligible LOI, the dollar value of the Petroleum Product in respect of which such Outstanding Eligible LOI has been issued.

          "Effective Date" means February 11, 2003.

          "Eligible Carrier" means any of the carriers and pipeline companies listed in Schedule 1.01(b) to this Agreement as revised by the Company from time to time with the consent of the Administrative Agent, using reasonable business judgment.

          "Eligible Cash" means any and all Cash of the Company and the Restricted Subsidiaries deposited with the Collateral Agent or one of its Affiliates and in each case under the control of the Collateral Agent, and which is subject to a valid, first priority perfected lien and security interest in favor of the Collateral Agent on behalf of the Banks and the Bank Swap Parties less any intercompany payables or other amounts owed by the Company to any of the Project Companies with respect to the purchase and sale of Petroleum Products.

          "Eligible Cash Equivalents" means any and all Cash Equivalents owned by the Company and the Restricted Subsidiaries held by the Collateral Agent in the Collateral Account and which are subject to a valid, first priority perfected lien and security interest in favor of the Collateral Agent on behalf of the Banks and the Bank Swap Parties.

          "Eligible Investments" means any and all Qualifying Investments of the Company and the Restricted Subsidiaries which are subject to a valid, first priority perfected lien and security interest in favor of the Collateral Agent on behalf of the Banks and the Bank Swap Parties and which are valued at market.

          "Eligible LOI" means any LOI for which all of the following criteria have been met: (i) the Company shall have made a request in writing to a Bank to issue such LOI; (ii) such written request shall state (x) the dollar value of the Petroleum Product in respect of which such LOI is to be issued, (y) that there is no Event of Default under this Agreement and (z) the format of such LOI; (iii) such written request shall have attached a letter of indemnity or a copy thereof if the original is unavailable (the "Backup LOI") (in form and substance satisfactory to such Bank) from the supplier of the Petroleum Product addressed to the Company or a Restricted Subsidiary pursuant to which the supplier of the Petroleum Product warrants good title is held by the Company or a Restricted Subsidiary; provided, however, if the Company or a Restricted Subsidiary is the original supplier of the relevant Petroleum Product, this clause (iii) shall not apply; (iv) the Administrative Agent shall have received a copy of such written request, including a copy of the Backup LOI (if applicable), and shall have confirmed availability under this Agreement; (v) such LOI shall include a provision stating that such LOI will be canceled upon the receipt by the beneficiary thereof of certain specified documents, including, without limitation, title documents; (vi) such Bank shall have determined, in its sole and absolute discretion, to issue such LOI; and (vii) such LOI shall be issued pursuant to documentation negotiated between the Company and such Bank.

          "Eligible Petroleum Inventory" means Petroleum Inventory that:

          (a) (i) is subject to a valid, first priority perfected lien and security interest in favor of the Collateral Agent on behalf of the Banks and the Bank Swap Parties; provided that such requirement shall not apply to Petroleum Inventory which is in transit on the high seas and is supported by a Commercial Letter of Credit or a Standby Letter of Credit, the inclusion of which Inventory in the Borrowing Base shall be limited as provided in the last proviso of this definition of Eligible Petroleum Inventory or (ii) has been delivered to an Eligible Carrier subject to a valid, first priority perfected lien and security interest in favor of the Collateral Agent on behalf of the Banks and the Bank Swap Parties with UCC financing statements (or any other applicable form) perfecting or continuing the perfection in the security interest of the Collateral Agent on behalf of the Banks and the Bank Swap Parties in such Petroleum Inventory having been duly filed in each jurisdiction where required, and either (x) no document of title is issued with respect to such Petroleum Inventory by such Eligible Carrier, or
(y) if a document of title is issued with respect to such Petroleum Inventory by such Eligible Carrier, the original of such document of title is delivered to the Collateral Agent or its designated bailee or agent; provided that Eligible Petroleum Inventory shall not include any amount in excess of $400,000,000 which is attributable to Inventory described in the immediately preceding clause (ii) of this paragraph (a),

          (b) is in good saleable condition, is not deteriorating in quality and is not obsolete, and is of a quality which (in the locations where sold by the Company and the Restricted Subsidiaries) is marketable at prevailing market prices for such products and meets all applicable governmental regulations and standards at the place of intended sale,

          (c) is owned by the Company or its Restricted Subsidiaries (provided all documentation necessary to provide the Collateral Agent with a first priority, perfected Lien thereon shall be in full force and effect) or, in the case of Inventory described in clause (ii) of paragraph (a) above, the Company or a Restricted Subsidiary has the absolute and unconditional right to obtain such Inventory or Inventory equivalent to such Inventory from an Eligible Carrier, in each case, free and clear of any and all Liens, security interests and encumbrances whatsoever, other than those in favor of the Collateral Agent on behalf of the Banks and the Bank Swap Parties created pursuant to the Collateral Documents and other than the Permitted Liens described in Sections 8.01(c) and 8.01(d) and Permitted Liens described in Section 8.01(p) arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto,

          (d) is located at a location owned or leased by the Company, any Restricted Subsidiary, the Pipeline Subsidiary or The Premcor Pipeline Company and set forth in the Perfection Certificates or has been delivered to an Eligible Carrier under an arrangement described in clause (ii) of paragraph (a) above; provided that the value of Eligible Petroleum Inventory shall be reduced by the amount of unpaid storage and throughput obligations for Petroleum Inventory located at a location leased by the Company or any Restricted Subsidiary unless the Administrative Agent has received a waiver from the landlord of such property with respect to any Liens (including, without limitation, statutory liens) which the landlord may have on the Petroleum Inventory located thereon (it being agreed that no such waiver shall be required during the first ninety (90) days after the Effective Date or, with respect to any lease entered into after the Effective Date, within ninety (90) days after entering into such lease),

          (e) is not commingled with Inventory of any Person other than the Company and/or the Restricted Subsidiaries or has been delivered to an Eligible Carrier under an arrangement described in clause (ii) of paragraph (a) above, and

          (f) is otherwise satisfactory to the Administrative Agent, using reasonable business judgment;

provided that Eligible Petroleum Inventory shall not include any amount which is attributable to Petroleum Inventory in transit on the high seas unless such Petroleum Inventory (i) is supported by a Commercial Letter of Credit Issued under this Agreement or (ii) is supported by a Standby Letter of Credit issued under this Agreement and, with respect to this clause (ii), does not at any time exceed $60,000,000 in the aggregate.

          "Eligible Petroleum Inventory-Not-Received" means, at any date of determination, the aggregate market price of Petroleum Inventory contracted for purchase by the Company or a Restricted Subsidiary, if

          (a) such Petroleum Inventory is subject to no Liens other than those granted pursuant to the Collateral Documents,

          (b) such Petroleum Inventory has not, as of such date of determination, been delivered to an Eligible Carrier,

          (c) such Petroleum Inventory has not been included as Eligible Petroleum Inventory in the then effective Borrowing Base Certificate but will be eligible for inclusion in the Company's Borrowing Base upon delivery of such Petroleum Inventory to the Company or a Restricted Subsidiary,

          (d) such Petroleum Inventory is in good saleable condition, is not deteriorating in quality and is not obsolete, and is of a quality which (in the locations where sold by the Company and a Restricted Subsidiary) is marketable at prevailing market prices for such products and meets all applicable governmental regulations and standards at the place of intended sale, and

          (e) the Company's or any Restricted Subsidiary's obligations to pay the purchase price of such Inventory is supported by (A) a Commercial Letter of Credit Issued under this Agreement which Commercial Letter of Credit requires the original bill of lading (or other original "document of title" (as defined in the UCC)) relating to such Petroleum Inventory to be delivered to the applicable Issuing Bank or its designee in connection with a drawing under such Commercial Letter of Credit, or (B) a Standby Letter of Credit Issued under this Agreement which Standby Letter of Credit provides that the beneficiary thereunder is not permitted to make any drawing thereunder until the beneficiary has delivered a certificate to the Issuing Bank certifying that delivery of such Petroleum Inventory has been made by the beneficiary (to be paid for by such drawing) to the Company or a Restricted Subsidiary and payment therefor is past due and owing, and (i) such Petroleum Inventory, in the case of subclause (B) of this clause (e), is to be delivered to the Company or a Restricted Subsidiary not more than thirty (30) days from the date such Petroleum Inventory was shipped to the Company or any such Restricted Subsidiary by the seller thereof and, if delivered to a carrier, such carrier is an Eligible Carrier and (ii) for purposes of inclusion of such Petroleum Inventory in the Borrowing Base, such Petroleum Inventory shall be valued at an amount not to exceed the maximum drawing amount of such Letter of Credit supporting the purchase price thereof.

          "Eligible Receivables" means, at any given time, the aggregate amount of all Accounts (including Accounts from Account Debtors located in Canada which are acceptable to the Administrative Agent, in its sole discretion), carried on the books of the Company or a Restricted Subsidiary, as applicable, in accordance with GAAP arising from the sale or exchange of Inventory in the ordinary course of business with any Person (other than any Affiliate of the Company or such Restricted Subsidiary), and which Accounts also meet all of the following requirements:

          (a) are invoiced upon delivery of such Inventory (or if such delivery is made pursuant to a contract between the Company or such Restricted Subsidiary, as applicable and the Account Debtor, the invoice is issued not later than 40 days after such delivery) and which Accounts are originally due within thirty (30) days of the original invoice date thereof (or with respect to Account Debtors which are railroad companies or purchasers of asphalt within forty-five (45) days of the original invoice date thereof) and are not more than thirty (30) days past due;

          (b) constitute the valid, binding and legally enforceable obligation of the Account Debtor and are not subordinate to any other claim against such Account Debtor;

          (c) are not evidenced by any instrument, unless such instrument has been pledged and delivered to the Collateral Agent on behalf of the Banks and the Bank Swap Parties;

          (d) are owned by the Company or such Restricted Subsidiary free and clear of all Liens, security interests or encumbrances whatsoever, other than those in favor of the Collateral Agent on behalf of the Banks and the Bank Swap Parties and other than the Permitted Liens described in Sections 8.01(c) and 8.01(d), and Permitted Liens described in Section 8.01(p) arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

          (e) are not the subject of a return, rejection, loss of or damage to the goods, the sale of which gave rise to the Accounts, or any request for credit or adjustment, or any other dispute with the Account Debtor on the Accounts and all actions required to be performed by the Company or such Restricted Subsidiary with respect to such Accounts have been performed (unless such return or rejection has been made, such loss or damage has been compensated, or such credit or adjustment has been allowed and, in each case, has been reflected in the amount of such Eligible Receivable on the applicable Borrowing Base Certificate);

          (f) if the Account Debtor on any such Accounts is located outside the United States or Canada, such Accounts are payable in full in Dollars and either
(i) the Account Debtor has been approved in writing by the Administrative Agent, using reasonable business judgment or (ii) an Acceptable Issuer has issued an irrevocable letter of credit in the amount of such Accounts for the benefit of the Company or such Restricted Subsidiary and on which the Company or such Restricted Subsidiary, as applicable may draw in the event of a default by such Account Debtor in respect of such Accounts, provided that such letter of credit is subject to a valid, first priority perfected lien and security interest in favor of the Collateral Agent on behalf of the Banks and the Bank Swap Parties or that DB is the collecting bank for such letter of credit and a copy of such letter of credit has been delivered to the Collateral Agent and the Administrative Agent and, provided further, that the proceeds of any drawing under such letter of credit are to be deposited into the Concentration Account;

          (g) are owing by an Account Debtor which has not been determined to be uncreditworthy in the reasonable business judgment of the Administrative Agent with notice of such determination, identifying such Account Debtor, having been sent to the Company by the Administrative Agent; provided that any Account of any Account Debtor which is so determined to be uncreditworthy shall not be excluded from Eligible Receivables solely on the basis of such determination if an Acceptable Issuer has issued an irrevocable letter of credit in the amount of such Account for the benefit of the Company or such Restricted Subsidiary and on which the Company or such Restricted Subsidiary, as applicable may draw in the event of a default by such Account Debtor in respect of such Account and (i) such letter of credit is subject to a valid, first priority perfected lien and security interest in favor of the Collateral Agent on behalf of the Banks and the Bank Swap Parties or DB is the negotiating and collecting bank for such letter of credit and a copy of such letter of credit has been delivered to the Collateral Agent and the Administrative Agent and (ii) the proceeds of any drawing under such letter of credit are to be deposited into the Concentration Account;

          (h) are owing by an Account Debtor which has not (i) filed or had filed against it, any Insolvency Proceeding, (ii) failed, (iii) suspended business operations, (iv) become insolvent, (v) called a meeting of its creditors for the purpose of obtaining any material financial concession or accommodation, or (vi) had or suffered a receiver or a trustee to be appointed for all or a significant portion of its assets or affairs (this clause (h) shall not apply if and to the extent an Acceptable Issuer has issued an irrevocable standby letter of credit in the amount of such Eligible Receivable for the benefit of the Company or such Restricted Subsidiary and on which the Company or such Restricted Subsidiary, as applicable may draw in the event of a default by the Account Debtor with respect to such Eligible Receivable; provided that such letter of credit is subject to a valid, first priority perfected lien and security interest in favor of the Collateral Agent on behalf of the Administrative Agent, the Banks and the Bank Swap Parties or that DB is the collecting bank for such letter of credit and a copy of such letter of credit has been delivered to the Collateral Agent and the Administrative Agent; and provided, further, that the proceeds of any drawing under such letter of credit are to be deposited into the Concentration Account);

          (i) are subject to a valid, first priority, perfected lien and security interest in favor of the Collateral Agent on behalf of the Banks and the Bank Swap Parties;

          (j) are due from a customer to the extent that such Accounts due from such customer and its Affiliates do not exceed in the aggregate an amount equal to (i) if such customer is a Person listed on Schedule 1.01(d) (as such schedule may be amended from time to time with the approval of the Administrative Agent), 25% of the aggregate of all Accounts at such time and (ii) otherwise, 10% of the aggregate of all Accounts at such time; provided that notwithstanding clause (i) or (ii) above, there shall be no limit on Accounts due from British Petroleum, Chevron U.S.A. Inc. or their respective Affiliates which may be included as Eligible Receivables so long as, to the extent that the amount of such receivables exceeds $50,000,000 from British Petroleum or its Affiliates or $50,000,000 from Chevron U.S.A. Inc. or its Affiliates, such excess is supported by a letter of credit from a financially sound financial institution, on a dollar-for-dollar basis, for the benefit of the Company or such Restricted Subsidiary, as applicable (it being understood that only such portion of such excess which is not so supported will be excluded from Eligible Receivables), and provided, further, that notwithstanding anything herein to the contrary, there shall be excluded from Accounts and the aggregate of all Accounts in the above calculations Accounts from Account Debtors in excess of the Company's internal credit policy limit (as previously disclosed, in writing, to the Agents and as may be changed, from time to time, with the approval of the Administrative Agent) except to the extent that the amount of such receivables from any such Account Debtor exceeds the Company's or such Restricted Subsidiary's internal credit policy limit in respect of such Account Debtor, such excess amount is supported by a letter of credit from a financially sound financial institution, on a dollar-for-dollar basis, for the benefit of the Company or such Restricted Subsidiary, as applicable (it being understood that only such portion of such excess which is not so supported will be excluded from Eligible Receivables);

          (k) are denominated in Dollars and are not payable outside the United States or Canada; and

          (l) otherwise have not been determined to be unsatisfactory to the Administrative Agent, using reasonable business judgment, with notice of such determination, identifying such Eligible Receivable, having been sent to the Company by the Administrative Agent; and

          (m) less (A) all reserves established in the reasonable business judgment of the Administrative Agent with respect to such Accounts and (B) any and all offsets, counterclaims or contracts in respect thereof, including all federal, state and other taxes (but excluding income taxes) in respect thereof. For the purpose of this definition, to the extent that the Company or such Restricted Subsidiary is at any time directly or contingently indebted for any reason to any Account Debtor, the Accounts owing to the Company or such Restricted Subsidiary, as applicable by such Account Debtor shall be deemed to be subject to an offset, counterclaim or contra in the amount of such Indebtedness; provided that to the extent that any Indebtedness of the Company or such Restricted Subsidiary to any Account Debtor is secured by a Letter of Credit, the portion of the Indebtedness so secured (not to exceed the lesser of (i) the face amount of the Letter of Credit and (ii) the outstanding amount of such Indebtedness) shall not be deemed to be an offset, counterclaim or contra with respect to the Accounts of such Account Debtor owing to the Company or such Restricted Subsidiary, as the case may be.

          Notwithstanding the foregoing, Accounts generated from sales to customers of the Company's refinery acquired in the Memphis Acquisition shall not constitute Eligible Receivables until after the Administrative Agent has conducted an audit of the Accounts following the closing of the Memphis Acquisition that is reasonably satisfactory to the Administrative Agent.

          "Environmental Claims" means all claims, complaints, actions, suits, proceedings or investigations, however commenced or asserted, by any Governmental Authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment or threat to public health, personal injury (including sickness, disease or death), property damage, natural resources damage, or otherwise alleging liability or responsibility for damages (punitive or otherwise), investigation, cleanup, removal, remedial or response costs, monitoring, contribution, restitution, civil or criminal penalties, injunctive relief, or other type of relief, resulting from or based upon the presence, placement, storage, transportation or use, discharge, emission or release (including intentional and unintentional, negligent and non-negligent, sudden or non-sudden, accidental or non-accidental, placement, spills, leaks, discharges, emissions or releases) of any Hazardous Material at, in, or from any Facility, whether or not owned by the Company or any of its Subsidiaries.

          "Environmental Laws" means all federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative orders, directed duties, licenses, approvals, judicial judgments or decrees, authorizations and permits of, and agreements with, any Governmental Authorities, in each case relating to environmental, health, safety and land use matters; including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, ("CERCLA"), the Clean Air Act, the Federal Clean Water Act, the Solid Waste Disposal Act, the Federal Resource Conservation and Recovery Act, the Toxic Substances Control Act, the Emergency Planning, Community Right-to-Know Act, the Federal Occupational Safety and Health Act, the Hazardous Materials Transportation Act, the National Environmental Policy Act, the Federal Oil Pollution Act of 1990 and any similar state laws (including state laws implementing such federal laws), each as amended and in effect at the relevant time.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any successor statute thereto and all final or temporary regulations promulgated thereunder and published, generally applicable rulings entitled to precedential effect.

          "ERISA Affiliate" means any entity required at any relevant time to be aggregated with the Company or any Restricted Subsidiary under Sections 414(b) or (c) of the Code or Section 4001 of ERISA; provided, however, that for purposes of the provisions of this Agreement relating to Section 412 of the Code or Section 302 of ERISA, the term ERISA Affiliate shall also mean any entity that is a member of any group of persons, as provided in Sections 414(m) or (o) of the Code, of which the Company or any Restricted Subsidiary is a member.

          "ERISA Event" means (a) a Reportable Event with respect to a Pension Plan; (b) a withdrawal by the Company, any Restricted Subsidiary or any ERISA Affiliate from a Pension Plan subject to Section 4063 of ERISA during a plan year in which it was a substantial employer (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations which is treated as such a withdrawal under
Section 4062(e) of ERISA if such withdrawal could reasonably be expected to result in a material liability to the Company; (c) a complete or partial withdrawal by the Company, any Restricted Subsidiary or any ERISA Affiliate from a Multiemployer Plan, notification that a Multiemployer Plan is in reorganization, the termination of a Multiemployer Plan under Section 4041A of ERISA or the commencement of proceedings to terminate a Multiemployer Plan, if any of the foregoing events could reasonably be expected to result in a material liability to the Company; (d) the filing of a notice of intent to terminate a Pension Plan under Section 4041(c) of ERISA or the treatment of a Plan amendment as a termination under Section 4041 of ERISA, or the commencement of proceedings by the PBGC to terminate a Pension Plan; or (e) the imposition of any material liability under Title IV of ERISA, other than PBGC premiums due but not delinquent under Section 4007 of ERISA, upon the Company, any Restricted Subsidiary or any ERISA Affiliate.

          "Eurodollar Rate" means, with respect to the Interest Period for each Eurodollar Rate Loan comprising part of the same Borrowing, an interest rate per annum equal to the rate (rounded upward to the nearest whole multiple of one-sixteenth (1/16) of one percent (1.00%) per annum, if such rate is not such a multiple) of the offered quotation, if any, to first class banks in the Eurodollar market by DB for U.S. dollar deposits of amounts in immediately available funds comparable to the principal amount of the Eurodollar Rate Loan for which the Eurodollar Rate is being determined with maturities comparable to the Interest Period for which such Eurodollar Rate will apply as of approximately 10:00 a.m. (New York City time), two (2) Business Days prior to the commencement of such Interest Period. If DB fails to provide its offered quotation to the Administrative Agent, the Eurodollar Rate shall be determined on the basis of the arithmetic average of the quotations of such other reference banks as determined by the Administrative Agent, in its sole discretion.

          "Eurodollar Rate Loan" means a Loan that bears interest based on the Eurodollar Rate.

          "Event of Default" means any of the events or circumstances specified in Section 9.01.

          "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

          "Existing Credit Agreement" has the meaning specified in the recitals to this Agreement.

          "Existing Loan Documents" means the Existing Credit Agreement, any Notes, the Collateral Documents, the L/C-Related Documents, any Swap Contracts between the Company and the Bank Swap Parties, any Eligible LOIs (and the agreements executed and delivered in connection therewith) and all other documents delivered to the Administrative Agent, the Collateral Agent or any Bank in connection with the Existing Credit Agreement.

          "Expenses" shall mean all reasonable present and future expenses incurred by or on behalf of the Administrative Agent and/or the Collateral Agent in connection with any Loan Document or otherwise related thereto, whether incurred heretofore or hereafter, which expenses shall include, without being limited to, the cost of record searches, the reasonable fees and expenses of attorneys and paralegals, all costs and expenses incurred by the Administrative Agent and/or the Collateral Agent in opening bank accounts and lockboxes, depositing checks, receiving and transferring funds, and any charges imposed on the Administrative Agent and/or the Collateral Agent due to insufficient funds of deposited checks and the Administrative Agent's and/or the Collateral Agent's standard fee relating thereto, reasonable fees and expenses of collateral examinations and collateral audits, and of accountants, appraisers or other consultants, experts or advisors employed or retained by the Administrative Agent and/or the Collateral Agent, fees and taxes relative to the filing or recording of financing statements and other Collateral Documents, costs of recording Collateral Documents, all expenses, costs and fees set forth in
Article IV of this Agreement, reasonable fees and expenses incurred in connection with the negotiation, preparation, review, execution and delivery of the Loan Documents, irrespective of whether the transactions contemplated hereby are consummated, including any amendments, supplements, waivers or consents executed and delivered in connection therewith, with syndicating the credit facility contemplated hereunder (including, without limitation, costs and expenses for preparation of information packages for prospective Banks and arranging and conducting "due diligence" meetings), with the administration, collection, enforcement and termination (including termination of any Liens) of the Loan Documents, and with the completion of the due diligence review by the Administrative Agent and the Banks and all fees and expenses required to be paid pursuant to the Fee Letters. In addition, Expenses shall include all costs and expenses (including the reasonable fees and disbursements of counsel and other professionals, including internal counsel) paid or incurred by the Agents or any Bank in (i) enforcing (or attempting to enforce) or defending or preserving its rights or remedies under or in respect of any Loan Document, the Collateral Documents or any other document or instrument now or hereafter executed and delivered in connection herewith, (ii) collecting the Loans and reimbursement obligations under Letters of Credit, (iii) foreclosing or otherwise collecting upon the Collateral or any part thereof, and (iv) obtaining any legal, accounting or other advice in connection with any of the foregoing, including in a "work out", restructuring, renegotiation, refinancing or similar scenario.

          "Facilities" means any real property now, heretofore or hereafter owned or leased or used by the Company or any of its Subsidiaries, including all real property relating to the land and improvements known as the Blue Island Refinery, located in Blue Island, Illinois, together with the terminals, tanks, pipelines and related facilities used or intended for use in connection therewith, the land and improvements known as the Hartford Refinery, located in Hartford, Illinois, together with the terminals, tanks, pipelines and related facilities used or intended for use in connection therewith, the land and improvements known as the Lima Refinery, located in Lima, Ohio, together with the terminals, tanks, pipelines and related facilities used or intended for use in connection therewith, the Port Arthur Refinery and all terminals owned, leased or operated by the Company or any of its Subsidiaries.

          "Facility Expiry Date" means the earliest of (a) the occurrence of an Event of Default and termination of the Commitments pursuant to Section 9.02,
(b) the date that is three years from the Effective Date and (c) any other termination of the Commitments pursuant to the terms of this Agreement.

          "Federal Funds Rate" means, for any day, the rate set forth in the weekly statistical release designated as H.15(519), or any successor publication, published by the Federal Reserve Bank of New York (including any such successor, "H.15(519)") on the preceding Business Day opposite the caption "Federal Funds (Effective)"; or, if such rate is not so published on any such preceding Business Day, the rate for such day will be the arithmetic mean as determined by the Administrative Agent of the rates for the last transaction in overnight Federal funds arranged prior to 9:00 a.m. (New York City time) on that day by each of three leading brokers of Federal funds transactions in New York City selected by the Administrative Agent.

          "Fee Letters" has the meaning specified in Section 4.05(a).

          "Fees" shall mean, collectively, fees referred to in Sections 4.05 and 4.06.

          "FIFO" means the first-in-first-out method of determining value of Inventory in accordance with GAAP.

          "Fitch" means Fitch, Inc.

          "Fleet" has the meaning specified in the introductory clause to this Agreement.

          "FRB" means the Board of Governors of the Federal Reserve System, and any successor Governmental Authority.

          "Fund Affiliates" means Blackstone Capital Partners III Merchant Banking Fund L.P., a Delaware limited partnership, Blackstone Offshore Capital Partners III L.P., a Delaware limited partnership, Blackstone Family Investment Partnership III L.P., a Delaware limited partnership, each of their respective Affiliates that is not an operating company or controlled by an operating company and each general partner of any of them who is a partner or employee of The Blackstone Group L.P. and their families, related trusts and controlled entities.

          "GAAP", as more fully discussed in Section 1.02, means generally accepted accounting principles in the United States as in effect from time to time as set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements of such other entity as may be approved by a significant segment of the accounting profession which are applicable to the circumstances.

          "Governmental Authority" means any nation or government, any state or other political subdivision thereof, any interstate or multistate authority, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

          "Guaranty Obligation" has the meaning specified in the definition of "Contingent Obligation."

          "Hazardous Materials" means any substances that are regulated by, or which form the basis of liability under, any Environmental Law, including all substances identified under any Environmental Law as a pollutant, contaminant, hazardous waste, hazardous constituent, special waste, hazardous substance, hazardous material, or toxic substance, and petroleum or petroleum derived substance or waste.

          "Holdings" means Premcor USA Inc., a Delaware corporation.

          "Holdings Exchange Debentures" shall mean Holdings' 11 1/2% Subordinated Exchange Debentures due 2009 issued under the Holdings Exchange Debentures Indenture.

          "Holdings Exchange Debenture Indenture" means that certain Indenture, dated as of October 1, 1997 between Holdings and Bankers Trust Company, n/k/a Deutsche Bank Trust Company Americas, as trustee, relating to the Holdings Exchange Debentures, as the same may hereafter be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and of this Agreement and in effect.

          "Indebtedness" of any Person means, without duplication, (a) all indebtedness for borrowed money; (b) all obligations issued, undertaken or assumed as the deferred purchase price of property or services (other than trade payables entered into in the ordinary course of business on ordinary terms); (c) all non-contingent reimbursement or payment obligations with respect to Surety Instruments; (d) all obligations evidenced by notes, bonds, debentures or similar instruments, including obligations so evidenced incurred in connection with the acquisition of property, assets or businesses; (e) all indebtedness created or arising under any conditional sale or other title retention agreement, or incurred as financing, in either case with respect to property acquired by the Person (even though the rights and remedies of the seller or bank under such agreement in the event of default are limited to repossession or sale of such property); (f) all Capitalized Lease Obligations; (g) all net obligations with respect to Swap Contracts; (h) all indebtedness referred to in clauses (a) through (g) above secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien upon or in property (including accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such Indebtedness; and (i) all Guaranty Obligations in respect of indebtedness or obligations of others of the kinds referred to in clauses (a) through (g) above.

          "Indemnified Liabilities" has the meaning specified in Section 11.04.

          "Indemnified Person" has the meaning specified in Section 11.04.

          "Independent Auditor" has the meaning specified in Section 7.01(a).

          "Insolvency Proceeding" means (a) any case, action or proceeding before any Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshaling of assets for creditors, or other, similar arrangement in respect of its creditors generally or any substantial portion of its creditors; undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code.

          "Institutional Finance Documents" means the 1997 Fixed Rate Notes, the 1997 Fixed Rate Note Indentures, the 1998 Fixed Rate Notes, the 1998 Fixed Rate
Note Indenture, the Holdings Exchange Debentures, the Holdings Exchange Debenture Indenture, the PAFC Bonds, the PAFC Bond Indenture, the PAFC Bond Guarantee, the Common Security Agreement, the MSCG Crude Oil Supply Agreements, the 2003 Notes and the 2003 Note Indenture, each of the exhibits and schedules thereto, and all other agreements, instruments and documents relating thereto (including, in each case, any refinancing, replacement or refunding thereof in accordance with the terms of this Agreement).

          "Interest Period" means, (a) as to any Eurodollar Rate Loan, the period commencing on the Borrowing Date of such Loan or on the Conversion/Continuation Date on which the Loan is converted into or continued as a Eurodollar Rate Loan, and ending on the date one, two, three or six months thereafter as selected by the Company in its Notice of Borrowing or Notice of Conversion/Continuation and (b) as to the investment of the Tranche 1 Credit-Linked Deposits, the period commencing on the Effective Date and ending on the date that is one month thereafter and each one month period thereafter ; provided that: (i) if any Interest Period would otherwise end on a day that is not a Business Day, that Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day; (ii) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and (iii) no Interest Period for any Loan shall extend beyond the Facility Expiry Date then in effect.

          "Inventory" means any "inventory" as that term is defined in Section 9-102(a)(48) of the UCC, as well as all inventory which is held for sale or which consists of raw materials or work in process.

          "Investment" means all expenditures made and all liabilities incurred (including Contingent Obligations) for or in connection with the acquisition of stock, other equity interests or Indebtedness of another Person, loans, advances, capital contributions (whether in the form of cash or transfers of property or otherwise) or transfers of property (other than sales or transfers permitted under this Agreement) to another Person, acquisition of capital stock or other securities of another Person (other than capital stock or other securities acquired as a creditor in a third party's bankruptcy or reorganization) and all other items that are or would be classified as investments on a balance sheet in accordance with GAAP; provided, however, that the term "Investment" shall not include (a) current trade and customer accounts receivable for goods furnished or services rendered in the ordinary course of business and payable in accordance with customary trade terms, (b) advances, payments and prepayments to suppliers for goods and services in the ordinary course of business, (c) advances to employees for travel expenses, drawing accounts and similar expenditures, (d) stock or other securities acquired in connection with the satisfaction or enforcement of Indebtedness or claims due or owing or as security for any such Indebtedness or claim, (e) demand deposits in banks or trust companies, (f) any Capital Expenditures or (g) Guaranty Obligations to the extent included in Indebtedness. In determining the aggregate amount of Investments outstanding at any particular time, (i) a guaranty shall be valued at not less than the principal amount outstanding; (ii) returns of capital (but only by repurchase, redemption, retirement, repayment, liquidating dividend or liquidating distribution) shall be deducted; (iii) earnings, whether as dividends, interest or otherwise, shall not be deducted; and (iv) decreases in the market value shall not be deducted unless such decreases are computed in accordance with GAAP.

          "IRS" means the Internal Revenue Service, and any successor Governmental Authority.

          "Issue" means, with respect to any Letter of Credit, to issue or to extend the expiry of, or to renew or increase the amount of, such Letter of Credit; and the terms "Issued," "Issuing" and "Issuance" have corresponding meanings.

          "Issuing Bank" means (i) each of DB or, subject to Section 3.01, any of its Affiliates (including but not limited to Deutsche Bank AG - New York Branch) as it determines in its sole discretion, and Fleet, their respective successors and, to the extent agreed to by such affiliates of DB, Affiliates of DB, and (ii) any other bank which the Company requests to be an Issuing Bank and is approved by the Administrative Agent, each in its capacity as issuer of one or more Letters of Credit.

          "Issuing Bank Fees" has the meaning set forth in Section 4.06(c).

          "Joint Venture" means a partnership, joint venture or other similar legal arrangement (whether created by contract or conducted through a separate legal entity) now or hereafter formed by the Company or any of its Restricted Subsidiaries with another Person in order to conduct a common venture or enterprise with such Person.

          "L/C Obligations" means, at any time, without duplication, the sum of
(i) the aggregate undrawn stated amount of all Letters of Credit outstanding at such time, plus (ii) with respect to determinations of whether a Loan shall be made or a Letter of Credit issued, the aggregate undrawn stated amount of all Letters of Credit requested by the Company the issuance of which has been authorized by an Issuing Bank but which have not yet been issued, plus (iii) the aggregate amount of all drawings under Letters of Credit for which any Issuing Bank has not at such time been reimbursed, plus (iv) the aggregate amount of all payments made by each Bank to an Issuing Bank with respect to such Bank's participation in Letters of Credit as provided in Section 3.03(a) for which the Company has not at such time reimbursed the Banks.

          "L/C-Related Documents" means the Letters of Credit, the L/C Requests and any other document relating to any Letter of Credit, including any of the applicable Issuing Bank's standard form documents for Letter of Credit Issuances.

          "L/C Request" means a notice substantially in the form of Exhibit A-2.

          "Lead Bank" means each of DB and Fleet, in each case in its capacity as a Bank.

          "Lending Office" means, as to any Bank, the office or offices of such Bank specified as its "Lending Office" or "Domestic Lending Office" or "Eurodollar Lending Office", as the case may be, on the signature page of such Bank attached to this Agreement, or such other office or offices as such Bank may from time to time notify the Company and the Administrative Agent.

          "Letter of Credit" means any Letter of Credit (whether a Standby Letter of Credit or a Commercial Letter of Credit) Issued by any Issuing Bank pursuant to Article III (including any Letter of Credit issued and outstanding under the Existing Credit Agreement which is deemed a Letter of Credit hereunder pursuant to Article III).

          "LIBOR Rate" means for any Interest Period with respect to the investment of the Tranche 1 Credit-Linked Deposits, the rate for deposits in Dollars for a period of one month which appears on the Telerate Page 3750 as of 11:00 a.m., London time, on the day that is two Business Days preceding the beginning of such Interest Period. If such rate does not appear on Telerate Page 3730, the rate for that Interest Period will be the rate determined in good faith by the Administrative Agent on the basis of the rates at which deposits in Dollars are offered by four major banks in the London interbank market at approximately 11:00 a.m., London time, on the day that is two Business Days preceding the beginning of the new Interest Period to prime banks in the London interbank market for a period of one month commencing on the beginning of the new Interest Period and in the then outstanding amount of the Tranche 1 Credit-Linked Deposit. The Administrative Agent will request the principal London office of each of such four major banks in the London interbank market to provide a quotation of its rate. If at least two such quotations are provided, the rate for that new Interest Period will be the arithmetic mean of the quotations. If fewer than two quotations are provided as requested, the rate for that Interest Period will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Administrative Agent, at approximately 11:00 a.m., New York City time, on the beginning of the new Interest Period for loans in Dollars to leading European banks for a period of one month commencing on the beginning of the new Interest Period and in the amount of the Tranche 1 Credit-Linked Deposit.

          "Lien" means any security interest, mortgage, deed of trust, pledge, hypothecation, assignment, charge or deposit arrangement, encumbrance or lien (statutory or other) of any kind or nature whatsoever in respect of any property (including those created by, arising under or evidenced by any conditional sale or other title retention agreement, the interest of a lessor under a capital lease, any financing lease having substantially the same economic effect as any of the foregoing, or the filing of any financing statement naming the owner of the asset to which such lien relates as debtor, under the UCC or any comparable law) and any contingent or other agreement to provide any of the foregoing, but not including the interest of a lessor under an operating lease.

          "Loan" has the meaning specified in Section 2.01 and may be a Prime Rate Loan or a Eurodollar Rate Loan.

          "Loan Account" has the meaning set forth in Section 2.07.

          "Loan Documents" means this Agreement, the Fee Letters, the Notes, the Existing Loan Documents (other than the Existing Credit Agreement) and all other documents delivered to the Administrative Agent, the Collateral Agent or any Bank in connection herewith or therewith.

          "Lockbox" means a lockbox and related accounts in which wholesale customers deposit checks representing proceeds of Collateral, the withdrawal of funds therefrom being limited to withdrawals by the Collection Bank pursuant to the direction of the Company and otherwise in accordance with this Agreement.

          "LOI" means any letter of indemnity issued to enable the Company to obtain payment under a letter of credit issued in favor of the Company for payment, or to obtain payment from a purchaser, for Petroleum Product sold by the Company despite the Company's inability to present to the issuing bank or to the purchaser, as the case may be, certain documents including, without limitation, title documents, required for payment.

          "Major Oil Company Receivable" means, (a) an Eligible Receivable carried on the books of the Company or any Restricted Subsidiary as to which the Account Debtor thereon is listed on Schedule 1.01(d) to this Agreement (which Schedule may be amended from time to time by the Administrative Agent, using reasonable business judgment (by either adding to or deleting from such Schedule the names of Account Debtors)), or (b) any Eligible Receivable as to which an Acceptable Issuer has issued an irrevocable standby letter of credit in the amount of such Eligible Receivable for the benefit of the Company or any Restricted Subsidiary and on which the Company or such Restricted Subsidiary may draw in the event of a default by the Account Debtor with respect to such Eligible Receivable; provided that such letter of credit is subject to a valid, first priority perfected lien and security interest in favor of the Collateral Agent on behalf of the Administrative Agent, the Banks and the Bank Swap Parties or that DB is the collecting bank for such letter of credit and a copy of such letter of credit has been delivered to the Collateral Agent and the Administrative Agent; and provided, further, that the proceeds of any drawing under such letter of credit are to be deposited into the Concentration Account.

          "Majority Banks" means at any time Banks then holding at least 51% of the Commitments, or if the aggregate Commitments have been terminated or reduced to zero, 51% of the amount of the unpaid aggregate principal amount of all Loans outstanding and the aggregate amount of the L/C Obligations outstanding; provided, that for purposes of exercising remedies under Section 9.02 due to the occurrence of an Event of Default under Section 9.01(a), regardless of whether the Commitments have been terminated or reduced to zero, the term "Majority Banks" shall at all times mean the Banks then holding at least 51% of the amount of the unpaid aggregate principal amount of all Loans outstanding and the aggregate amount of the L/C Obligations outstanding.

          "Margin Stock" means "margin stock" as such term is defined in Regulation T, U or X of the FRB.

          "Material Adverse Effect" means (a) a material adverse effect upon, the operations, business, properties, condition (financial or otherwise) or prospects of the Company or the Company and the Restricted Subsidiaries taken as a whole; (b) a material impairment of the ability of the Company or any Restricted Subsidiary to perform under any Loan Document and to avoid any Event of Default; or (c) a material adverse effect upon the legality, validity, binding effect or enforceability against the Company or any Restricted Subsidiary of any Loan Document.

          "Material Contracts" means each contract, agreement and commitment (other than the other Loan Documents) to which the Company or any of the Restricted Subsidiaries will be a party after giving effect to the transactions contemplated by the Loan Documents, and that will be or are material to the business, assets or operations of the Company and the Restricted Subsidiaries, taken as a whole.

          "Memphis Acquisition" means the acquisition by the Company of refining and marketing assets located in and around Memphis, Tennessee and other assets pursuant to the Memphis Acquisition Agreements.

          "Memphis Acquisition Agreements" means the Asset Purchase and Sale Agreement entered into as of November 25, 2002 among The Williams Companies, Inc. and certain of its Subsidiaries, the Company and Parent, and agreements entered into in connection therewith, as each such agreement is in effect on the Effective Date and as they may be amended, modified and supplemented from time to time either in a manner not materially adverse to the Banks or with the consent of the Majority Banks.

          "Memphis Assets" means the assets and property rights acquired by the Company in the Memphis Acquisition.

          "Moody's" means Moody's Investors Service, Inc. and any successor thereto.

          "MSCG" means Morgan Stanley Capital Group Inc. and its Affiliates.

          "MSCG Crude Oil Supply Agreements" means the agreements to be entered into by the Company and MSCG in connection with the Memphis Acquisition.

          "Multiemployer Plan" means a "multiemployer plan", within the meaning of Section 4001(a)(3) of ERISA, to which the Company or any ERISA Affiliate makes, is making, or is obligated to make contributions or, during the preceding three calendar years, has made, or been obligated to make, contributions.

          "Neches" means Neches River Holding Corp., a Delaware corporation.

          "Net Income" means, for any period, the net income (or net loss, as the case may be) of the Company and the Restricted Subsidiaries for such period, determined on a consolidated basis among them in accordance with GAAP.

          "Net Worth" of any Person means, as of any date of determination, the excess of the Total Assets of such Person at such date of determination over the Total Liabilities of such Person at such date of determination.

          "New Bank" has the meaning specified in Section 2.11.

          "1997 Fixed Rate Note Indentures" means (i) that certain Indenture, dated as of November 21, 1997, between the Company and Bankers Trust Company, n/k/a Deutsche Bank Trust Company Americas, as trustee relating to the Company's 8-3/8% Notes of the Company due 2007, and (ii) that certain Indenture, dated as of November 21, 1997 between the Company and Marine Midland Bank, as trustee relating to the Company's 8-7/8% Notes due 2007.

          "1997 Fixed Rate Notes" means (i) the Company's 8-3/8% Notes due November 2007 and (ii) the Company's 8-7/8% Notes due November 2007.

          "1998 Fixed Rate Note Indenture" means that certain Indenture, dated as of August 10, 1998, between the Company and Bankers Trust Company, n/k/a Deutsche Bank Trust Company Americas, as Trustee, relating to the Company's 8-5/8% Notes.

          "1998 Fixed Rate Notes" means the Company's 8-5/8% Senior Notes due August 2008.

          "Note" means a promissory note executed by the Company in favor of a Tranche 2 Bank pursuant to Sections 2.02 and 5.01(a), in substantially the form of Exhibit I.

          "Notice of Borrowing" means a notice in substantially the form of Exhibit A.

          "Notice of Conversion/Continuation" means a notice in substantially the form of Exhibit B.

          "Obligations" means all advances, debts, liabilities, obligations, Fees and Expenses, covenants and duties arising under any Loan Document owing by the Company to any Bank, the Administrative Agent, the Collateral Agent, any Issuing Bank, any Bank Swap Party, any Indemnified Person, or any other Agent-Related Persons whether direct or indirect (including those acquired by assignment), absolute or contingent, due or to become due, now existing or hereafter arising (including interest accruing during the pendency of any proceeding of the type described in Section 9.01(f) and (g), whether or not allowed in such proceeding).

          "Occidental" means Occidental Petroleum Corporation.

          "Occidental Affiliates" means Occidental and its Affiliates.

          "Organization Documents" means, for any corporation, the certificate or articles of incorporation, the bylaws, any certificate of designations or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation.

          "Other Taxes" means any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies which arise from any payment made hereunder or from the execution, delivery or registration of, or otherwise with respect to any Loan Document.

          "Outstanding Eligible LOI" means any Eligible LOI for which the Bank issuing such Eligible LOI has not notified the Administrative Agent that such Eligible LOI has been canceled.

          "PACC" means Port Arthur Coker Company L.P., a Delaware limited partnership.

          "PACC Bond Accounts" means the Principal and Interest Accrual Account, the Debt Service Reserve Account, the Casualty and Insurance Account and the Mandatory Prepayment Account maintained in accordance with the provisions of
Article V of the Common Security Agreement.

          "PACC Coker Project" means the approximately 80,000 barrel per stream day delayed coking unit, 35,000 barrel per stream day hydrocracker and 417 long ton per day sulfur complex and related assets owned by PACC and operated by the Company.

          "PACC Operating Account" means any unsecured accounts of PACC maintained in accordance with the provisions of Section 5.10 of the Common Security Agreement and Section 6.21 of this Agreement.

          "PAFC" means Port Arthur Finance Corp., a Delaware corporation.

          "PAFC Bond Guarantee" means the unconditional guarantee of the Company, on a senior unsecured basis, of the obligations of PAFC under the PAFC Bonds, as the same may hereafter be amended, amended and restated, supplemented or otherwise modified, refinanced or replaced, in each case in accordance with the terms thereof and of this Agreement and in effect.

          "PAFC Bond Indenture" means that certain Indenture dated as of August 19, 1999 between the Company, the Project Companies, HSBC Bank USA, as Capital Markets Trustee, and Deutsche Bank Trust Company Americas as Collateral Trustee, relating to the PAFC Bonds, as amended through the date of this Agreement and as the same may hereafter be amended, amended and restated, supplemented or otherwise modified, refinanced or replaced, in each case in accordance with the terms thereof and of this Agreement and in effect.

          "PAFC Bonds" means the 12.5% Senior Secured Notes of PAFC due 2009.

          "Paid but Unexpired Standby Letters of Credit" means, as of any date of determination, the excess, if any, of (a) the maximum amount available for drawing under outstanding Standby Letters of Credit issued to support the purchase of Inventory of the Company and its Restricted Subsidiaries as of such date of determination, over (b) the aggregate outstanding amount due and owing as of such date of determination by the Company and its Restricted Subsidiaries to the supplier(s) of such Inventory on account of the purchase(s) of such Inventory.

          "Parent" means Premcor Inc., a Delaware corporation.

          "PBGC" means the Pension Benefit Guaranty Corporation, or any successor Governmental Authority.

          "Pension Plan" means a pension plan (as defined in Section 3(2) of ERISA) subject to Title IV of ERISA (other than a Multiemployer Plan) which the Company sponsors, maintains, or to which it makes, is making, or is obligated to make contributions, or in the case of a multiple employer plan (as described in Section 4064(a) of ERISA), has made contributions at any time during the immediately preceding five (5) plan years.

          "Perfection Certificate" has the meaning specified in Section 5.01(f).

          "Permitted Liens" has the meaning specified in Section 8.01.

          "Permitted PACC Accounts" shall mean the PACC Bond Accounts and the PACC Operating Account.

          "Person" means an individual, partnership, corporation, business trust, joint stock company, trust, unincorporated association, joint venture or Governmental Authority.

          "Petroleum Inventory" means Inventory consisting of crude oil, petroleum, refined petroleum products, byproducts and intermediate feedstocks, and other energy-related commodities, including, without limitation, blend components commonly used in the petroleum industry to improve characteristics of, or meet governmental or customer specifications for, petroleum or refined petroleum products, all of which Inventory shall be valued at market.

          "Petroleum Product" means crude oil, petroleum, refined petroleum products, byproducts and intermediate feed stocks, and other energy-related commodities, including, without limitation, blend components commonly used in the petroleum industry to improve characteristics of, or meet governmental or customer specifications for, petroleum or refined petroleum products.

          "Pipeline Subsidiary" means Premcor P.A. Pipeline Company, a Delaware corporation and a wholly-owned subsidiary of the Company.

          "Plan" means an employee benefit plan (as defined in Section 3(3) of ERISA), other than a multiemployer plan (as defined in Section 3(37) of ERISA), which the Company or a Restricted Subsidiary sponsors or maintains or to which the Company or a Restricted Subsidiary makes, is making, or is obligated to make contributions and includes any Pension Plan.

          "Pledge Agreement" means the Pledge Agreement dated as of June 6, 2002 between the Company, the Collateral Agent and the Administrative Agent on behalf of the Banks and the Bank Swap Parties, in the form attached to this Agreement as Exhibit P.

          "Port Arthur Purchase Agreement" means that certain Asset Purchase Agreement by and between Chevron U.S.A. Inc. and the Company dated as of August 16, 1994, as the same may at any time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and of this Agreement and in effect.

          "Port Arthur Refinery" means the land and improvements known as the Port Arthur Refinery, located in Port Arthur, Texas, together with the terminals (including the Beaumont, Texas terminal, the Fannett, Texas terminal, the Lucas, Texas terminal and the Port Arthur product station terminal), tanks, pipelines and related facilities used or intended for use in connection therewith.

          "Pricing Grid" means the pricing grid attached as Schedule 1.01(e) to this Agreement.

          "Prime Rate" means, for any day, the higher of: (a) 0.50% per annum above the latest Federal Funds Rate; and (b) the rate of interest in effect for such day as publicly announced from time to time by DB, as its "prime lending rate." (The "prime lending rate" is a reference rate and does not necessarily represent the lowest or best rate actually charged to any customer of DB and DB may make loans at rates of interest at, above or below the "prime lending rate").

          Any change in the "prime lending rate" announced by DB shall take effect at the opening of business on the day specified in the public announcement of such change.

          "Prime Rate Loan" means a Loan that bears interest based on the Prime Rate.

          "Pro Rata Share" as to any Bank, means the percentage equivalent (expressed as a decimal rounded to the ninth decimal place) of (i) in the case of a Tranche 1 Bank in the absence of a Trigger Event (a) for matters relating to its exposure with respect to or its right to receive payments (including any Fees) in respect of Letters of Credit, its Tranche 1 Percentage Interest (it being understood that this clause (i)(a) is only applicable in respect of up to the aggregate amount of the Tranche 1 Commitments of the Banks at such time) and
(b) for matters relating to its obligations to purchase participations in or its rights to receive payments (including any Fees) in respect of Loans, zero; (ii) in the case of a Tranche 2 Bank in the absence of a Trigger Event (a) for matters relating to its exposure with respect to or its right to receive payments (including any Fees) in respect of Letters of Credit, the result of multiplying its Tranche 2 Percentage Interest by the result of subtracting the aggregate amount of the Tranche 1 Commitments of the Banks at such time from the aggregate L/C Obligations outstanding at such time (with a negative number being deemed to be zero) (it being understood that this clause (ii)(a) is only applicable in respect of the excess L/C Obligations, if any, over the aggregate amount of the Tranche 1 Commitments at such time) and (b) for matters relating to its obligation to fund or its right to receive payments (including any Fees) in respect of Loans, such Bank's Tranche 2 Percentage Interest; (iii) in the case of a Tranche 1 Bank for matters relating to its exposure with respect to or its right to receive payments (including any Fees) in respect of Letters of Credit and its obligation to purchase participations in or its right to receive payments (including any Fees) in respect of Loans upon and during the continuance of a Trigger Event, the result of multiplying its Tranche 1 Percentage Interest by a fraction, the numerator of which equals the lesser of the aggregate amount of the Tranche 1 Commitments of the Banks at such time and the aggregate L/C Obligations outstanding at such time and the denominator of which equals the sum of the aggregate L/C Obligations outstanding at such time plus the aggregate principal amount of Loans outstanding at such time; and (iv) in the case of a Tranche 2 Bank for matters relating to both its exposure with respect to or its right to receive payments (including any Fees) in respect of Letters of Credit and its obligation to fund or its right to receive payments (including any Fees) in respect of Loans upon the occurrence and during the continuance of a Trigger Event, the result of multiplying its Tranche 2 Percentage Interest by a fraction, the numerator of which equals the aggregate L/C Obligations outstanding at such time minus the aggregate amount of the Tranche 1 Commitments of the Banks at such time (with a negative number being deemed to be zero) plus the aggregate principal amount of Loans outstanding at such time and the denominator of which equals the aggregate L/C Obligations outstanding at such time plus the aggregate principal amount of Loans outstanding at such time.

          "Project Companies" means Sabine, Sabine LLC, Neches, PACC and PAFC.

          "Project Companies Collateral" means crude oil inventory, intermediate products and refined products owned by the Project Companies and the proceeds thereof that constitute cash or cash equivalents.

          "Qualifying Investments" means (i) readily marketable certificates of deposit issued by a Bank or any other bank organized under the laws of the United States of America or any state thereof, if as of the date of purchase thereof by the Company or a Restricted Subsidiary, such Bank or bank has a short term debt rating of not less than P-1 by Moody's and A-1 by S&P and having a final maturity of not more than 360 days, (ii) commercial paper or finance company paper that is rated as of the date of purchase thereof not less than P-1 by Moody's and A-1 by S&P and having a final maturity of not more than 270 days,
(iii) auction rate securities (maximum $10,000,000 notional amount with respect to any single issue) with intermediate to perpetual maturities that are structured with short term holding periods of 7-49 days and whose long-term debt rating as of the date of purchase thereof is not less than any two of the following: Aaa by Moody's, AAA by S&P or AAA by Fitch, (iv) direct obligations of the United States having an average maturity of not more than one year, (v) obligations of agencies of the United States of America including, but not limited to, Federal Home Loan Bank, Federal National Mortgage Association, Student Loan Marketing Association and Government National Mortgage Association that are rated as of the date of purchase thereof not less than Aaa by Moody's and AAA by S&P and having a final maturity of not more than 366 days, (vi) repurchase and reverse repurchase agreements, in each case with durations of less than 31 days that are fully secured by direct obligations of the United States, (vii) a portfolio composed of any Qualifying Investments described in clauses (i) through (vi) above with a weighted average maturity of not more than one year, provided that the only Qualifying Investments in any such portfolio which may have a longer maturity than described in the relevant sections (i) through (vi) are those Qualifying Investments of the type described in clauses
(iv) and (v) above, and (viii) money market mutual funds set forth on Schedule 1.01(f) to this Agreement as it may be amended from time to time at the request of the Company with the approval of the Administrative Agent, provided that Qualifying Investments shall not include more than $40,000,000 invested in any one such mutual fund.

          "Related Fund" means with respect to any Bank which is a fund that invests in loans, any other fund that invests in loans that is managed by the same investment advisor as such Bank or by an Affiliate of such Bank or such investment advisor.

          "Reportable Event" means, any of the events set forth in Section 4043(c) of ERISA or the regulations thereunder, other than any such event for which the 30-day notice requirement under ERISA has been waived in regulations issued by the PBGC.

          "Requirement of Law" means, as to any Person, any law (statutory or common), treaty, rule or regulation or determination of an arbitrator or of a Governmental Authority, in each case applicable to or binding upon the Person or any of its property or to which the Person or any of its property is subject.

          "Responsible Officer" means the chief executive officer, the president, any executive vice president, the treasurer, the controller or the secretary of the Company, or any other officer having substantially the same authority and responsibility designated by the

Company; or, with respect to financial statements, compliance with financial covenants, the Compliance Certificate and the Borrowing Base Certificate, the chief executive officer, the chief financial officer, the controller or the treasurer of the Company.

          "Restricted Subsidiary" means a Subsidiary of the Company that is not an Unrestricted Subsidiary.

          "Sabine" means Sabine River Holding Corp., a Delaware corporation.

          "Sabine LLC" means Sabine River LLC, a Delaware limited liability company.

          "Sale-Leaseback Transaction" means any arrangement between the Company or any of the Restricted Subsidiaries and any other Person providing for the leasing by the Company or such Restricted Subsidiary of real or personal or mixed property which has been or is to be sold or transferred by the Company or such Restricted Subsidiary to such other Person.

          "S&P" means Standard & Poor's Corporation and any successor thereto.

          "SEC" means the Securities and Exchange Commission, or any Governmental Authority succeeding to any of its principal functions.

          "Security Agreement" means the Amended and Restated Security Agreement executed by the Company and the Collateral Agent and the Administrative Agent, on behalf of the Banks and the Bank Swap Parties, in substantially the form of Exhibit J-1.

          "Settlement Date" has the meaning specified in Section 2.04(a).

          "Significant Environmental Issue" means any event, situation or circumstance giving rise to any Environmental Claim, or requiring the incurrence of remedial or capital expenditures, reasonably expected to equal or exceed, $1,000,000 in relation to any retail gas station claim under the indemnification provisions of the Asset Contribution and Recapitalization Agreement, dated May 8, 1999, among the Company, Holdings and certain other parties thereto, $2,000,000 in relation to any terminal (including related storage tanks and pipelines) other than a terminal at a Facility or $7,500,000 in relation to any Facility (including any related storage tanks and pipe lines).

          "Solvent" means, as to any Person at any time, that (a) the fair value of the property of such Person is greater than the amount of such Person's liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated for purposes of Section 101(31) of the Bankruptcy Code and, in the alternative, for purposes of the applicable Uniform Fraudulent Transfer Act; (b) the present fair saleable value of the property of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured; (c) such Person is able to realize upon its property and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business; (d) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature; and (e) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital.

          "Standby Letter of Credit" means any Letter of Credit which is not a Commercial Letter of Credit.

          "Subsidiary" of a Person means any corporation, association, partnership, joint venture or other business entity of which more than 50% of the voting stock or other equity interests (in the case of Persons other than corporations), is owned or controlled directly or indirectly by the Person, or one or more of the Subsidiaries of the Person, or a combination thereof.

          "Subsidiary Security Agreement" means the Security Agreement dated as of June 6, 2002 among PACC, the Collateral Agent and the Administrative Agent on behalf of the Banks in the form attached to this Agreement as Exhibit J-3.

          "Surety Instrument" means any letter of credit (including standby and commercial), banker's acceptance, bank guaranty, shipside bond, surety bond or similar instrument.

          "Swap Contract" means any swap agreement (as such term is defined in Section 101 of the Bankruptcy Code) and any other agreement or arrangement (including forwards and futures) designed to provide protection against fluctuations in interest or currency exchange rates or commodity prices.

          "Tangible Net Worth" of any Person means, as of any date of determination, the Net Worth of such Person, as of such date of determination, excluding however, from the determination of the Total Assets of such Person, as of such date of determination (i) all goodwill, organizational expenses, research and development expenses, trademarks, trade names, copyrights, patents, patent applications, licenses and rights in any thereof, and other similar intangibles, (ii) securities which are not readily marketable, and (iii) any items (other than capitalized financing fees) not included in clauses (i) and
(ii) above which are treated as intangibles in conformity with GAAP, all of the foregoing as determined for any such date of determination as of the end of the immediately preceding fiscal quarter in accordance with GAAP. Any calculation of Tangible Net Worth shall be adjusted to eliminate any after-tax non-cash book writedown or writeup of inventory carrying value to market and the cumulative effect of changes in accounting principles in the year of adoption of such changes.

          "Taxes" means any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including tax under Internal Revenue Code Section 59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not, excluding in the case of each Bank, each Issuing Bank, the Collateral Agent and the Administrative Agent, such taxes (including income taxes or franchise taxes) as are imposed on or measured by each Bank's, each Issuing Bank's, the Collateral Agent's or the Administrative Agent's net income by the jurisdiction (or any political subdivision thereof) under the laws of which such Bank, the Issuing Bank, the Collateral Agent or the Administrative Agent, as the case may be, is organized or otherwise carries on business, maintains the lending office through which it has entered into this agreement or its principal office.

          "Tax Sharing Agreement" means the Tax Sharing Agreement entered into as of August 19, 1999 among Holdings, Parent, the Company and the signatories listed on the signature pages thereto, in the form attached to this Agreement as Exhibit O, as the same may at any time be amended, amended and restated, supplemented or otherwise modified in accordance with the terms thereof and of this Agreement and in effect.

          "Terminal Business" means the terminals owned by the Company and its Subsidiaries together with related inventory and assets and the business conducted thereby.

          "Total Assets" of any Person means, as of any date of determination, the total consolidated assets of such Person, determined in accordance with GAAP.

          "Total Capitalization" means, at any date of determination, the sum of Consolidated Debt plus the Tangible Net Worth of the Company and the Restricted Subsidiaries, in each case as of such date.

          "Total Liabilities" of any Person means, as of any date of determination, the total consolidated liabilities of such Person, determined in accordance with GAAP.

          "Trademark Security Agreement" means the Amended and Restated Trademark Security Agreement executed by the Company and the Collateral Agent and the Administrative Agent, on behalf of the Banks and the Bank Swap Parties, in substantially the form of Exhibit J-2.

          "Tranche 1 Bank" means DB, its respective successors and assigns and, to the extent agreed to by such affiliates of the Tranche 1 Bank, its respective affiliates.

          "Tranche 1 Commitment" means, as to each Tranche 1 Bank, the amount set forth opposite such Tranche 1 Bank's name on Schedule 1.01(a) as such amount may be increased or reduced from time to time pursuant to the terms of this Agreement.

          "Tranche 1 Credit-Linked Deposit" shall mean, as to each Tranche 1 Bank, the cash deposit made by such Bank pursuant to Section 3.10, as such deposit may be (a) reduced from time to time pursuant to the terms of this Agreement and (b) reduced or increased from time to time pursuant to assignments by or to such Bank pursuant to Section 11.07. The initial amount of each Tranche 1 Bank's Tranche 1 Credit-Linked Deposit is set forth on Schedule 1.01(a), or in the Assignment and Acceptance pursuant to which such Bank shall have acquired its Tranche 1 Credit-Linked Deposit, as applicable. The initial aggregate amount of the Tranche 1 Banks' Tranche 1 Credit-Linked Deposits is $230,000,000.

          "Tranche 1 Credit-Linked Deposit Account" shall mean the account established by the Administrative Agent under its sole and exclusive control maintained at the office of Deutsche Bank AG, New York Branch or another branch of Deutsche Bank AG designated as the "Premcor Tranche 1 Credit-Linked Deposit Account", which shall be used solely to hold the Tranche 1 Credit-Linked Deposits.

          "Tranche 1 Facility" means the facility in which Tranche 1 Banks shall participate in the liability of Letters of Credit with aggregate Effective Amount of L/C Obligations not in excess of the aggregate of the Tranche 1 Commitments, subject to Section 3.03(b) and the definition of "Pro Rata Share," unless increased or reduced from time to time pursuant to the terms of this Agreement.

          "Tranche 1 Percentage Interest" for any Tranche 1 Bank means its Tranche 1 Commitment divided by the Tranche 1 Commitments for all the Banks.

          "Tranche 2 Banks" means the Banks acting in their capacity as Banks under the Tranche 2 Facility.

          "Tranche 2 Commitment" means, as to each Tranche 2 Bank, the amount set forth opposite such Tranche 2 Bank's name on Schedule 1.01(a) as such amount may be increased or reduced from time to time pursuant to the terms of this Agreement.

          "Tranche 2 Facility" means the facility in which Tranche 2 Banks shall advance Loans and participate in the liability of Letters of Credit to the extent, in the case of liability with respect to Letters of Credit, that the aggregate Effective Amount of L/C Obligations under all Letters of Credit Issued and outstanding under this Agreement at any time and from time to time exceed the aggregate of the Tranche 1 Commitments, subject to Section 3.03(b) and the definition of "Pro Rata Share," unless increased or reduced from time to time pursuant to the terms of this Agreement.

          "Tranche 2 Percentage Interest" for any Tranche 2 Bank means its Tranche 2 Commitment divided by the Tranche 2 Commitments for all the Banks.

          "Treasury Securities" means U.S. Treasury Notes with maturities not exceeding two years.

          "Trigger Event" means the occurrence of (i) any of the Events of Default specified in Sections 9.01(a), (c) (but only with respect to a breach of Section 8.16), (f) and (g); (ii) the acceleration of the maturity or due date of the Obligations under Section 9.02(b) hereof; or (iii) the Facility Expiry Date.

          "2003 Note Indenture" means that certain Indenture, dated as of February 11, 2003, between the Company and Deutsche Bank Trust Company Americas, as Trustee, relating to the 2003 Notes.

          "2003 Notes" means (i) the Company's 9-1/4% Senior Notes due 2010 and
(ii) the Company's 9-1/2% Senior Notes due 2013.

          "Type" means either a Eurodollar Rate Loan or a Prime Rate Loan.

          "UCC" means the Uniform Commercial Code as in effect in the State of New York, as amended from time to time.

          "Unfunded Pension Liability" means the excess of a Plan's benefit liabilities under Section 4001(a)(16) of ERISA, over the current value of that Plan's assets, determined in accordance with the assumptions used for funding the Pension Plan pursuant to Section 412 of the Code for the applicable plan year.

          "United States" and "U.S." each means the United States of America.

          "Unrestricted Subsidiary" means a Subsidiary of the Company designated by the Company as an Unrestricted Subsidiary, but only if and for so long as such Subsidiary: (i) has no Indebtedness as to which the Company or any Restricted Subsidiary (a) provides credit support of any kind other than a non-recourse pledge of stock of an Unrestricted Subsidiary, (b) is directly or indirectly liable (as a guarantor or otherwise), or (c) constitutes the lender (other than as permitted by Section 8.04(j)), (ii) has no Indebtedness with respect to which a default thereunder would permit any holder of such Indebtedness or of any other Indebtedness of the Company or any of its Subsidiaries to declare a default on any Indebtedness of the Company or any of its Restricted Subsidiaries, or cause the payment of any Indebtedness of the Company or any Restricted Subsidiary to be accelerated or payable prior to its stated maturity, (iii) has no Indebtedness as to which the lenders have not been notified in writing that such lenders will not have any recourse to the stock or assets of the Company and the Restricted Subsidiaries other than a non-recourse pledge of stock of an Unrestricted Subsidiary, (iv) is a Person with respect to which neither the Company nor any Restricted Subsidiary has any direct or indirect obligation to subscribe for additional equity interest or to maintain or preserve such Subsidiary's financial condition or to cause such Subsidiary to achieve any specified levels of operating results (other than as permitted by Section 8.04(j))and (v) has no Guaranty Obligations with respect to the Indebtedness of the Company or any Restricted Subsidiary.

          "Voting Shares" means Capital Stock of any class or classes of a corporation the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of corporate directors.

          "Working Capital" means, as of any date of determination, the amount by which Current Assets (determined on a FIFO basis) exceeds Current Liabilities, in each case determined with respect to the Company and the Restricted Subsidiaries on a consolidated basis among them in accordance with GAAP.

          1.02 Accounting Principles. Unless otherwise defined or specified herein, all accounting terms used in this Credit Agreement shall be construed in accordance with GAAP, applied on a basis consistent in all material respects with the audited financial statements delivered to the Agent. All accounting calculations under Section 8.16 shall be made in accordance with GAAP as in effect on the Effective Date and applied on a basis consistent in all material respects with such audited financial statements. The financial statements required to be delivered hereunder from and after the Effective Date, and all financial records, shall be prepared and maintained in accordance with GAAP. If GAAP shall change from the basis used in preparing the audited financial statements referred to in Section 6.11, the certificates required to be delivered pursuant to Section 7.01 demonstrating compliance with the covenants contained herein shall, at the election of the Company or upon the request of the Majority Banks, include calculations setting forth the adjustments necessary to demonstrate how the Company is in compliance with the financial covenants based upon GAAP as in effect on the Effective Date.

                                   ARTICLE II.

                                      LOANS

          2.01 Commitments. On the terms and subject to the conditions set forth in this Agreement, on and after the Effective Date and to and excluding the Facility Expiry Date, each Tranche 2 Bank severally agrees to make loans and advances to the Company under the Tranche 2 Facility ("Loans") in an amount equal to such Tranche 2 Bank's Pro Rata Share of the Loans requested or deemed requested by the Company. Notwithstanding the foregoing, (a) the Effective Amount of all outstanding Loans plus the Effective Amount of all L/C Obligations plus the Effective Amount of all Outstanding Eligible LOIs, shall not at any time exceed the lesser of (i) the combined Commitments then in effect and (ii) the Borrowing Base then applicable and (b) the Effective Amount of all outstanding Loans shall not at any time exceed $200,000,000.

          The Administrative Agent may, but shall not be required to, rely on Borrowing Base Certificates and any other schedules or reports delivered to the Administrative Agent in connection herewith, in determining eligibility. Subject to the terms and conditions herein, amounts borrowed under this Agreement will be in the form of revolving loans which may be repaid and reborrowed from time to time.

          2.02 Borrowing of Loans. It is contemplated that Loans will be made available to the Company directly by the Tranche 2 Banks ("Bank Advances") and, in the circumstances described in Section 2.02(b), from the Administrative Agent acting on behalf of the Tranche 2 Banks ("Agent Advances"). The Company hereby agrees to execute and deliver to each Tranche 2 Bank, upon the request of each such Tranche 2 Bank, a Note in the form of Exhibit I to evidence the Loans to the Company by such Tranche 2 Bank. Any Bank that at any time is owed principal or interest on Loans may (but shall not be obligated to) request (and the Company shall promptly comply therewith) that it be issued a Note to evidence such Loans to the Company.

          (a) Bank Advances of Loans. Subject to the determination by the Administrative Agent and the Tranche 2 Banks that the conditions to Borrowing contained in Article V are satisfied, upon receipt from the Company of a Notice of Borrowing, Bank Advances of Loans shall be made to the extent of each Tranche 2 Bank's Pro Rata Share of the requested Borrowing. The Notice of Borrowing shall specify whether the requested Borrowing is of Prime Rate Loans or Eurodollar Rate Loans.

          (b) Agent Advances of Loans. The Administrative Agent is authorized by the Tranche 2 Banks, but is not obligated, to make Agent Advances consisting only of Prime Rate

Loans upon a Notice of Borrowing received by the Administrative Agent. Agent Advances shall be subject to periodic settlement with the Tranche 2 Banks under
Section 2.04. Any Agent Advance so made by the Administrative Agent shall constitute part of the Obligations secured by the Collateral and shall be repaid by the Company no later than the fifteenth (15th) day after the earliest date on which any condition precedent to the making of a Loan set forth in Section 5.05 shall fail to be satisfied. Agent Advances may be made only in the following circumstances:

               (i) For administrative convenience and subject to Section 2.01, the Administrative Agent may, but is not obligated to, make Agent Advances in reliance upon the Company's actual or deemed representations under
     Section 5.05 that the conditions for borrowing are satisfied;

               (ii) If the conditions for borrowing under Section 5.05 cannot be fulfilled, the Company shall in its Notice of Borrowing or otherwise give immediate notice thereof to the Administrative Agent and the Tranche 2 Banks, and the Administrative Agent may, but is not obligated to, continue to make Agent Advances during the thirteen-day period beginning two (2) Business Days after receipt of such notice by the Administrative Agent, if the Company shall at such time be in compliance with the limitations set forth in Section 2.01; provided, however, that the Majority Banks may sooner instruct the Administrative Agent to cease making such Agent Advances at any time.

The Administrative Agent may apply any payments or other amounts which it receives to the repayment of the outstanding Agent Advances (beginning with the oldest Agent Advance), prior to repayment of any other Loans, notwithstanding any provision contained in any Loan Document or any direction of the Company or any other Person to the contrary.

          (c) Disbursement of Loans. Loans, whether made as Bank Advances or Agent Advances, subject to the terms and conditions of this Credit Agreement, will be made as follows:

               (i) It is contemplated that Loans be made available to reimburse an Issuing Bank for a drawing under a Letter of Credit, as described in
     Section 3.05, and such Loans may be made available by the Administrative Agent directly to an Issuing Bank upon notice from such Issuing Bank of such drawing.

               (ii) The Administrative Agent will make requested Loans available as instructed in a Notice of Borrowing.

          (d) Notices of Borrowing; Minimum Amounts. A Notice of Borrowing for
(i) Bank Advances of Prime Rate Loans shall be given not later than 1:00 p.m. (New York City time), on the Business Day prior to the proposed Borrowing and
(ii) Agent Advances of Prime Rate Loans shall be given not later than 1:00 p.m. (New York City time), on the Business Day prior to the proposed Borrowing. A Notice of Borrowing for Eurodollar Rate Loans shall be given not later than 5:00 p.m. (New York City time), on the third Business Day prior to the proposed Borrowing.

                    (A) Notices of Borrowing may be given under this Section by telephone or facsimile transmission, and, if by telephone, promptly confirmed in writing. Once given, a Notice of Borrowing is irrevocable by and binding on the Company.

                    (B) The Company shall specify in each Notice of Borrowing whether the conditions for the requested Borrowing are satisfied and whether the requested Borrowing is of Prime Rate Loans or Eurodollar Rate Loans. The Company may request one or more Borrowings on the same Business Day. Each such Borrowing shall, unless otherwise specifically provided herein, consist entirely of Loans of the same Type and, if such Borrowing is to consist of Eurodollar Rate Loans, shall be in an aggregate amount for all Tranche 2 Banks of not less than $5,000,000 or in an integral multiple of $1,000,000 in excess thereof, unless such Loans are to be made pursuant to Section 3.05, whether by Bank Advance or Agent Advance, in which case the Administrative Agent may in its discretion waive such minimums. The right of the Company to choose Eurodollar Rate Loans is subject to the provisions of Section 4.07.

                    (C) On or prior to the Effective Date, the Company shall have provided to the Administrative Agent a list, with specimen signatures, of officers authorized to request Loans, substantially in the form attached to this Agreement as Exhibit A-1, or to request the Issuance of Letters of Credit, substantially in the form attached to this Agreement as Exhibit A-2, and the amendments thereof. The Administrative Agent is entitled to rely upon such list until it is replaced by the Company. The Administrative Agent shall have no duty to verify the authenticity of the signature appearing on any Notice of Borrowing or other writing delivered hereunder and, with respect to an oral request for Loans, the Administrative Agent shall have no duty to verify the identity of any individual representing himself as one of the officers authorized to make such request on behalf of the Company. Neither the Administrative Agent nor any of the Tranche 2 Banks shall incur any liability to the Company as a result of acting upon any telephonic notice the Administrative Agent believes in good faith to have been given by a duly authorized officer or other individual authorized to request Loans on behalf of the Company or for otherwise acting in good faith with respect to any such request for Loans.

          2.03 Settlement of Bank Advances and Repayments. The Administrative Agent shall give each Tranche 2 Bank prompt notice by telephone or facsimile transmission of a Notice of Borrowing that requests Bank Advances of Loans and in any event shall use its reasonable efforts to notify each Tranche 2 Bank on the same Business Day as receipt of such Notice of Borrowing. No later than 2:00 p.m. (New York City time), on the date designated for the Borrowing, each Tranche 2 Bank, for the account of its applicable Lending Office, shall make available to the Administrative Agent at the Administrative Agent's Payment Office its Pro Rata Share of such Borrowing in immediately available funds. Unless the Administrative Agent receives contrary written notice prior to the date of any such Borrowing of Loans, it is entitled to assume that each Tranche 2 Bank will make available its Pro Rata Share of the Borrowing and in reliance upon that assumption, but without any obligation to do so, may advance such Pro Rata Share on behalf of such Tranche 2 Bank.

          2.04 Periodic Settlement of Agent and Bank Advances and Repayments.

          (a) The Settlement Date. The amount of each Tranche 2 Bank's Pro Rata Share of Loans shall be computed weekly (or more frequently in the Administrative Agent's discretion) and shall be adjusted upward or downward based on all Loans (including Agent Advances) and repayments of Loans received by the Agent as of 5:00 p.m. (New York City time), on the last Business Day of the period specified by the Administrative Agent (such date being referred to as the "Settlement Date").

          (b) Settlements.

               (i) Each Tranche 2 Bank shall transfer to the Administrative Agent (as provided below), or the Administrative Agent shall promptly transfer to each Tranche 2 Bank, such amounts as are necessary to insure that, after giving effect to all such transfers, the amount of Loans made by each Tranche 2 Bank shall be equal to such Tranche 2 Bank's Pro Rata Share of the aggregate amount of Loans outstanding as of such Settlement Date. If the settlement notice requires transfers to be made to the Administrative Agent by the Tranche 2 Banks and is received prior to 12:00 Noon, New York City time, on a Business Day, such transfers shall be made in immediately available funds no later than 3:00 p.m. (New York City time), that day; and, if received after 12:00 Noon, New York City time, then no later than 3:00 p.m. (New York City time), on the next Business Day. The obligation of each Tranche 2 Bank to transfer such funds is irrevocable, unconditional and without recourse to or warranty by the Administrative Agent. Each of the Administrative Agent and the Tranche 2 Banks agree to mark their respective books and records on each Settlement Date to show at all times the Dollar amount of their respective Pro Rata Shares of the outstanding Loans.

               (ii) To the extent that the Administrative Agent has made any such amounts available and the settlement described above shall not yet have occurred, upon repayment of Loans by the Company, the Administrative Agent may apply such amounts repaid directly to the amounts made available by the Administrative Agent pursuant to this Section 2.04(b).

          (c) Distribution of Interest, Commitment Fees, Standby Letter of Credit Fees and Commercial Letter of Credit Fees. Interest on the Loans (including Agent Advances) together with the amount of the commitment fees, Standby Letter of Credit fees and Commercial Letter of Credit fees, shall be allocated by the Agent to each Bank in accordance with (i) with respect to each of the Tranche 2 Banks, such Tranche 2 Bank's Pro Rata Share of Loans actually funded by and repaid to each Tranche 2 Bank or such Tranche 2 Bank's Pro Rata Share of Letters of Credit outstanding, as applicable, and (ii) with respect to Tranche 1 Banks, such Tranche 1 Bank's Percentage Interest (and if Section 2.04(d) is applicable, Loans outstanding and repaid) and shall, in each case, accrue from and including the date such Loans are so advanced or such Letters of Credit are issued and (x) to but excluding the date such Loans are either repaid by the Company or actually settled under this Section or such Letters of Credit are paid by the Issuing Bank upon a draw, cancelled or terminated prior to its expiration date or (y) to and including the date such Letters of Credit expire (so long as there is a balance outstanding). Promptly after the end of each month (or, with respect to interest on Eurodollar Rate Loans, promptly after such interest is received by the Agent), the Agent shall distribute to each Bank its Pro Rata Share of the interest, commitment fees, Standby Letter of Credit fees and Commercial Letter of Credit fees accrued during that month.

          (d) Payments Based on Deemed Participations. Upon and during the continuance of a Trigger Event, the Administrative Agent shall make payments directly to Tranche 1 or Tranche 2 Banks on account of deemed participations purchased by them in accordance with Section 3.03(b) hereof and shall deliver summary statements reflecting such deemed participations.

          2.05 Defaulting Banks.

          (a) A Tranche 2 Bank who fails to pay the Administrative Agent its Pro Rata Share of any Loans (including Agent Advances) made available by the Administrative Agent on such Tranche 2 Bank's behalf, or who fails to pay any other amount owing by it to the Administrative Agent or any Issuing Bank (including, without limitation, under Section 3.06), is a "Defaulting Bank." The Administrative Agent may recover all such amounts owing by a Defaulting Bank on demand. If the Defaulting Bank does not pay such amounts on the Administrative Agent's demand, the Administrative Agent shall promptly notify the Company and the Company shall pay such amounts within five Business Days. In addition, the Defaulting Bank or the Company, as the case may be, in accordance with the two immediately preceding sentences, shall pay the Administrative Agent interest on such amount for each day from the date it was made available by the Administrative Agent to the Company to the date it is recovered by the Administrative Agent at a rate per annum equal to (x) the overnight Federal Funds Rate, if paid by the Defaulting Bank, or (y) the then applicable rate of interest calculated under Section 4.01, if paid by the Company. Nothing herein shall be deemed to relieve any Tranche 2 Bank from its obligation to fulfill its commitments hereunder or to prejudice any rights which the Company may have against any Tranche 2 Bank as a result of any default by such Tranche 2 Bank hereunder, including, without limitation, the right of the Company to seek reimbursement from any Defaulting Bank for any amounts paid by the Company under clause (y) above on account of such Defaulting Bank's default.

          (b) The failure of any Tranche 2 Bank to fund its Pro Rata Share of any Loan (including Agent Advances) shall not relieve any other Tranche 2 Bank of its obligation to fund its Pro Rata Share of such Loan. Conversely, no Tranche 2 Bank shall be responsible for the failure of another Tranche 2 Bank to fund its Pro Rata Share of a Loan.

          (c) Notwithstanding anything contained herein to the contrary, so long as any Tranche 2 Bank shall be in default in its obligation to fund its Pro Rata Share of any Loan or shall have rejected its Commitment, then such Tranche 2 Bank shall not be entitled to receive any payments of principal of or interest on the Loans or its share of any Commitment or other fees payable hereunder, and for purposes of voting or consenting to matters with respect to the Loan Documents, such Tranche 2 Bank shall be deemed not to be a "Bank" or "Tranche 2 Bank" hereunder, the combined Commitments of all the Banks and the combined Commitments of the Tranche 2 Banks then in effect shall be reduced by an amount equal to such Tranche 2 Bank's Commitment and such Tranche 2 Bank's Commitment shall be deemed to be zero (0), unless and until (x) (i) the Loans and all interest thereon and all fees and other amounts owing under the

Loan Documents (other than amounts owing to such Tranche 2 Bank) have been paid in full in cash and (ii) the L/C Obligations shall have been repaid in full in cash and/or collateralized in full in cash in such manner and order as shall be determined by the Administrative Agent, (y) such failure to fulfill its obligation to fund is cured and such Tranche 2 Bank shall have paid, as and to the extent provided in this Section 2.05, to the applicable party, if any, interest on the amount of funds that such Tranche 2 Bank failed to timely fund or (z) in respect of receiving payments but not in respect of voting or consenting, the Obligations under this Agreement shall have been declared or shall have become immediately due and payable. No Commitment of any Bank shall be increased or otherwise affected by any such failure or rejection by any Tranche 2 Bank. Any payments of principal or interest which would, but for this paragraph, be paid to any Tranche 2 Bank, and which shall have been reimbursed by the Company to the Administrative Agent pursuant to Section 2.05(a), shall be paid to the Tranche 2 Banks who shall not be in default under their respective Commitments and who shall not have rejected any Commitment and to the Tranche 1 Banks to the extent of any participation in Loans purchased by them pursuant to
Section 3.03(b), for application to the Loans or to provide cash collateral in such manner and order as shall be determined by the Administrative Agent.

          2.06 Mandatory Payment; Reduction of Commitments.

          (a) In the event that (i) the Effective Amount of all Loans then outstanding exceeds the lesser of (x) $200,000,000 and (y) the combined Commitments then in effect or (ii) the Effective Amount of all Loans then outstanding plus the Effective Amount of all L/C Obligations plus the Effective Amount of all Outstanding Eligible LOIs exceeds the lesser of (x) the combined Commitments then in effect and (y) the Borrowing Base, then the Loans (subject to the third sentence of Section 2.06(c)) shall be immediately due and payable in the amount of such excess without the necessity of any demand, provided that if there shall be no Loans then outstanding, the Company shall Cash Collateralize outstanding Letters of Credit and Outstanding Eligible LOIs as provided in Section 2.06(d) in an amount equal to such excess.

          (b) On or before the fifth Business Day following the date of receipt thereof by the Company and/or any Restricted Subsidiary of the cash proceeds to the extent generated by trade payables terms from any sale of Petroleum Inventory that was purchased with the proceeds of Loans made in accordance with the second sentence of Section 7.11, an amount equal to such cash proceeds shall be applied as a mandatory repayment of principal of the then outstanding Loans; provided that the Company shall ratably repay all Loans made in accordance with the second sentence of Section 7.11 not later than the 90th day after such Loan was made, in each case without any reduction in Commitments.

          (c) On the Facility Expiry Date, the Commitment of each Bank shall be automatically reduced to zero and may not be reinstated. The Company may reduce or terminate either the Tranche 1 Commitments or the Tranche 2 Commitments, or a combination thereof, at any time and from time to time in whole or in part upon at least five (5) Business Days' notice to the Administrative Agent (a "Voluntary Reduction"). Each such Voluntary Reduction must be in an amount not less than $5,000,000 (and in increments of $1,000,000 in excess thereof), provided, that the amount of each such Voluntary Reduction may not (x) reduce the combined Commitments to an amount less than the sum of (i) the Effective Amount of the Loans plus (ii) the Effective Amount of all L/C Obligations plus
(iii) the Effective Amount of all Outstanding

Eligible LOIs less, in the case of a Voluntary Reduction of the combined Commitments to zero, the amount of Letters of Credit and Outstanding Eligible LOIs which are Cash Collateralized in accordance with Section 2.06(d), (y) reduce the combined Commitments of the Tranche 2 Banks to an amount less than the Effective Amount of the Loans or (z) reduce the combined Tranche 1 Commitments of the Tranche 1 Banks to an amount less than the amount withdrawn from the Tranche 1 Credit-Linked Deposit Account to reimburse Issuing Banks for drawn Letters of Credit which have not been reimbursed by the Company. Once reduced, no portion of the Commitments may be reinstated. In the event the Tranche 1 Commitments shall be reduced as provided in this clause (c), the Administrative Agent will return all amounts in the Tranche 1 Credit-Linked Deposit Account in excess of the reduced Tranche 1 Commitments to the Tranche 1 Banks ratably in accordance with their Tranche 1 Percentage Interest.

          (d) If any Letter of Credit is outstanding or there exists any Outstanding Eligible LOIs upon (i) the termination of the combined Commitments, or (ii) if at any time there shall be any Loans, interest thereon or commitment fees, Standby Letter of Credit fees, or Commercial Letter of Credit fees outstanding and unpaid and the L/C Obligations shall be greater than the lesser of (x) the Borrowing Base and (y) the combined Commitments, the Company shall deposit with the Administrative Agent, for the ratable benefit of the Banks, Cash and/or, with respect to clause (i) above only, with the approval of the Administrative Agent in its sole discretion, standby letters of credit (other than Standby Letters of Credit) issued in favor of the Administrative Agent for the benefit of the Banks by a financially sound financial institution reasonably acceptable to the Administrative Agent, in the amount of all such Letters of Credit outstanding and Outstanding Eligible LOIs upon such termination or the amount of such excess L/C Obligations and Outstanding Eligible LOIs, as the case may be, which Cash shall be held as collateral in an interest bearing account on terms satisfactory to the Administrative Agent.

          2.07 Maintenance of Loan Account; Statements of Account. The Administrative Agent shall maintain an account on its books in the name of the Company (the "Loan Account") in which the Company will be charged with all loans and advances made by the Banks to the Company or for the Company's account, including the Loans and all L/C Obligations, the Fees, the Expenses and any other Obligations. The Loan Account will be credited with all amounts received by the Administrative Agent from the Company or from others for the Company's account, on the date received provided such amounts are received by no later than 3:00 p.m. (New York City time), and on the next Business Day if received after such time. In no event shall prior recourse to any Collateral be a prerequisite to the Administrative Agent's right to demand payment of any Obligation upon its maturity. After the end of each month, the Administrative Agent shall send the Company a statement accounting for the charges, loans, advances and other transactions occurring among and between the Administrative Agent, the Banks and the Company during that month. The monthly statements shall, absent manifest error, be an account statement, which is final, conclusive and binding on the Company; provided, however, that in respect of Expenses that are, by the express terms of this Agreement required to be reasonable, the Company reserves the right to assert that unreasonable Expenses should not be so reimbursed.

          2.08 Payment Procedures. Payments of interest, Fees and Expenses shall be made not later than 2:00 p.m. (New York City time), on the day when due, in immediately available Dollars, to the Administrative Agent at its address provided pursuant to Section 11.02 of this Agreement. The Company hereby authorizes the Administrative Agent to charge the Loan Account or any other deposit account of the Company with the Administrative Agent with the amount of all payments to be made hereunder and under the other Loan Documents, including all Fees and Expenses, as and when such payments become due. The Company's obligations to the Banks with respect to such payments shall be discharged by making such payments to the Administrative Agent pursuant to this Section or by charging the Loan Account or such other deposit account. The Administrative Agent shall promptly pay to the Banks (after its receipt thereof) any amounts received by it from the Company for the account of the Banks.

          2.09 Cash Management System. The Company shall during the term of this Agreement maintain the existing cash management system including its network of Lockbox, Collection Deposit Account and Concentration Account pursuant to the Collection Bank Agreement and the Concentration Bank Agreement.

          2.10 Application of Payments. All amounts received shall be credited to the Loan Account for application to the Obligations in the following order: first, to the payment of any Fees, Expenses or other Obligations due and payable to the Collateral Agent and the Administrative Agent under any of the Loan Documents, excluding Agent Advances; second, to the payment of interest due on any Agent Advances and other amounts which have not been reimbursed to the Administrative Agent by the Tranche 2 Banks; third, to the payment of principal of Agent Advances; fourth, to the payment of any Fees, expenses or other Obligations due and payable to the Issuing Banks under any of the Loan Documents; fifth, to the ratable payment of any Fees, expenses or other Obligations due and payable to the Banks under any of the Loan Documents other than those Obligations specifically referred to in this Section 2.10; sixth, to the ratable payment of interest due on the Loans; seventh, to the ratable payment of principal due on the Loans; and eighth, to the Cash Collateralization of outstanding Letters of Credit and Outstanding Eligible LOIs in such manner and order as shall be determined by the Administrative Agent. Any payment received hereunder as a distribution in any proceeding referred to in Section 9.01(f) or (g) shall, unless paid with respect to amounts specifically owing to the Administrative Agent or any Issuing Bank, be distributed and applied to the payment of the amounts due hereunder and under the Notes ratably in accordance with such amounts (or, if a court of competent jurisdiction shall otherwise specify, as specified by such court).

          2.11 Increase of Commitments. So long as no Default or Event of Default then exists or would result therefrom, the Company may, at any time and from time to time and upon at least five (5) Business Days' notice, deliver a written request to the Administrative Agent to increase the aggregate Commitments under this Agreement by up to $50,000,000 in the aggregate ("Commitment Increase Amount"). Each such request to increase the Commitments shall be a Commitment Increase Amount of not less than $5,000,000 or in an integral multiple of $5,000,000 in excess thereof. The Commitment Increase Amount will be in the form of increases in the Commitments under the Tranche 2 Facility. In the event the Company desires to increase the Commitments, the Administrative Agent, upon receipt of the written request from the Company described above, may offer to (x) any Bank or (y) one or more banks, financial institutions or other entities, which are not Banks and are acceptable to the Administrative Agent in its sole discretion ("New Banks"), the opportunity to participate in any or all of the Commitment Increase Amount. No existing Bank shall be required to increase its Commitment under this Agreement as a result of the Company's request for a Commitment Increase Amount and each such Bank's Commitment may only be increased by an instrument duly executed by such Bank agreeing to increase its Commitment. Any such increase shall become effective upon the execution by the Company, the Administrative Agent and any lender providing a portion of the Commitment Increase Amount of an assumption agreement in form and substance reasonably satisfactory to the Administrative Agent and the Company, pursuant to which, if such lender is a New Bank, such New Bank shall become a Bank under this Agreement and the other Loan Documents with respect to its portion of the Commitment Increase Amount. Upon the effectiveness of a Commitment Increase Amount, each Bank's Pro Rata Share in the liability of each outstanding Letter of Credit shall be reallocated in accordance with the definition of "Pro Rata Share" (with written notice of such reallocation to be promptly delivered to all the Banks) and if there are any outstanding Loans, the Banks and/ or such New Bank providing the Commitment Increase Amount shall make such payments among themselves as directed by the Administrative Agent so that the aggregate principal amount of Loans outstanding shall be owed to the Banks based on each such Bank's Pro Rata Share of such Loans. In addition, interest payments and Letter of Credit fees to the Banks shall be reflective of such reallocated Loans and Letter of Credit liabilities as directed by the Administrative Agent. This Agreement and the other Loan Documents shall be deemed to be amended to reflect the Commitment Increase Amount and the addition of any New Banks as Banks party hereto and thereto.

                                  ARTICLE III.

                                LETTERS OF CREDIT

          3.01 Issuance of Letters of Credit. Subject to the terms and conditions of this Agreement and in reliance upon the representations and warranties of the Company set forth herein, each Issuing Bank shall issue or cause one of its Affiliates (including, without limitation, Deutsche Bank AG, New York Branch) to issue in its own name Letters of Credit hereunder at the request of the Company and for its account (which can support obligations of the Company or Subsidiaries of the Company), as more specifically described below. No Issuing Bank shall, in the case of clauses (a) and (b) be permitted to, and in the case of clauses (c) and (d) be obligated to, issue any Letter of Credit for the account of the Company (which can support obligations of the Company or Subsidiaries of the Company) if at the time of such requested Issuance:

          (a) the Effective Amount of all L/C Obligations plus the Effective Amount of all Outstanding Eligible LOIs plus the Effective Amount of all Loans exceeds the lesser of the combined Commitments then in effect and the Borrowing Base then in effect, or the participation (after giving effect to the provisions of Section 3.03(b) hereof as if a Trigger Event has occurred and is continuing) of any Bank in the Effective Amount of all L/C Obligations plus the Effective Amount of the Loans of such Bank exceeds such Bank's Commitment;

          (b) the aggregate face amount of all Standby Letters of Credit issued for any purpose other than for the purchase of Petroleum Inventory is at any time in excess of $100,000,000;

          (c) Any order, judgment or decree of any Governmental Authority or arbitrator shall purport by its terms to enjoin or restrain such Issuing Bank from issuing such Letter of Credit or any Requirements of Law applicable to such Issuing Bank or any request or directive (whether or not having the force of law) from any Governmental Authority with jurisdiction over such Issuing Bank shall prohibit, or request that the Issuing Bank refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such Issuing Bank with respect to such Letter of Credit any restriction or reserve or capital requirement (for which such Issuing Bank is not otherwise compensated) not in effect as of the Effective Date, or any unreimbursed loss, cost or expense which was not applicable, in effect or known to such Issuing Bank as of the Effective Date and which such Issuing Bank deems in good faith to be material to it; or

          (d) A default of any Bank's obligations to fund under Section 3.05 exists, or such Bank is a Defaulting Bank under Section 2.05, unless such Issuing Bank has entered into satisfactory arrangements with the Company to eliminate such Issuing Bank's risk with respect to such Bank, including Cash Collateralization of such Bank's Pro Rata Share of the L/C Obligations in such manner and order as the Administrative Agent shall determine.

          3.02 Terms of Letters of Credit; Existing Letters of Credit.

          (a) The Letters of Credit shall be in a form customarily Issued by the Issuing Bank or in such other form as has been approved by such Issuing Bank and shall be payable only (i) in U.S. Dollars and (ii) upon presentation of a demand by the beneficiary thereof accompanied by the required documentation in compliance with the terms and conditions of each such Letter of Credit. At the time of Issuance the terms and conditions of each Letter of Credit shall be subject to approval by the Issuing Bank and the Company. In no event may the term of (i) any Standby Letter of Credit issued hereunder to purchase Inventory exceed 120 days (except that such Letters of Credit may provide for automatic renewal), (ii) any other Standby Letter of Credit exceed one year (except that such Letters of Credit may provide for automatic extensions for periods of up to one year) or (iii) the term of any Commercial Letter of Credit exceed 90 days, and all Letters of Credit issued hereunder shall expire no later than the date that is ten (10) calendar days prior to the Facility Expiry Date. Any Letter of Credit containing an automatic renewal provision shall also contain a provision pursuant to which, notwithstanding any other provisions thereof, it shall expire no later than the date that is fifteen (15) calendar days prior to the Facility Expiry Date, and a provision pursuant to which the Issuing Bank may, by notice to the beneficiary of such Letter of Credit at least thirty days (30) prior to the expiration of its term, elect not to renew such Letter of Credit for an additional term.

          (b) All outstanding letters of credit issued under the Existing Credit Agreement and set forth on Schedule 3.02 shall be deemed issued hereunder and shall be, for all purposes, Letters of Credit hereunder.

          3.03 Banks' Participation.

          (a) Subject to Section 3.03(b) below, immediately upon and following the Issuance or amendment by the Issuing Bank of any Letter of Credit in accordance with the procedures set forth in Section 3.01, each Bank shall be deemed to have irrevocably and unconditionally purchased and received from the Issuing Bank, without recourse or warranty, an undivided interest and participation to the extent of such Bank's Pro Rata Share in the liability with respect to such Letter of Credit (including, without limitation, all obligations of the Company with respect thereto, other than amounts owing to the Issuing Bank consisting of Issuing Bank
Fees) and any security therefor or guaranty pertaining thereto.

          (b) Upon the occurrence of and during the continuation of a Trigger Event and notwithstanding the provisions of Section 3.03(a) above, if any Loans are outstanding, (x) each Tranche 1 Bank shall be deemed to have irrevocably (until such Trigger Event is cured or waived) and unconditionally purchased (at par) and received, without recourse or warranty, an undivided interest and participation in the liability with respect to all Loans (including, without limitation, all obligations of the Company with respect thereto) and any security therefor or guaranty pertaining thereto to the extent required for each Tranche 1 Bank to have its Pro Rata Share of such Loans and (y) each Bank's Pro Rata Share of each outstanding Letter of Credit shall be reallocated in accordance with the definition of "Pro Rata Share." If there are any outstanding Loans, the Administrative Agent shall withdraw from the Tranche 1 Credit-Linked Deposit Account such amounts as are necessary in accordance with this subsection 3.03(b) for ratable distribution to the Tranche 2 Banks. If there are any outstanding unreimbursed Letters of Credit, the Tranche 2 Banks shall pay to the Administrative Agent such amounts as are necessary in accordance with this subsection 3.03(b) for deposit in the Tranche 1 Credit-Linked Deposit Account. Upon the cure or waiver of all outstanding Trigger Events, the Banks shall sell back the interest and participation purchased as aforesaid and, if there are any outstanding Loans, the Tranche 2 Banks shall repay to the Administrative Agent for deposit in the Tranche 1 Credit-Linked Deposit Account all such amounts as are necessary to reflect the applicable Pro Rata Shares in the absence of a Trigger Event.

          3.04 Notice of Issuance.

          (a) Whenever the Company desires the Issuance of a Letter of Credit, the Company shall deliver to the Administrative Agent an L/C Request, in the form attached to this Agreement as Exhibit A-2, not later than 2:00 p.m. (New York City time), at least one (1) Business Day (or such shorter period as may be agreed to by the Administrative Agent) in advance of the proposed date of Issuance. Upon receipt of an L/C Request, the Administrative Agent shall pass on the request to the Issuing Bank indicating its approval to issue the requested Letter of Credit by adding its signature to the L/C Request. If required to do so by the Issuing Bank, the Company shall provide the Issuing Bank with such Issuing Bank's letter of credit application. The transmittal by the Company of each L/C Request shall be deemed to be a representation and warranty by the Company that the Letter of Credit may be Issued in accordance with and will not violate any of the requirements of Section 3.01. Prior to the Issuance of each Letter of Credit, the Company shall provide to the applicable Issuing Bank a precise description of the documents and the text of any certificate to be presented by the beneficiary of such Letter of Credit which, if presented by such beneficiary on or prior to the expiration date of the Letter of Credit, would require such Issuing Bank to make payment under the Letter of Credit. The Issuing Bank, in its reasonable judgment, may require changes in any such documents and certificates. No Commercial Letter of Credit shall require payment against a conforming document to be made thereunder prior to the second Business Day (under the laws of the jurisdiction of the Issuing Bank) after the date on which such document is presented, together with all documents and/or certificates required to be presented in connection therewith under the terms of the applicable Letter of Credit. A L/C Request and/or letter of credit application may be given in writing or electronically and, if requested by the Administrative Agent or the applicable Issuing Bank, with prompt confirmation in writing. Any electronic L/C Request or letter of credit application shall be deemed to have been prepared by, or under the supervision of a Responsible Officer of the Company. In the event of any conflict between the terms and conditions of any letter of credit application and this Agreement, the terms and conditions of this Agreement will govern.

          (b) When the Administrative Agent is not the Issuing Bank for all Letters of Credit, then the other Issuing Banks are to send to the Administrative Agent no later than 12:00 noon on each business day, by facsimile transmission, their daily aggregate stated amount of Standby and Commercial Letters of Credit balances for the previous day. With regard to Standby Letters of Credit, in addition to the daily report, the other Issuing Banks shall promptly, after the Issuance of or amendment to any Standby Letter of Credit, deliver to the Administrative Agent copies of any such issuance or amendment. The Administrative Agent shall, upon receiving reports from other Issuing Banks regarding Standby Letters of Credit, notify each Bank of the daily aggregate outstandings for Standby Letters of Credit. The Agent shall deliver to each Bank upon each calendar month end and concurrently with each Letter of Credit fee payment a report setting forth for such period the daily aggregate stated amount available to be drawn under Standby and Commercial Letters of Credit issued by all Issuing Banks during such period.

          3.05 Payment of Amounts Drawn Under Letters of Credit. In the event of any drawing under any Letter of Credit by the beneficiary thereof, the applicable Issuing Bank shall notify the Administrative Agent, which shall notify the Company of such draw, not later than 11:00 a.m. (New York City time), on the day on which the Issuing Bank intends to honor such drawing. Unless the Company shall, at the time of such drawing, have posted funds with such Issuing Bank sufficient to reimburse such drawing in full in Cash, the Administrative Agent shall reimburse the applicable Issuing Bank for the amount of such drawing from funds held in the Tranche 1 Credit-Linked Deposit Account to the extent of the Tranche 1 Banks' Pro Rata Share of the exposure with respect to such Letter of Credit. In the event funds from the Tranche 1 Credit-Linked Deposit Account are withdrawn by the Administrative Agent to reimburse the applicable Issuing Bank for an unreimbursed drawing, the Company shall have the right, at any time prior to the Facility Expiry Date, to pay over to the Administrative Agent in reimbursement thereof an amount equal to the amount so withdrawn for deposit in the Tranche 1 Credit-Linked Deposit Account. In the event that any reimbursement shall be due to an Issuing Bank under the preceding provisions of this Section on a day other than the last day of an Interest Period in effect for the Tranche 1 Credit-Linked Deposits, the Administrative Agent shall have the right, but not the obligation, to advance its own funds to cover the amount due to such Issuing Bank, in which case (i) title to an amount of each Tranche 1 Bank's Tranche 1 Credit-Linked Deposit equal to its Tranche 1 Percentage Interest of the amount so advanced by the Administrative Agent (together with the interest accruing thereon) shall automatically be transferred to the Administrative Agent, which shall reimburse itself for the amount advanced by it through the liquidation of such amounts from the Tranche 1 Credit-Linked Deposits at the end of the applicable Interest Period, and (ii) the Company shall pay to the Administrative Agent, upon the Administrative Agent's request therefor, the amount, if any, by which the Administrative

Agent's cost of funds for the period from the date of such reimbursement of the Issuing Bank through the end of the applicable Interest Period, as determined by the Administrative Agent (such determination to be conclusive absent manifest error) and set forth in the request for payment delivered to the Company, shall exceed the interest accrued on a like amount of the Tranche 1 Credit-Linked Deposits at the Eurodollar Rate for such Interest Period. In the event the Company shall fail to pay any amount due under clause (ii) of the preceding sentence, the interest payable by the Administrative Agent to the Tranche 1 Banks on their Tranche 1 Credit-Linked Deposits under Section 3.10 shall be correspondingly reduced and the Tranche 1 Banks shall without further act succeed, ratably in accordance with their Tranche 1 Percentages, to the rights of the Administrative Agent with respect to such amount. In the event that funds in the Tranche 1 Credit-Linked Deposit Account are insufficient to reimburse any Issuing Bank for any drawing (a "shortfall") the Company will be deemed to have concurrently with any such drawing, given a Notice of Borrowing to the Administrative Agent for Prime Rate Loans in the amount equal to such shortfall. Subject to satisfaction or waiver of the conditions specified in Article V and the other terms of and conditions to Borrowing contained herein, the Tranche 2 Banks shall be obligated, on the date such drawing is honored, to make Loans in the amount of such drawing, the proceeds of which shall be applied directly by the Administrative Agent to reimburse the applicable Issuing Bank for the amount of such drawing or payment. If for any reason, proceeds of such Loans are not received by such Issuing Bank on such date in an amount equal to the amount of such drawing, the Company shall be obligated to and shall reimburse such Issuing Bank, on the Business Day (under the laws of the jurisdiction of the Issuing
Bank) immediately following the date of such drawing, in an amount in immediately available funds equal to the excess of the amount of such drawing over the amount of such Loans, if any, which are so received, plus accrued interest on such amount at the rate set forth in Section 4.01 of this Agreement.

          If any drawing reimbursement that has been funded from the Tranche 1 Credit-Linked Deposits shall be reimbursed by the Company on a day other than on the last day of an Interest Period applicable to the Tranche 1 Credit-Linked Deposits, the Administrative Agent shall invest the amount so reimbursed in overnight or short-term cash equivalent investments until the end of the Interest Period at the time in effect and the Company shall pay to the Administrative Agent, upon the Administrative Agent's request therefor, the amount, if any, by which the interest accrued on a like amount of the Tranche 1 Credit-Linked Deposits at the Eurodollar Rate for the Interest Period in effect therefor shall exceed the interest earned through the investment of the amount so reimbursed for the period from the date of such reimbursement through the end of the applicable Interest Period, as determined by the Administrative Agent (such determination to be conclusive absent manifest error) and set forth in the request for payment delivered to the Company. In the event the Company shall fail to pay any amount due under this paragraph, the interest payable by the Administrative Agent to the Tranche 1 Banks on their Tranche 1 Credit-Linked Deposits under Section 3.10 shall be correspondingly reduced and the Tranche 1 Banks shall without further act succeed, ratably in accordance with their Tranche 1 Percentage Interest, to the rights of the Administrative Agent with respect to such amount.

          3.06 Payment by Banks. If Loans are not made in an amount sufficient to reimburse the applicable Issuing Bank in full for the amount of any draw, the Administrative Agent shall promptly notify each Bank of the unreimbursed amount of such drawing and of such Bank's respective participation therein. Each Bank shall make available to the Administrative

Agent for the benefit of the applicable Issuing Bank an amount equal to such Bank's respective participation in immediately available funds, not later than 1:00 p.m. (New York City time), on the Business Day (under the laws of the jurisdiction of the Issuing Bank) after the date notified by the Administrative Agent. In addition, in the event that any Bank fails to make available to the Administrative Agent the amount of any such Bank's participation in such L/C Obligation as provided in this Section 3.06, the Administrative Agent may, but shall not be obligated to, fund the amount of such Defaulting Bank's participation in such Letter of Credit and recover such amount on demand from such Defaulting Bank in accordance with Section 2.05 of this Agreement. In the event that any Bank fails to make available to the Administrative Agent the amount of such Bank's participation in such Letter of Credit as provided in this
Section 3.06, and the Administrative Agent does not elect to fund to the Issuing Bank such Defaulting Bank's participation in such Letter of Credit, the Issuing Bank shall be entitled to recover such amount on demand from such Bank together with interest at the Federal Funds Rate for the first three Business Days while such amount remains unpaid and thereafter at the Prime Rate. The Administrative Agent shall distribute to each other Bank which has paid all amounts payable by it under this Section 3.06 with respect to any Letter of Credit Issued by the applicable Issuing Bank such other Bank's Pro Rata Share of all payments subsequently received by the Administrative Agent from the Company in reimbursement of drawings honored by the Issuing Bank under such Letter of Credit when such payments are received.

          3.07 Nature of Issuing Bank's Duties. In determining whether to pay under any Letter of Credit, the applicable Issuing Bank shall be responsible only to determine that the documents and certificates required to be delivered under that Letter of Credit have been delivered and that they comply on their face with the requirements of that Letter of Credit. As among the Company, any Issuing Bank and each other Bank, the Company assumes all risks of the acts and omissions of such Issuing Bank (except to the extent that it is finally judicially determined that such acts or omissions were the result of such Issuing Bank's gross negligence or willful misconduct as determined by a court of competent jurisdiction) or misuse of the Letters of Credit by the respective beneficiaries of such Letters of Credit. In furtherance and not in limitation of the foregoing, neither the Administrative Agent, any Issuing Bank nor any of the other Banks shall be responsible (i) for the form, validity, sufficiency, accuracy, genuineness or legal effects of any document submitted by any party in connection with the application for and Issuance of or any drawing honored under such Letters of Credit even if it should in fact prove to be in any or all respects invalid, insufficient, inaccurate, fraudulent or forged, (ii) for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign any such Letter of Credit, or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason, (iii) for failure of the beneficiary of any such Letter of Credit to strictly comply with conditions required in order to draw upon such Letter of Credit, (iv) for errors, omissions, interruptions or delays in transmission or delivery of any messages, by mail, cable, telegraph, telex, facsimile or otherwise, whether or not they be in cipher, (v) for errors in interpretation of technical terms, (vi) for any loss or delay in the transmission or otherwise of any document required in order to make a drawing under any such Letter of Credit, or of the proceeds thereof,
(vii) for the misapplication by the beneficiary of any such Letter of Credit of the proceeds of any drawing honored under such Letter of Credit, and (viii) for any consequences arising from causes beyond the control of such Issuing Bank, the Administrative Agent or the other Banks. The Issuing Bank shall not be obligated to and shall not pay against any non-conforming documents presented to it in connection with any Letters of

Credit without the prior written consent of the Company. None of the above shall affect, impair, or prevent the vesting of any of the Issuing Bank's rights or powers hereunder. Any action taken or omitted to be taken by the Issuing Bank under or in connection with any Letter of Credit, if taken or omitted in the absence of gross negligence or willful misconduct, shall not create for the Issuing Bank any liability to the Company, the Administrative Agent or any Bank.

          3.08 Obligations Absolute. The obligations of the Company to reimburse the Issuing Bank for drawings honored under the Letters of Credit and the obligations of the Banks under Section 3.06 shall be unconditional and irrevocable and shall be paid strictly in accordance with the terms of this Agreement under all circumstances including, without limitation, the following circumstances:

          (a) any lack of validity or enforceability of any Letter of Credit;

          (b) the existence of any claim, setoff, defense or other right which the Company or any Affiliate of the Company may have at any time against a beneficiary or any transferee of any Letter of Credit (or any Persons or entities for whom any such beneficiary or transferee may be acting), the applicable Issuing Bank, any Bank or any other Person, whether in connection with this Agreement, the transactions contemplated herein or any unrelated transaction;

          (c) any draft, demand, certificate or any other documents presented under any Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

          (d) the surrender or impairment of any security for the performance or observance of any of the terms of any of the Loan Documents;

          (e) payment by the Issuing Bank under any Letter of Credit against presentation of a demand, draft or certificate or other document which does not comply with the terms of such Letter of Credit;

          (f) failure of any drawing under a Letter of Credit or any nonapplication or misapplication by the beneficiary of the proceeds of any drawing; or

          (g) the fact that a Default or an Event of Default shall have occurred and be continuing;

provided, however, that the Company shall have no obligation to reimburse any Issuing Bank, and the Banks shall have no obligation under Section 3.06, in the event of such Issuing Bank's willful misconduct or gross negligence in determining whether documents presented under the Letter of Credit comply with the terms of such Letter of Credit.

          3.09 Uniform Customs and Practice and Uniform Commercial Code. The Uniform Customs and Practice for Documentary Credits as published by the International Chamber of Commerce ("UCP") most recently at the time of Issuance of any Letter of Credit shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit. Without limiting the foregoing, to the extent not addressed in the UCP, the UCC shall (unless otherwise expressly provided in the Letters of Credit) apply to the Letters of Credit.

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

          3.10 Credit-Linked Deposit Account. (a) On the Effective Date, DB will be the sole Tranche 1 Bank. DB shall be responsible for all obligations of the Tranche 1 Banks (including matters related to exposure with respect to, and rights to receive payments in respect of, Letters of Credit) until it assigns its Tranche 1 Commitment to various banks and/or other financial institutions, which it intends (in its sole discretion) to do promptly following the Effective Date. Each such assignee of DB shall pay to the Administrative Agent its Tranche 1 Credit-Linked Deposit on the date such assignee becomes a Tranche 1 Bank. The Tranche 1 Credit-Linked Deposits shall be held by the Administrative Agent in the Tranche 1 Credit-Linked Deposit Account, and no party other than the Administrative Agent shall have a right of withdrawal from the Tranche 1 Credit-Linked Deposit Account or any other right or power with respect to the Tranche 1 Credit-Linked Deposits. Notwithstanding anything herein to the contrary, the funding obligation of each Tranche 1 Bank in respect of its participation in Letters of Credit or otherwise as provided in this Agreement shall be satisfied in full upon the funding of its Tranche 1 Credit-Linked Deposit.

          (b) Each of the Administrative Agent, each Issuing Bank issuing any Letter of Credit and each Tranche 1 Bank hereby acknowledges and agrees that each Tranche 1 Bank is funding its Tranche 1 Credit-Linked Deposit to the Administrative Agent for application in the manner contemplated by Section 3.05 (and if required by Section 3.03) and that the Administrative Agent has agreed to invest the Tranche 1 Credit-Linked Deposits so as to earn a return (except during periods when (i) such Tranche 1 Credit-Linked Deposits, or funds advanced by the Administrative Agent against such Tranche 1 Credit-Linked Deposits, are used to reimburse an Issuing Bank with respect to unreimbursed draws on Letters of Credit or (ii) such Tranche 1 Credited-Linked Deposits are used in accordance with Section 3.03(b), and, in each case, subject to clause (d) below) for the Tranche 1 Banks equal at any time to the LIBOR Rate for the Interest Period in effect for the Tranche 1 Credit-Linked Deposits at such time less three (3) basis points. Such interest will be paid to the Tranche 1 Banks by the Administrative Agent at the applicable Eurodollar Rate for an Interest Period of 1 month (or at an amount determined in accordance with clause (d) below, if applicable) in arrears on the last day of each Interest Period applicable to the Tranche 1 Credit-Linked Deposits.

          (c) The Company shall have no right, title or interest in or to the Tranche 1 Credit-Linked Deposits and no obligations with respect thereto (except to refund portions thereof used to reimburse an Issuing Bank with respect to unreimbursed draws on Letters of Credit as provided in Section 3.05), it being acknowledged and agreed by the parties hereto that (i) the making of the Tranche 1 Credit-Linked Deposits by the Tranche 1 Banks, the provisions of this Section
3.10 and the application of the Tranche 1 Credit-Linked Deposits in the manner contemplated by Section 3.05 constitute agreements among the Administrative Agent, each Issuing Bank issuing any Letter of Credit and each Tranche 1 Bank with respect to the funding obligations of each Tranche 1 Bank in respect of its participation in Letters of Credit and (ii) the use of Tranche 1 Credit-Linked Deposits in accordance with Section 3.03(b) constitutes an agreement among the Administrative Agent, the Tranche 1 Banks and the Tranche 2 Banks and, in each case, do not constitute any loan or extension of credit to the Company.

          (d) If the Administrative Agent is advised by DB that it is not offering U.S. dollar deposits (in the applicable amounts) in the London interbank market, or the Administrative Agent determines that adequate and fair means do not otherwise exist for ascertaining the

Eurodollar Rate for the Tranche 1 Credit-Linked Deposits (or any part thereof), then the Tranche 1 Credit-Linked Deposits (or such parts, as applicable) shall be invested so as to earn a return equal to the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

                                   ARTICLE IV.

                        INTEREST, FEES AND EXPENSES, ETC.

          4.01 Interest on Prime Rate Loans. Subject to the provisions of
Section 4.03, interest on Prime Rate Loans shall be payable monthly in arrears on the first Business Day of each month at an interest rate per annum equal to the Prime Rate plus the Applicable Margin calculated for the relevant period for which payment is required to be made. In the event of any change in said Prime Rate, the rate under this Section 4.01 shall change, effective as of the day the Prime Rate changes without notice to the Company. Each determination by the Agent of an interest rate under this Section 4.01 shall be conclusive and binding for all purposes, absent manifest error.

          4.02 Interest on Eurodollar Rate Loans. Subject to the provisions of
Section 4.03, interest on Eurodollar Rate Loans shall be payable (a) for Eurodollar Rate Loans with an Interest Period exceeding three (3) months, every three (3) months in arrears during such Interest Period, (b) at the date of conversion of such Eurodollar Rate Loan (or a portion thereof) to a Prime Rate Loan and (c) at maturity of such Eurodollar Rate Loan at an interest rate per annum during the Interest Period in effect for such Eurodollar Rate Loan equal to the Adjusted Eurodollar Rate for such Interest Period for such Eurodollar Rate Loan plus the Applicable Margin calculated for the relevant period for which payment is required to be made. The Administrative Agent upon determining the Adjusted Eurodollar Rate for any Interest Period shall promptly notify the Company and the Banks by telephone (confirmed promptly in writing) or in writing thereof. Each determination by the Administrative Agent of an interest rate under this Section 4.02 shall be conclusive and binding for all purposes, absent manifest error.

          4.03 Interest After Event of Default. Upon the occurrence and during the continuation of an Event of Default resulting from the failure of the Company to make any payment of principal or interest as provided in Section 9.01(a), or after notice is delivered to Company of the occurrence of any other Event of Default, and at all times thereafter until the earlier of the date upon which (i) all Obligations have been paid and satisfied in full or (ii) such Event of Default shall no longer be continuing, interest on overdue principal on the Loans and to the extent permitted by law, overdue interest in respect of such Loans, shall be payable on demand at a rate per annum equal to the rate at which such Loans would bear interest pursuant to Sections 4.01 and 4.02 above, as the case may be, plus two percent (2.00%). In the event of any change in said applicable interest rate, the rate under this Section 4.03 shall change, effective as of the day the applicable interest rate changes, so as to remain two percent (2.00%) above the then applicable interest rate.

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

          4.04 Reimbursement of Expenses.

          (a) From and after the Effective Date, the Company shall reimburse DB within five (5) Business Days after demand (subject to Section 5.01(e)) (and the Administrative Agent is entitled to charge the Loan Account) for all reasonable Expenses of DB incurred by DB and upon receipt of invoices therefor and, if requested by the Company, such reasonable backup materials and information as the Company shall reasonably request.

          (b) The Company shall promptly reimburse the Agents and the Banks (and the Administrative Agent is entitled to charge the Loan Account) upon furnishing of an invoice for all costs and Expenses incurred by them in connection with the enforcement, attempted enforcement or preservation of any rights or remedies under any Loan Document and in connection with any workout, restructuring, renegotiation or refinancing of the Loans and the other Obligations under the Agreement and the other Loan Documents.

          4.05 Commitment Fees and Certain Other Fees.

          (a) The Company shall pay to the Administrative Agent, for distribution in accordance with the terms thereof, all fees payable to each Person as required by (i) the letter agreement among the Company, DBSI and DB and (ii) the letter agreement among the Company, DB, DBSI and Fleet, both of which are dated February 6, 2003 (the "Fee Letters").

          (b) The Company shall pay to the Administrative Agent for the account of each Tranche 2 Bank a commitment fee on the daily unused portion (whether or not available to be used) of such Bank's Tranche 2 Commitment as set forth in
Schedule 1.01(a) to this Agreement (it being understood and agreed that Agent Advances made on behalf of the Tranche 2 Banks will be considered utilization of a Bank's Tranche 2 Commitment), as such Commitment may be increased or reduced hereunder, for the period commencing on the Effective Date and continuing thereafter, and computed on a daily basis on the first Business Day of each month for the preceding calendar month by the Administrative Agent, based on an amount equal to the daily unused portion of such Bank's Tranche 2 Commitment for each day times the applicable rate per annum that is derived from the Commitment Fee Rate for each such day. Except as set forth above, such commitment fee shall accrue from the Effective Date to the Facility Expiry Date and shall be due and payable monthly in arrears upon calculation by the Administrative Agent and such fees shall be charged to the Loan Account in accordance with Section 2.08; provided that, in connection with any termination of Commitments under Section 2.06, the accrued commitment fee calculated for the period ending on such date shall also be paid on the date of such termination. The commitment fees provided in this Section shall accrue at all times after the above-mentioned Effective Date, including at any time during which one or more conditions in Article V are not met.

          (c) The Company shall pay to the Administrative Agent for the account of each Tranche 1 Bank (i) a per annum fee equal to the aggregate Commitments of the Tranche 1 Banks multiplied by the Applicable L/C Margin as set forth on the Pricing Grid, and (ii) a per annum fee equal to the aggregate Commitments of the Tranche 1 Banks multiplied by .0003 for the period on or prior to the second anniversary of the Effective Date or at the rate set by the Administrative Agent for the period thereafter in consultation with the Company. Each fee set forth above shall accrue from the Effective Date to the Facility Expiry Date and shall be due and payable on a monthly basis in arrears upon calculation by the Administrative Agent as of the first Business Day of each calendar month for the preceding month, and such fees shall be charged to the Loan Account in accordance with Section 2.08; provided that, in connection with any termination of Commitments under Section 2.06, the accrued fees under this subsection (c) shall be calculated for the period ending on such date and shall also be paid on the date of such termination. The fees provided in this Section shall accrue at all times after the above-mentioned Effective Date, including at any time during which one or more conditions in Article V are not met. In addition, the Company shall reimburse the Administrative Agent for any losses or expenses incurred by it in connection with the termination of the Tranche 1 Commitments (and the related termination of the investment of the funds held in the Tranche 1 Credit-Linked Deposit Account) prior to any scheduled investment termination date.

          (d) Upon the occurrence and during the continuation of an Event of Default resulting from the failure of Company to make any payment of principal or interest as provided in Section 9.01(a), or after notice is delivered to Company of the occurrence of any other Event of Default, and at all times thereafter until the earlier of the date upon which (i) all Obligations have been paid and satisfied in full in cash (including any required Cash Collateralization) or (ii) such Event of Default shall no longer be continuing, as the case may be, the fees payable pursuant to Section 4.05(c)(i) shall be increased by two percent (2.00%).

          4.06 Letter of Credit Fees.

          (a) The Company shall pay to the Administrative Agent for the account of each Tranche 2 Bank, a Letter of Credit fee (i) with respect to Standby Letters of Credit in an amount equal to the product of (A) the applicable rate per annum that is derived from the Applicable Margin for Letters of Credit calculated for the relevant period for which payment is required to be made times (B) the average daily maximum amount available to be drawn under such Tranche 2 Bank's Pro Rata portion of Standby Letters of Credit while outstanding, and (ii) with respect to Commercial Letters of Credit in an amount equal to the product of (A) the applicable rate per annum that is derived from the Applicable Margin for Letters of Credit calculated for the relevant period for which payment is required to be made times (B) the average daily maximum amount available to be drawn under such Tranche 2 Bank's Pro Rata portion of Commercial Letters of Credit while outstanding, in each case computed on the first Business Day of each calendar month for the preceding month based upon Letters of Credit outstanding for that month as calculated by the Administrative Agent. Such Letter of Credit fees shall be due and payable monthly in arrears upon calculation by the Administrative Agent and such amounts shall be charged to the Loan Account in accordance with Section 2.08. Solely for purposes of determining fees payable in connection with the outstanding Letters of Credit issued under the Existing Credit Agreement, such Letters of Credit shall be considered as if they were issued on the Effective Date; it being understood that the fronting fees with respect to such Letters of Credit have been paid.

          (b) The Company shall pay to each Issuing Bank a Letter of Credit fronting fee for all Letters of Credit Issued by such Issuing Bank equal to 0.15% per annum of the average daily maximum amount available to be drawn under all such Letters of Credit while outstanding Issued by such Issuing Bank, computed on the first Business Day of each month for the preceding month based upon Letters of Credit outstanding for that month as calculated by the applicable Issuing Bank. Such fronting fees shall be due and payable monthly in arrears, and such amounts shall be charged to the Loan Account by the Administrative Agent upon the written instructions of the Company.

          (c) The Company shall pay to each Issuing Bank from time to time on demand, upon the furnishing of an invoice therefor, the normal issuance, payment, amendment and other processing fees and commissions, and other standard costs and charges, of such Issuing Bank relating to Letters of Credit Issued by such Issuing Bank as from time to time in effect (the "Issuing Bank Fees").

          (d) Subject to clause (e) below, the Company shall pay to the Administrative Agent for the account of each Tranche 1 Bank, a fee with respect to any Letter of Credit which is reimbursed from funds in the Tranche 1 Credit-Linked Deposit Account which have not been reimbursed by the Company, equal to the amount such Tranche 1 Bank would have received under Section 3.10(b) plus the Applicable Margin calculated for the relevant period for which payment is required to be made less amounts already received pursuant to Sections 3.05 and 3.10(b) by such Tranche 1 Bank for such relevant period.

          (e) Upon the occurrence and during the continuation of an Event of Default resulting from the failure of Company to make any payment of principal or interest as provided in Section 9.01(a), or after notice is delivered to Company of the occurrence of any other Event of Default, and at all times thereafter until the earlier of the date upon which (i) all Obligations have been paid and satisfied in full in cash (including any required Cash Collateralization) or (ii) such Event of Default shall no longer be continuing, as the case may be, the applicable Letter of Credit Fees payable on overdue amounts on demand pursuant to Section 4.06(a) shall be increased by two percent (2.00%).

          4.07 Special Provisions Relating to Eurodollar Rate Loans.

          (a) Continuation. With respect to any Borrowing consisting of Eurodollar Rate Loans, the Company may (so long as no Default or Event of Default has occurred and is continuing) unless otherwise agreed to by the Majority Banks, subject to the provisions of Section 4.07(c), elect to maintain such Borrowing or any portion thereof as consisting of Eurodollar Rate Loans by selecting a new Interest Period for such Borrowing, which new Interest Period shall commence on the last day of the immediately preceding Interest Period. Each selection of a new Interest Period shall be made by the giving of a Notice of Continuation not later than 5:00 p.m. (New York City time), on the third Business Day prior to the date of any such continuation relating to Eurodollar Rate Loans, by the Company to the Administrative Agent. Such Notice of Continuation by the Company shall be by telephone or facsimile transmission, and if by telephone, promptly confirmed in writing, in each case specifying (i) the date of such continuation, (ii) the aggregate amount of Loans subject to such continuation and (iii) the duration of the selected Interest Period. The Company may elect to maintain more than one Borrowing consisting of Eurodollar Rate Loans by combining such Borrowings into one Borrowing and selecting a new Interest Period pursuant to this Section 4.07(a); provided, however, that each of the Borrowings so combined shall consist of Loans having Interest Periods ending on the same date. If the Company shall fail to select a new Interest Period for any

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

Borrowing consisting of Eurodollar Rate Loans in accordance with this Section 4.07(a), such Loans will automatically on the last day of the then existing Interest Period therefor, convert into Prime Rate Loans.

          (b) Conversion. The Company may on any Business Day (so long as no Default or Event of Default has occurred and is continuing) unless otherwise agreed to by the Majority Banks, upon the giving of a Notice of Conversion given to the Administrative Agent, and subject to the provisions of Section 4.07(c), convert the entire amount of or a portion of all Loans of one Type comprising the same Borrowing into Loans of another Type; provided, however, that any conversion of any Eurodollar Rate Loans into Prime Rate Loans shall be made on, and only on, the last day of an Interest Period for such Eurodollar Rate Loans and, upon conversion of any Prime Rate Loans into Eurodollar Rate Loans, the Company shall pay accrued interest to the date of conversions on the principal amount converted. Each such Notice of Conversion shall be given not later than 1:00 p.m. (New York City time), on the day of any proposed conversion into Prime Rate Loans and not later than 5:00 p.m. (New York City time) on the third Business Day prior to the date of any proposed conversion into Eurodollar Rate Loans. Subject to the restrictions specified above, each Notice of Conversion shall be by telephone or facsimile transmission and, if by telephone, promptly confirmed in writing, in each case specifying (i) the requested date of such conversion, (ii) the Type of Loans to be converted, (iii) the portion of such Type of Loan to be converted, (iv) the Type of Loan such Loans are to be converted into and (v) if such conversion is into Eurodollar Rate Loans, the duration of the Interest Period of such Loan. Each conversion shall be in an aggregate amount for the Loans of all Tranche 2 Banks of not less than $5,000,000 or in an integral multiple of $1,000,000 in excess thereof. The Company may elect to convert the entire amount of or a portion of all Loans of one Type comprising more than one Borrowing into Loans of another Type by combining such Borrowings into one Borrowing consisting of Loans of another Type; provided, however, that if the Borrowings so combined consist of Eurodollar Rate Loans, such Loans shall have Interest Periods ending on the same date.

          (c) Certain Limitations on Eurodollar Rate Loans. The right of the Company to maintain, select, continue or convert Eurodollar Rate Loans shall be limited as follows:

               (i) If the Administrative Agent is advised by DB that it is not offering U.S. dollar deposits (in the applicable amounts) in the London interbank market, or the Administrative Agent determines that adequate and fair means do not otherwise exist for ascertaining the Eurodollar Rate for Eurodollar Rate Loans comprising any requested Borrowing, continuation or conversion, the right of the Company to select or maintain Eurodollar Rate Loans for such Borrowing or any subsequent Borrowing shall be suspended until the Administrative Agent shall notify the Company and the Tranche 2 Banks that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing shall be made as a Prime Rate Loan.

               (ii) If the Tranche 2 Banks holding at least 51% of the Tranche 2 Commitments shall, at least one Business Day before the date of any requested Borrowing of, continuation of or conversion into a Eurodollar Rate Loan, notify the Administrative Agent that the Eurodollar Rate for Loans comprising such Borrowing, continuation or conversion will not adequately reflect the cost to such Tranche 2 Banks of

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

     making or funding their respective Loans for such Borrowing or conversion, or maintaining such continuation, the right of the Company to select or continue Eurodollar Rate Loans for such Borrowing, continuation or conversion shall be suspended until such Tranche 2 Banks shall notify the Company and Administrative Agent that the circumstances causing such suspension no longer exist, and each Loan comprising such Borrowing, continuation or conversion shall be made as a Prime Rate Loan.

               (iii) If at any time any Tranche 2 Bank determines (which determination shall, absent manifest error, be conclusive and binding on all parties) that the making, continuation or conversion of any Loan as a Eurodollar Rate Loan has become unlawful or impermissible by reason of compliance by that Tranche 2 Bank with any law, governmental rule, regulation or order of any Governmental Authority (whether or not having the force of law or would result in costs or penalties), then, and in any such event, such Tranche 2 Bank may give notice of that determination, in writing, to the Company and the Administrative Agent and the Administrative Agent shall promptly transmit the notice to each other Tranche 2 Bank. Until such Tranche 2 Bank gives notice otherwise, the right of the Company to select Eurodollar Rate Loans from that Tranche 2 Bank shall be suspended and each Eurodollar Rate Loan outstanding from that Tranche 2 Bank shall automatically and immediately convert to a Prime Rate Loan. (iv) No Agent Advance shall be made as a Eurodollar Rate Loan.

               (v) The right of the Company to select, continue or convert Eurodollar Rate Loans shall not be effective during the continuance of any Default or Event of Default unless otherwise agreed to by the Majority Banks.

               (vi) There shall not be outstanding at any one time more than an aggregate of five (5) Loans which consist of Eurodollar Rate Loans.

          (d) Compensation.

               (i) Each Notice of Continuation and Notice of Conversion shall be irrevocable by and binding on the Company. In the case of any Borrowing, continuation or conversion that the related Notice of Borrowing, Notice of Continuation or Notice of Conversion specifies is to be comprised of Eurodollar Rate Loans, the Company shall indemnify each Bank against any loss, cost or expense incurred by such Bank as a result of any failure to fulfill, on or before the date for such Borrowing, continuation or conversion specified in such Notice of Borrowing, Notice of Continuation or Notice of Conversion, the applicable conditions set forth in Article V or, in the event such conditions are satisfied, the failure of the Company to make such Borrowing, including, without limitation, in each case any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Bank to fund the Loan to be made by such Bank as part of such Borrowing, continuation or conversion.

               (ii) If any payment of principal of, or conversion or continuation of, any Eurodollar Rate Loan is made other than on the last day of the Interest Period for

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

     such Loan as a result of a payment, prepayment, conversion or continuation of such Loan or acceleration of the maturity of the Notes pursuant to
     Article IX of this Agreement or for any other reason, the Company shall, upon demand by any Bank (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Bank any amounts required to compensate such Bank for any additional losses, costs or expenses which it may reasonably incur as a result of such payment, including, without limitation, any loss (excluding loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Bank to fund or maintain such Loan.

               (iii) Calculation of all amounts payable to a Bank under this
     Section 4.07(d) shall be made as though such Bank elected to fund all Eurodollar Rate Loans by purchasing U.S. dollar deposits in its Eurodollar Lending Office's interbank eurodollar market.

          4.08 Indemnification in Certain Events.

          (a) If after the Effective Date, either (i) any change in or in the interpretation of any law or regulation is introduced, including, without limitation, with respect to reserve requirements, applicable to DB, any Bank or any Affiliate controlling any Bank, or (ii) a Bank or an Affiliate controlling a Bank complies with any future guideline or request from any central bank or other Governmental Authority and in the case of any event described in clause
(i) or (ii) such event increases the cost to DB, of issuing, making or maintaining the Letter of Credit or complying with its obligations under this Agreement or reduces the amount receivable in respect thereof by DB or such Affiliate, or (iii) a Bank or an Affiliate controlling a Bank determines that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein, or any change in the interpretation or administration thereof by any Governmental Authority, central bank or comparable agency charged with the interpretation or administration thereof has or would have the effect described below or, a Bank or an Affiliate controlling a Bank complies with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, and in the case of any event set forth in this clause (iii), such adoption, change or compliance has or would have the direct or indirect effect of reducing the rate of return on any of the capital as a consequence of its obligations hereunder to a level below that which a Bank or an Affiliate controlling a Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or Affiliate's policies as the case may be with respect to capital adequacy) by an amount deemed by such Bank or such Affiliate controlling such Bank to be material, then in any such case, the Company shall, upon demand by the Agent, pay to the Administrative Agent, for the account of each applicable Bank, each applicable Affiliate controlling a Bank or, each applicable Issuing Bank, additional amounts sufficient to indemnify such Bank or the Affiliate controlling such Bank against such increase in cost or reduction in amount receivable. A certificate as to the amount of such increased cost or reduction in amount and setting forth in reasonable detail the calculation thereof shall be submitted to the Company by the Administrative Agent, or the applicable Bank or the applicable Affiliate controlling such Bank, and shall be conclusive, absent manifest error. Any party entitled to payment hereunder in respect of such increased cost or reduction in amount shall use reasonable efforts to designate a different Lending Office to the extent such designation could reduce or eliminate such payment.

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

          (b) It is understood that (i) Section 4.08(a) does not relate to any changes in the rate of tax on the net income of the Issuing Bank, or any Bank, or any Affiliate controlling such Bank imposed by the jurisdiction in which it is organized, maintains a lending office or its principal office, or has any other contacts or connections that would subject it to taxation therein (excluding any connection or contact arising solely from the Issuing Bank, or such Bank or such Affiliate having executed, delivered, performed its obligations or received a payment under, or enforced this Agreement or any other Loan Document) and (ii) any payment made under this Section 4.08 shall be made without duplication for any item that is covered by Section 4.09.

          4.09 Net Payments.

          (a) Except as otherwise provided in this Section 4.09, all payments by the Company hereunder or under any other Loan Document to or for the benefit of any Bank, any Issuing Bank, the Collateral Agent or the Administrative Agent shall be made without set-off, counterclaim or other defense and shall be made free and clear of, and without deduction or withholding for, any Taxes. In addition, the Company shall pay all Other Taxes.

          (b) Except as otherwise provided in this Section 4.09, the Company agrees to indemnify and hold harmless each Bank, the Issuing Bank, the Collateral Agent and the Administrative Agent for the full amount of Taxes or Other Taxes (including any additional Taxes or Other Taxes imposed by any jurisdiction on amounts payable under this Section 4.09(b)) paid by any Bank, any Issuing Bank, the Collateral Agent or the Administrative Agent in respect of any sum payable hereunder or under any other Loan Document (including penalties, interest, additions to tax and any reasonable expenses).

          (c) Payment under this indemnification shall be made within thirty
(30) days after the date any Bank, any Issuing Bank, the Collateral Agent or the Administrative Agent makes written demand therefor.

          (d) Except as otherwise provided in this Section 4.09, if the Company shall be required by law to deduct or withhold any Taxes or Other Taxes from or in respect of any sum payable hereunder (or under any other Loan Document) to any Bank, any Issuing Bank, the Collateral Agent or the Administrative Agent, then:

               (i) the sum payable shall be increased as necessary so that after making all such required deductions and withholdings of Taxes or Other Taxes (including deductions and withholdings applicable to additional sums payable under this Section 4.09), such Bank, such Issuing Bank, the Collateral Agent or the Administrative Agent receives an amount equal to the sum it would have received had no such deductions or withholdings been made;

               (ii)  the Company shall make such deductions and withholdings;
     and

               (iii) the Company shall pay the full amount deducted or withheld to the relevant taxing authority or other authority in accordance with applicable law.

          (e) Within thirty (30) days after the date of any payment by the Company of Taxes or Other Taxes, the Company shall furnish to the Administrative Agent the original or a

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

certified copy of a receipt evidencing payment thereof, or other evidence of payment satisfactory to the Administrative Agent if available from the appropriate taxing authority.

          (f) If any Bank, the Issuing Bank, the Collateral Agent or the Administrative Agent receives a refund in respect of any amounts paid by the Company pursuant to this Section 4.09, which refund in the good faith judgment of such Bank, Issuing Bank, Collateral Agent or Administrative Agent is allocable to such payment, it shall promptly notify the Company of such refund and shall promptly repay such refund to the Company net of all out-of-pocket expenses; provided, however, that the Company, upon the request of such Bank, Issuing Bank, Collateral Agent or Administrative Agent, agrees to repay the amount paid over in the event such Bank, Issuing Bank, Collateral Agent or Administrative Agent is required to repay such refund.

          (g) If the Company would be required to pay additional amounts to any Bank pursuant to paragraph (b) or (d) of this Section 4.09, then such Bank shall use reasonable efforts (consistent with legal and regulatory restrictions) to change the jurisdiction of its lending office so as to eliminate the obligation of the Company to pay any such additional amounts which may thereafter accrue or to indemnify such Bank in the future, if such change in the reasonable judgment of such Bank is not otherwise materially disadvantageous to such Bank.

          (h) (i) Any Bank not organized under the laws of the United States shall furnish to the Company or the Administrative Agent, two copies of IRS Form W-8BEN or W-8ECI, or successor applicable form (which shall be accurate and complete) as may be required to establish, as of the date of this Agreement, an exemption from U.S. withholding taxes or backup withholding taxes in respect of payments made under any Loan Document. In the event that a Bank assigns all or a portion of its rights and obligations under this Agreement, pursuant to Section 11.07, each assignee shall furnish to the Company or the Administrative Agent two copies of IRS Form W-8BEN or W-8ECI, or successor applicable form (which shall be accurate and complete) as may be required to establish, as of the date of the assignment, a full exemption from U.S. withholding taxes or back-up withholding taxes in respect of payments made under this Agreement. The Company and the Administrative Agent shall be entitled to rely upon the accuracy of any such forms, documents or other information furnished to it by any Person and shall have no obligation to make any additional payment or indemnify any Person for any taxes, interest or penalties that would not have become payable by such Person had such documentation been accurate.

          (ii) Each Bank that is not organized under the laws of the United States (including any assignee pursuant to Section 11.07 that is not organized under the laws of the United States) shall also deliver to the Company or the Administrative Agent two further copies of said Form W-8BEN or W-8ECI, or successor applicable forms, as the case may be, when requested to do so by the Company or the Administrative Agent on or before the date that any such form expires or becomes obsolete or otherwise is required to be resubmitted as a condition to obtaining an exemption from a required withholding of U.S. federal income tax or after the occurrence of any event requiring a change in the most recent form previously delivered by it to the Administrative Agent or the Company, and such extensions or renewals thereof as may reasonably be requested by the Company or the Administrative Agent, certifying that such Bank is entitled to receive payments hereunder or under any other Loan Documents without deduction or withholding of any U.S. federal income taxes or at a reduced rate, unless in any such case an event outside the

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

control of such Bank (including, without limitation, any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank so advises the Company or the Administrative Agent. No Bank shall be required to provide a form described in the preceding sentence unless it is legally entitled to do so at the time such form is requested by the Company.

          (i) Notwithstanding anything to the contrary set forth in this Section 4.09, the Company shall not be required to pay any additional amounts pursuant to this Section 4.09 to the extent that such additional amounts relate to Taxes or Other Taxes (including obligations to deduct or withhold amounts with respect thereto) for any period (i) that would not have been imposed but for the failure of a Bank or any assignee thereof, to comply with Section 4.09(h) hereof (other than if such failure is due to a change in law, regulation or treaty occurring after the date on which a form originally was required to be provided) or (ii) that are attributable to U.S. withholding taxes imposed (x) on the date the Bank becomes a Lender under this Agreement or (y) other than as a result of a change in law, regulation or treaty. If a Bank becomes subject to Taxes because of its failure to deliver a form required hereunder, the Company shall take such steps as the Bank shall reasonably request to assist such Bank to recover such Taxes.

          4.10 Affected Banks. If the Company is obligated to pay to any Bank or an Issuing Bank any amount under Section 4.08 or 4.09 or if any Bank is a Defaulting Bank, the Company may, if no Default or Event of Default then exists, replace such Bank with another bank or may replace such Issuing Bank with another letter of credit issuer in each case acceptable to the Administrative Agent and the Issuing Banks (other than such Issuing Bank), and such Bank or such Issuing Bank, as applicable, hereby agrees to be so replaced subject to the following:

          (a) The obligations of the Company hereunder to the Bank or the Issuing Bank to be replaced (including such increased or additional costs incurred from the date of notice to the Company of such increase or additional costs through the date such Bank or Issuing Bank is replaced hereunder) shall be paid in full in cash to such Bank or Issuing Bank concurrently with such replacement;

          (b) If such replacement is a result of increased costs under Section
4.08 or 4.09, the replacement Bank shall be a bank or other financial institution acceptable to the Administrative Agent that is not subject to such increased costs which caused the Company's election to replace any Bank hereunder, and such replacement Bank shall execute and deliver to the Administrative Agent such documentation satisfactory to the Administrative Agent pursuant to which such replacement Bank is to become a party to this Agreement, conforming to the provisions of Section 11.07, with a Commitment equal to that of the Bank being replaced, shall make Loans in the aggregate principal amount equal to the aggregate outstanding principal amount of the Loans of the Bank being replaced and shall be deemed to have acquired a participation in L/C Obligations then outstanding equal to the participation therein of the Bank being replaced;

          (c) Upon such execution and delivery of such documents referred to in clause (b) and payment of the amounts referred to in clause (a), the replacement bank shall be a "Bank"

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

with a Commitment as specified hereinabove and the Bank being replaced shall cease to be a "Bank" hereunder, except with respect to indemnification provisions under this Credit Agreement, which shall survive as to such replaced Bank;

          (d) The Administrative Agent shall reasonably cooperate in effectuating the replacement of any Bank or any Issuing Bank under this Section 4.10, but at no time shall the Administrative Agent be obligated to initiate any such replacement;

          (e) Any Bank or the Issuing Bank replaced under this Section 4.10 shall be replaced at the Company's sole cost and expense and at no cost or expense to the Administrative Agent or any of the Banks or the Issuing Bank; and

          (f) If the Company proposes to replace any Bank pursuant to this
Section 4.10 because the Bank seeks reimbursement under either Section 4.08 or 4.09, then it must also replace any other Bank who seeks reimbursement on a proportionate basis (based upon such Bank's Commitment to the combined Commitments) under such Sections.

          4.11 Sharing of Payments. If any Bank shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of set-off or otherwise) on account of the Loans made by it or its participation in the L/C Obligations in excess of its Pro Rata Share of payments on account of the Loans or L/C Obligations obtained by all the Banks, such Bank shall forthwith purchase from the other Banks such participations in the Loans made by them or in their participation in Letters of Credit as shall be necessary to cause such purchasing Bank to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Bank, such purchase (or corresponding portion thereof) from each Bank shall be rescinded, and each such Bank shall repay to the purchasing Bank the purchase price to the extent of such recovery together with an amount equal to such Bank's ratable share (according to the proportion of (i) the amount of such Bank's required repayment to (ii) the total amount so recovered from the purchasing Bank) of any interest or other amount paid or payable by the purchasing Bank in respect to the total amount so recovered. The Company agrees that any Bank so purchasing a participation from another Bank pursuant to this Section 4.11 may, to the full extent permitted by law, exercise all of its rights of payment (including the right of setoff) with respect to such participation as fully as if such Bank were the direct creditor of the Company in the amount of such participation.

          4.12 Calculations. All calculations of (i) interest with respect to Eurodollar Rate Loans and per annum fees, shall be made by the Administrative Agent, on the basis of a year of 360 days, or, if such computation would cause the interest and fees chargeable hereunder to exceed the highest rate allowed by applicable law, 365/366 days, and (ii) interest with respect to Prime Rate Loans shall be made by the Administrative Agent on the basis of a year of 365/366 days, in each case to the extent applicable for the actual number of days elapsed (including the first day but excluding the last day) occurring in the period for which such interest or fees are payable. Each determination by the Administrative Agent of an interest rate or payment hereunder shall be conclusive and binding for all purposes, absent manifest error.

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                                   ARTICLE V.

                              CONDITIONS PRECEDENT

          5.01 Conditions of Effectiveness. The obligations of each Bank hereunder and the effectiveness of this Agreement are subject to the fulfillment of the following conditions precedent and the prior receipt by the Administrative Agent of all of the following dated the Effective Date or such other date as is satisfactory to the Administrative Agent, in form and substance satisfactory to each of the Lead Banks:

          (a) Credit Agreement and Notes. This Agreement and Notes drawn to the order of each requesting Tranche 2 Bank, executed by each party thereto;

          (b) Resolutions; Incumbency.

               (i) copies of the resolutions of the board of directors of the Company authorizing the execution, delivery and performance of the Loan Documents and any other documents, instruments and certificates required to be executed by the Company in connection herewith or therewith and the transactions contemplated hereby and thereby, certified as of the Effective Date by the Secretary or an Assistant Secretary of the Company; and

               (ii) a certificate of the Secretary or Assistant Secretary of the Company, certifying the names and true signatures of the officers of the Company authorized to execute, deliver and perform the Loan Documents to be delivered by it hereunder;

          (c) Organization Documents; Good Standing. Each of the following documents:

               (i) the certificate of incorporation of the Company, certified by the Secretary of State of the State of Delaware, dated as of a recent date prior to the Effective Date, and the bylaws of the Company as in effect on the Effective Date, certified by the Secretary or an Assistant Secretary of the Company as of the Effective Date; and

               (ii) a good standing and tax good standing certificate for the Company from the Secretary of State of the state of Delaware and each state where the Company is qualified to do business as a foreign corporation as of a recent date, together with a bring-down good-standing certificate for the Company from the Secretary of State of the State of Delaware, by facsimile, dated the Effective Date;

          (d) Legal Opinions.

               (i) an opinion of Simpson Thacher & Bartlett, counsel to the Company, addressed to the Administrative Agent and the Banks, substantially in the form of Exhibit F hereto; and

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

               (ii) an opinion of Paul, Hastings, Janofsky & Walker LLP, special counsel to the Administrative Agent, addressed to the Administrative Agent and the Banks, substantially in the form of Exhibit G hereto;

          (e) Payment of Fees and Expenses. Evidence of payment by the Company of all accrued and unpaid Fees and Expenses to the extent then due and payable on the Effective Date, together with any reasonable estimate of fees and expenses of outside counsel incurred or to be incurred by it through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Company and such Person); including, without limitation, any such costs, fees, commissions and expenses arising under or referenced in the Fee Letters, in Section 4.05 or in Section 11.04;

          (f) Collateral Documents.

               (i) evidence that the Collateral Documents continue to be effective and continue to grant to the Collateral Agent a perfected first priority Lien on the Collateral;

               (ii) Lien searches which evidence the Collateral Agent's first priority security interest in the Collateral and written advice relating to such Lien searches as the Collateral Agent shall have requested, and such termination statements or other documents as may be necessary to confirm that the Collateral is subject to no other Liens in favor of any Persons (other than Permitted Liens);

               (iii) on or before the Effective Date, a completed certificate of the Company, substantially in the form of Exhibit E hereto (a "Perfection Certificate") signed by a Responsible Officer of the Company;

               (iv) funds sufficient to pay any filing or recording tax or fee in connection with any and all UCC financing statements;

               (v) evidence that the Collection Bank Agreement, the Concentration Bank Agreement, the Collateral Account Agreement and each Commodities Account Agreement are in full force and effect and that all other cash collection arrangements are in form and substance satisfactory to the Lead Banks; and

               (vi) evidence that all other actions necessary or desirable to continue the first priority Lien created by the Collateral Documents, and to enhance the Collateral Agent's ability to preserve its interests in and access to the Collateral, have been taken, including without limitation, delivery by the Company of UCC financing statements in lieu of continuation statements, or any amendments thereto;

          (g) Certificate. A certificate signed by a Responsible Officer, dated as of the Effective Date, stating that:

               (i) the representations and warranties contained in Article VI are true and correct on and as of such date, as though made on and as of such date;

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               (ii)  no Default or Event of Default exists on the Effective
     Date, or would result from the execution and performance of the Loan Documents; and

               (iii) except as specifically disclosed in Schedule 6.25, there has occurred since December 31, 2001, no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect;

          (h) Corporate Proceedings. Evidence satisfactory to each Lead Bank that all corporate and other proceedings taken or to be taken in connection with the transactions contemplated by the Loan Documents and all documents incidental to this Agreement and thereto shall be in form and substance satisfactory to each Lead Bank, and the Administrative Agent shall have received all counterpart originals or certified copies of such documents;

          (i) Consents, Approvals, Etc. All necessary orders, permits, licenses, authorizations, approvals, consents and waivers by any Governmental Authority or other Person (including, without limitation, the consent of certain customers, if required, under any Material Contracts) in connection with the transactions contemplated hereby and by any of the other Loan Documents. Each of the aforementioned orders, permits, licenses, authorizations, approvals, consents and waivers by Governmental Authorities or other Persons shall be in full force and effect and shall be in form and substance satisfactory to each Lead Bank;

          (j) Material Contracts and Other Documents. Copies of all Material Contracts in effect as of the Effective Date, which are set forth on Schedule 5.01(j), copies of the Memphis Acquisition Agreements, copies of the most current drafts (if any) of the MSCG Crude Oil Supply Agreements, copies of the 2003 Note Indenture and the 2003 Notes (in each case including all schedules and exhibits thereto), which shall be in full force and effect, and copies of all commodities account agreements in effect;

          (k) No Litigation. A certificate signed by a Responsible Officer, dated as of the Effective Date, satisfactory to each Lead Bank to the effect that (i) there is no litigation, proceeding, inquiry or other action seeking an injunction or other restraining order, damages or other relief, pending or threatened, with respect to any Loan Document and (ii) there exists no judgment, order, injunction, decree or other restraint or a hearing seeking injunctive relief or other restraint pending or noticed with respect to any transaction contemplated by any Loan Documents;

          (l) Borrowing Base Certificate. A Borrowing Base Certificate, in form and substance satisfactory to each Lead Bank which shall be prepared as of December 31, 2002;

          (m) Financial Statements. The financial statements referred to in
Section 6.11, each certified by the chief financial officer (or in the case of his or her unavailability, by the treasurer or controller) of the Company;

          (n) 2003 Notes Offering. Simultaneous with the Closing, the Company shall have consummated the sale of the 2003 Notes;

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          (o) No Material Adverse Effect. Since December 31, 2001, in the
opinion of each Lead Bank in its sole discretion, there shall have occurred no event or circumstance that has resulted or could reasonably be expected to result in a Material Adverse Effect; and

          (p) Other Documents. The certificates and other information required to be delivered by the Company as of the Effective Date pursuant to Section 7.03 of the Existing Credit Agreement and such other approvals, opinions, documents or materials as the Administrative Agent or any Lead Bank may request.

          5.02 Addition of Banks. Effective on the Effective Date, the financial institutions described on Schedule 5.02 shall each be added as a Bank for all purposes and shall hereby become vested with all the rights, powers, privileges and duties of a Bank under this Agreement and each of the other Loan Documents. For purposes of this Agreement, the address of each of the Banks listed above shall be as set forth under such Bank's name on the signature pages hereof.

          5.03 Reallocation of Pro Rata Shares. Effective on the Effective Date, all references in this Agreement to Schedule 1.01(a) shall, unless specified otherwise, refer to Schedule 1.01(a) attached to this Agreement and the Tranche 1 Percentage Interest or Tranche 2 Percentage Interest, as applicable, of the Banks shall be adjusted to equal the respective percentages set forth on
Schedule 1.01(a) attached to this Agreement.

          5.04 Outstanding Loans and L/C Obligations. On the Effective Date, the Administrative Agent will calculate the appropriate adjustments to the account of the Banks referred to in Section 2.02(a) of this Agreement to reflect the reallocation of outstanding Loans and L/C Obligations in accordance with the Pro Rata Shares of the Banks set forth in Schedule 1.01(a) to this Agreement, and will (a) prior to 1:00 p.m. (New York City time) on the Effective Date notify each Bank and the Company of the amounts of such reallocation of Loans and notify each Bank of the amount, representing the portion of principal amount of outstanding Loans, which such Bank will either advance or receive as a result of such reallocation, and (b) prior to the close of business in New York City on the Effective Date notify each Bank and the Company of the amounts of such reallocation of L/C Obligations. Immediately upon receipt of the notice from the Administrative Agent set forth in clause (a) above, but no later than 2:00 p.m. (New York City time) on the Effective Date, each Bank which is to make an advance as described above shall make such amount available to the Administrative Agent in funds immediately available to the Administrative Agent. Promptly upon receipt of funds from a Bank making an advance as set forth above, the Administrative Agent shall remit such amount to the Bank or Banks entitled to receive such amount, pro-rata in proportion to the amounts to be received by them as determined above. The making of an advance by a Bank as set forth above shall be deemed to be the making of a Loan to the Company on the date such funds are transmitted to the Administrative Agent. The receipt by a Bank of funds as set forth above shall be deemed to be a payment of Loans by the Company on the date such payment is received.

          5.05 Conditions to All Loans. The obligation of each Tranche 2 Bank to make any Loan to be made by it, to convert any Prime Rate Loan into a Eurodollar Rate Loan under Section 4.07 or to continue a Eurodollar Rate Loan under Section
4.07 is subject to the satisfaction of the following conditions precedent on the relevant Borrowing Date or

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Conversion/Continuation Date; provided that only the conditions set forth in
Sections 5.05(a) and 5.05(b) need be satisfied in the case of a continuation of a Eurodollar Rate Loan pursuant to Section 4.07:

          (a) Notice of Borrowing or Conversion/Continuation. The Administrative Agent shall have received a Notice of Borrowing, or a Notice of Conversion/Continuation, as applicable;

          (b) Continuation of Representations and Warranties. After giving effect to such Borrowing, the representations and warranties in Article VI shall be true and correct on and as of such Borrowing Date with the same effect as if made on and as of such Borrowing Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct as of such earlier date and except to the extent (x) the representations and warranties set forth in Section 6.05 relate to any litigation which has been specifically disclosed to the Banks and which has been added to Schedule 6.05 with the written approval of the Majority Banks and (y) the representation and warranty set forth in Section 6.25 relates to any event or condition which has been specifically disclosed to the Banks and which has been added to Schedule 6.25 with the written approval of the Majority Banks).

          Each Notice of Borrowing and each Notice of Conversion/Continuation relating to the conversion of any Prime Rate Loan into a Eurodollar Rate Loan submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Borrowing Date or Conversion/Continuation Date, as applicable, that the conditions in this Section 5.05 are satisfied. Each Notice of Conversion/Continuation relating to the continuation of any Eurodollar Rate Loan submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such notice and as of each Conversion/Continuation Date that the conditions in Sections 5.05(a) and
(c) are satisfied;

          (c) No Future Advance Notice. Neither the Administrative Agent nor any Bank shall have received from the Company any notice that any Collateral Document will no longer secure on a first priority basis future advances or future Loans to be made or extended under this Agreement;

          (d) Performance of Agreements. The Company shall have performed in all material respects all agreements and satisfied all conditions which the Loan Documents provide shall be performed or satisfied by it on or before the relevant Borrowing Date or Conversion/Continuation Date;

          (e) No Judgments. No order, judgment or decree of any arbitrator or Governmental Authority shall purport to enjoin or restrain any Bank from making or converting the Loans to be made or converted by it on the relevant Borrowing Date or Conversion/Continuation Date;

          (f) Regulation T, U and X. The making or converting of the Loans requested on the relevant Borrowing Date or Conversion/Continuation Date shall not violate any law including, without limitation, Regulation T, U or X of FRB; and

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          (g) No Litigation. There shall not be pending or, to the knowledge of the Company, threatened, any action, suit, proceeding, governmental investigation or arbitration against or affecting the Company or any of its Subsidiaries or any property of the Company or any of its Subsidiaries that has not been disclosed by the Company in writing pursuant to Section 7.03 prior to the making of the last preceding Loans, and there shall have occurred no development not so disclosed in any such action, suit, proceeding, governmental investigation or arbitration so disclosed, that, in either event, would reasonably be expected to have a Material Adverse Effect; and no injunction or other restraining order shall have been issued and no hearing to cause an injunction or other restraining order to be issued shall be pending or noticed with respect to any action, suit or proceeding seeking to enjoin or otherwise prevent the consummation of, or to recover any damages or obtain relief as a result of, the transactions contemplated by any Loan Document or the making of any Loan.

          5.06 Conditions to All Letters of Credit. The Issuance of any Letter of Credit hereunder (whether or not the applicable Issuing Bank is obligated to Issue such Letter of Credit) is subject to the following conditions precedent:

          (a) Notice of Issuance of Letter of Credit. On or before the date of Issuance of such Letter of Credit, the applicable Issuing Bank and the Administrative Agent shall have received from the Company, in accordance with the provisions of Sections 3.01 and 3.02, a Letter of Credit Request, together with all other information specified in Article III and such other documents or information as the applicable Issuing Bank and the Administrative Agent may require in connection with the Issuance of such Letter of Credit.

          (b) Satisfaction of Other Conditions. On the date of Issuance of such Letter of Credit, all conditions precedent described in Section 5.05 shall be satisfied to the same extent as if the Issuance of such Letter of Credit were the making of a Loan and the date of Issuance of such Letter of Credit were a Borrowing Date.

Each Letter of Credit Request submitted by the Company hereunder shall constitute a representation and warranty by the Company hereunder, as of the date of each such Letter of Credit Request and as of the date on which the Letter of Credit is Issued, that the conditions in this Section 5.06 are satisfied.

                                   ARTICLE VI.

                         REPRESENTATIONS AND WARRANTIES

          The Company represents and warrants to the Administrative Agent and each Bank that:

          6.01 Corporate Existence and Power. The Company and each of the Restricted Subsidiaries (in the case of clauses (a), (b) and (c)) and its Subsidiaries (in the case of clause (d)):

          (a) is a corporation (or other entity) duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

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          (b) has the power and authority and all governmental licenses, authorizations, consents and approvals to own its assets, carry on its business and to execute, deliver, and perform its obligations under the Loan Documents;

          (c) is duly qualified as a foreign corporation (or other entity) and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license; and

          (d) is in compliance with all Requirements of Law and has all necessary orders, authorizations, approvals, consents and waivers by any Governmental Authority or other Person for the Company and its Subsidiaries to own and operate their business;

except, in each case referred to in clause (c) or clause (d), to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect.

          6.02 Corporate Authorization; No Contravention. The execution, delivery and performance by the Company and the Restricted Subsidiaries of each Loan Document to which such Person is party, have been duly authorized by all necessary corporate (or equivalent) action, and do not and will not:

          (a) contravene the terms of any of that Person's Organization
Documents;

          (b) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any arbitrator or Governmental Authority to which such Person or its property is subject; or

          (c) violate any Requirement of Law.

          6.03 Governmental Authorization. No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority (except for filings in connection with the Liens granted to the Administrative Agent under the Collateral Documents) is necessary or required in connection with the execution, delivery or performance by, or enforcement against, the Company or any the Restricted Subsidiaries of any Loan Document to which such Person is a party.

          6.04 Binding Effect. Each Loan Document to which the Company or any of its Restricted Subsidiaries is a party constitutes the legal, valid and binding obligation of the Company and the Restricted Subsidiaries to the extent it is a party thereto, enforceable against such Person in accordance with its respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors' rights generally or by equitable principles.

          6.05 Litigation. Except as specifically disclosed in Schedule 6.05, there are no actions, suits, proceedings, claims or disputes pending, or to the best knowledge of the Company, threatened or contemplated, at law, in equity, in arbitration or before any Governmental Authority, against the Company, or its Subsidiaries or any of their respective properties which:

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          (a) purport to affect or pertain to any Loan Document, or any of the transactions contemplated hereby or thereby; or

          (b) could reasonably be expected to have a Material Adverse Effect. No injunction, writ, temporary restraining order or any order of any nature has been issued by any arbitrator or Governmental Authority purporting to enjoin or restrain the execution, delivery or performance of any Loan Document, or directing that the transactions provided for herein or therein not be consummated as herein or therein provided.

          6.06 No Default. No Default or Event of Default exists or would result from the incurring of any Obligations by the Company or from the grant or perfection or continued perfection of the Liens of the Collateral Agent, in favor of the Administrative Agent and the Banks on the Collateral. As of the Effective Date, neither the Company nor any of its Subsidiaries is in default under or with respect to any Contractual Obligation in any respect which, individually or together with all such defaults, could reasonably be expected to have a Material Adverse Effect, or that would, if such default had occurred after the Effective Date, create an Event of Default under Section 9.01(e).

          6.07 ERISA Compliance.

          (a) Each Plan is in compliance in all respects with the applicable provisions of ERISA, the Code and other federal or state law, except for matters which have not resulted and would not reasonably be expected to result in a Material Adverse Effect. Each Plan which is intended to qualify under Section 401(a) of the Code has received, or will timely file for, a favorable determination letter from the IRS and to the best knowledge of the Company, nothing has occurred which would cause, or would reasonably be expected to cause, the loss of such qualification. The Company and each ERISA Affiliate has made all required contributions to all Plans, and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan.

          (b) There are no pending or, to the best knowledge of the Company, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect. There has been no prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in a Material Adverse Effect.

          (c) (i) No ERISA Event has occurred or is reasonably expected to occur; (ii) no Pension Plan has any material Unfunded Pension Liability; and
(iii) neither the Company, any Restricted Subsidiary nor any ERISA Affiliate has incurred, or reasonably expects to incur, any material liability under Title IV of ERISA with respect to any Pension Plan (other than premiums due and not delinquent under Section 4007 of ERISA), including but not limited to any material liability under Section 4201 or 4243 of ERISA with respect to a Multiemployer Plan and any material liability that could reasonably be expected to result from the operation of Section 4069 or 4212(c) of ERISA.

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          6.08 Use of Proceeds; Margin Regulations. The proceeds of the Loans are to be used solely for the purposes set forth in and permitted by Section
7.11 and Section 8.07. Neither the Company nor any Subsidiary is generally engaged in the business of purchasing or selling Margin Stock or extending credit for the purpose of purchasing or carrying Margin Stock.

          6.09 Title to Properties. The Company and each Subsidiary have good record and marketable title in fee simple to, or valid leasehold interests in, all real property necessary or used in the ordinary conduct of their respective businesses, except for such defects in title as could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. As of the Effective Date, the property of the Company and its Subsidiaries is subject to no Liens, other than Permitted Liens.

          6.10 Taxes. The Company and its Subsidiaries have filed all Federal and other material tax returns and reports required to be filed, and have paid all Federal and other material taxes, assessments, fees and other governmental charges levied or imposed upon them or their properties, income or assets otherwise due and payable, except those which are being contested in good faith by appropriate proceedings and for which adequate reserves have been provided in accordance with GAAP. There is no proposed tax assessment against the Company or any of its Subsidiaries that would, if made, reasonably be expected to have a Material Adverse Effect.

          6.11 Financial Condition. The audited consolidated financial statements of the Company and its Subsidiaries dated December 31, 2001 and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal year ended on that date (including the notes thereto) and the unaudited consolidated financial statements of the Company and its Subsidiaries dated September 30, 2002 and the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal quarter ended on that date (including the notes thereto):

               (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject, in the case of such unaudited financial statements, to ordinary, good faith year end audit adjustments;

               (ii) fairly present the consolidated financial condition of the Company and its Subsidiaries as of the date thereof and the consolidated results of operations of the Company and its Subsidiaries for the period covered thereby; and

               (iii) except as specifically disclosed in Schedule 6.11, show all material indebtedness and other material liabilities, direct or contingent, of the Company and its consolidated Subsidiaries as of the date thereof, including material liabilities for taxes, material commitments and material Contingent Obligations.

          6.12 Environmental Matters.

          (a) Except as specifically disclosed in Schedule 6.12 (as such schedule may be amended with the approval of the Administrative Agent), the operations of the Company and each of its Subsidiaries comply in all respects with all Environmental Laws, except such non-compliance which would not (if enforced or otherwise addressed in accordance with applicable

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law) result in liabilities reasonably expected to require payments by the
Company and its Subsidiaries (whether to compensate for damages, to investigate and/or remediate contamination or hazardous conditions, to make capital improvements or operating changes, including reductions in throughput or production or otherwise) in an aggregate amount, determined for any date upon which this representation or warranty is made, exceeding $15,000,000 during the thirty-six (36) month period commencing on such date. Except as disclosed in
Schedule 6.12 (as such schedule may be amended with the approval of the Administrative Agent), no real property owned, operated, used or controlled by the Company or any of its Subsidiaries is listed or proposed for listing on the National Priority List or the Comprehensive Environmental Response, Compensation, and Liability Information System, both promulgated under CERCLA, or on any comparable state or local list, and, except as disclosed in Schedule
6.12 (as such schedule may be amended with the approval of the Administrative Agent), neither the Company nor any of its Subsidiaries has received any notification of potential or actual liability or request for information by any Governmental Authority under CERCLA or any comparable state or local law.

          (b) Except as specifically disclosed in Schedule 6.12 (as such schedule may be amended with the approval of the Administrative Agent), the Company and each of its Subsidiaries have obtained all licenses, permits, authorizations, approvals, consents and registrations required under any Environmental Law ("Environmental Permits") and necessary for their respective ordinary course operations, except where the failure to have such licenses, permits, authorizations, approvals, consents and registrations could not reasonably be expected to have a Material Adverse Effect, and all such material Environmental Permits are in good standing, and the Company and each of its Subsidiaries are in compliance with all material terms and conditions of such material Environmental Permits.

          (c) Except as specifically disclosed in Schedule 6.12 (as such schedule may be amended with the approval of the Administrative Agent), none of the Company, any of its Subsidiaries or any of their respective present property or operations, is subject to any outstanding written order from or agreement with any Governmental Authority, nor subject to any judicial or docketed administrative proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Material, which could expose the Company and its Subsidiaries to liabilities exceeding $500,000.

          (d) Except as specifically disclosed in Schedule 6.12 (as such schedule may be amended with the approval of the Administrative Agent), there are no Hazardous Materials or other conditions or circumstances existing with respect to any property of the Company or any of its Subsidiaries, or arising from their operations that would reasonably be expected to give rise to Environmental Claims requiring payments by the Company and its Subsidiaries (whether to compensate for damages, to investigate and/or remediate contamination or hazardous conditions, to make capital improvements or otherwise) in an aggregate amount, determined for any date upon which this representation or warranty is made, exceeding $15,000,000 during the thirty-six
(36) month period commencing on such date. In addition, except as disclosed in
Schedule 6.12 (as such schedule may be amended with the approval of the Administrative Agent), (i) neither the Company nor any of its Subsidiaries has any underground storage tanks, above-ground storage tanks, storage ponds or surface impoundments (x) that are not properly registered, permitted or otherwise authorized under applicable Environmental Laws, or (y) that are leaking

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or otherwise releasing Hazardous Materials (whether as fluids or vapors) into the environment in a manner that may reasonably be expected to give rise to Environmental Claims with a potential liability to the Company and its Subsidiaries in excess of $5,000,000 in the aggregate, and (ii) the Company and its Subsidiaries have notified all of their employees of the existence of any health hazards arising from the conditions of their employment and have met all notification requirements under Title III of CERCLA and all other Environmental Laws.

          (e) Except as set forth in Schedule 6.12 (as such schedule may be amended with the approval of the Administrative Agent), none of the Company or any of its Subsidiaries has any contingent liabilities under environmental indemnities or other agreements whereby the Company or any such Subsidiary has agreed to indemnify others against Environmental Claims which could reasonably be expected to expose the Company and its Subsidiaries to liabilities exceeding $10,000,000 in the aggregate, and except as set forth in Schedule 6.12 (as such schedule may be amended with the approval of the Administrative Agent), none of the Company or its Subsidiaries has provided any bond or other form of financial assurance with respect to any environmental liability, risks or remediation costs of shippers, customers or other third-parties.

          6.13 Collateral Documents.

          (a) The provisions of each of the Collateral Documents are effective to create in favor of the Collateral Agent for the benefit of the Administrative Agent, the Banks and the Bank Swap Parties, a legal, valid and enforceable first priority security interest in all right, title and interest of the Company and the Restricted Subsidiaries in the Collateral described therein and upon filing of the UCC financing statements, financing statements in lieu of continuation statements, and/or amendments thereto, in the offices in all of the jurisdictions listed in the schedules to the Security Agreement and the Subsidiary Security Agreement, the Collateral Agent shall have a legal, valid and enforceable first priority security interest in the Collateral subject only to Permitted Liens.

          (b) All representations and warranties of the Company and any of the Restricted Subsidiaries party thereto contained in the Collateral Documents are true and correct in all material respects.

          (c) The Company has delivered to the Collateral Agent all commodities account agreements in effect.

          6.14 Regulated Entities. None of the Company, any Person controlling the Company, or any Restricted Subsidiary, is an "Investment Company" within the meaning of the Investment Company Act of 1940. The Company is not subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act, the Interstate Commerce Act, any state public utilities code, or any other Federal or state statute or regulation limiting its ability to incur Indebtedness.

          6.15 No Burdensome Restrictions. Neither the Company nor any Restricted Subsidiary is a party to or bound by any Contractual Obligation, or subject to any restriction in any Organization Document, or any Requirement of Law, which could reasonably be expected to have a Material Adverse Effect.

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          6.16 Copyrights, Patents, Trademarks and Licenses, etc. The Company
and/or one or more of the Restricted Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person except to the extent that such failure would not reasonably be expected to have a Material Adverse Effect. To the best knowledge of the Company, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by the Company or any Restricted Subsidiary infringes upon any rights held by any other Person. Except as specifically disclosed in Schedule 6.05, no claim or litigation regarding any of the foregoing is pending or threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of the Company, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect.

          6.17 Subsidiaries. The Company has no Subsidiaries and has no equity Investments in any other corporation or entity other than (a) those specifically disclosed in Schedule 6.17, (b) Joint Ventures permitted under Section 8.09, (c) the Pipeline Subsidiary, (d) when formed or designated, any Unrestricted Subsidiary and (e) Investments permitted under Section 8.04.

          6.18 Insurance. Except as specifically disclosed in Schedule 6.18, the properties of the Company and the Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of the Company, in such amounts, with such deductibles and covering such risks as are customarily carried by Persons engaged in similar businesses and owning similar properties in localities where the Company or such Subsidiary operates.

          6.19 Solvency. The Company is and each of its Restricted Subsidiaries are Solvent.

          6.20 Full Disclosure. None of the representations or warranties made by the Company or any Restricted Subsidiary in the Loan Documents as of the date such representations and warranties are made or deemed made, and none of the statements contained in any exhibit, report, statement or certificate furnished by or on behalf of the Company or any Restricted Subsidiary in connection with the Loan Documents, when taken as a whole, contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading as of the time when made or delivered.

          6.21 Maintenance of Accounts. Neither the Company nor any of its Subsidiaries has or maintains any bank or other account containing or receiving proceeds of the Collateral except the Collection Deposit Account and the Concentration Account disclosed in the Collection Bank Agreement and the Concentration Bank Agreement (including the schedules thereto), and accounts in connection with the granting of Liens permitted under Section 8.01(g), (m), (o) or (u) other than the Permitted PACC Accounts.

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          6.22 Receivables. Each Eligible Receivable pledged by the Company or a
Restricted Subsidiary to the Collateral Agent under the Collateral Documents represents a final sale and delivery of merchandise or the rendition of services by the Company to customers and is owned by the Company or such Restricted Subsidiary free and clear of all Liens in favor of any Person other than the Administrative Agent on behalf of the Banks and the Bank Swap Parties. Each such Eligible Receivable has a liquidated amount maturing on a date specified in the invoice or other supporting data covering such sale, and will not be subject to any deduction, offset, counterclaim, return privilege or other condition, except in the ordinary course of business.

          6.23 Inventory. Each of the Perfection Certificates of the Company delivered to the Administrative Agent pursuant to Section 5.01(f) or Section 7.02(f), contains a true and complete list showing all states where the Company maintains Inventory at the time such Certificate is so delivered.

          6.24 1997 Fixed Rate Note Indentures, 1998 Fixed Rate Note Indenture, Holdings Exchange Debenture Indenture and 2003 Note Indenture. The Indebtedness to be incurred by the Company under this Agreement is (i) "Permitted Indebtedness" under the 1997 Fixed Rate Note Indentures pursuant to the definition of such term contained therein and "Senior Debt" under the 1997 Fixed Rate Note Indentures described in clause (ii) of the definition of the 1997 Fixed Rate Note Indentures pursuant to the definition of such term contained therein, (ii) "Permitted Indebtedness" under the 1998 Fixed Rate Note Indenture pursuant to the definition of such term contained therein, (iii) "Permitted Indebtedness" under the Holdings Exchange Debenture Indenture pursuant to the definition of such term contained therein and (iv) "Permitted Indebtedness" under the 2003 Note Indenture pursuant to the definition of such term contained therein. The execution, delivery and performance of the Loan Documents and the provisions contained herein and therein do not contravene or conflict with, result in a breach or violation of, or constitute a default under any of the terms, conditions or provisions of the 1997 Fixed Rate Note Indentures, the 1997 Fixed Rate Notes, the 1998 Fixed Rate Note Indenture, the 1998 Fixed Rate Notes, the Holdings Exchange Debentures, the Holdings Exchange Debentures Indenture, the PAFC Bonds, the PAFC Bond Indenture, the PAFC Bond Guarantee, the Common Security Agreement, the 2003 Notes or the 2003 Note Indenture.

          6.25 Material Adverse Effect. Except as specifically disclosed in
Schedule 6.25, since December 31, 2001, there has been no Material Adverse
Effect.

                                  ARTICLE VII.

                              AFFIRMATIVE COVENANTS

          So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding:

          7.01 Financial Statements. The Company shall deliver to the Administrative Agent, in form and detail satisfactory to the Majority Banks (and the Administrative Agent shall deliver to the Banks electronically copies thereof promptly upon the request of a Bank):

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          (a) as soon as available, but not later than ninety (90) days after the end of each fiscal year, a copy of the audited consolidated and consolidating balance sheet of the Company and its Subsidiaries as at the end of such year and the related consolidated and consolidating statements of income or operations, shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of Deloitte & Touche or another nationally-recognized independent public accounting firm ("Independent Auditor"), which report shall state that such consolidated financial statements present fairly the financial condition for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited (including, without limitation, as to the scope of audit) and shall be delivered to the Administrative Agent pursuant to a reliance agreement between the Administrative Agent (on behalf of itself and the Banks) and such Independent Auditor in form and substance satisfactory to the Administrative Agent;

          (b) as soon as available, but not later than forty-five (45) days after the end of each of the Company's fiscal quarters of each fiscal year, a copy of the unaudited consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such quarter and the related consolidated and consolidating statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter and, if such quarter is not the first fiscal quarter of the fiscal year, then for the period commencing on the first day of such fiscal year and ending on the last day of such quarter, setting forth in each case in comparative form the figures for the corresponding quarter for the previous fiscal year, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the consolidated financial position and results of operations of the Company and its Subsidiaries;

          (c) as soon as available, but not later than thirty (30) days after the end of each of the calendar months of each calendar year or, if the end of any such calendar month is the last day of a fiscal quarter, then forty-five
(45) days after the end of such calendar month, a copy of the unaudited consolidated and consolidating balance sheet of the Company and its Subsidiaries as of the end of such month and the related consolidated and consolidating statements of income, shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such month and, if such month is not the first month of the Company's fiscal year, then for the period commencing on the first day of such fiscal year and ending on the last day of such month, setting forth in each case in comparative form the figures for the corresponding month for the previous fiscal year, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the consolidated financial position and results of operations of the Company and its Subsidiaries; and

          (d) as soon as available but not later than January 31 of each fiscal year of the Company, the Company's operating budget, plans and financial forecasts, prepared in accordance with its normal accounting procedures applied on a consistent basis, for such fiscal year (prepared for each calendar month and each fiscal quarter during such fiscal year) including, without limitation,
(i) forecasted consolidated statements of income, cash flows and financial condition of the Company and its Subsidiaries for each such period and year-to-date, (ii) the amount of forecasted Capital Expenditures, together with a detailed description thereof, for each

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such period, and (iii) promptly upon receipt thereof, copies of all reports submitted to the Company by the Independent Auditor in connection with any annual, interim or special audit of the books of the Company or any of its Subsidiaries made by the Independent Auditor, including, without limitation, any so-called management letter furnished to the Company or any of its Subsidiaries by its accountants.

          7.02 Certificates; Other Information. The Company shall furnish to the Administrative Agent (and the Administrative Agent shall deliver to the Banks electronically copies thereof promptly upon the request of a Bank):

          (a) concurrently with the delivery of the financial statements referred to in Section 7.01(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Default or Event of Default, except as specified in such certificate;

          (b) concurrently with the delivery of the financial statements referred to in Sections 7.01(a), (b) and (c), a Compliance Certificate executed by a Responsible Officer;

          (c) promptly, copies of all financial statements and reports that Holdings or the Company sends to their respective public securityholders, and copies of all financial statements and regular, periodic or special reports (including Forms 10-K, 10-Q and 8-K) that Holdings, the Company or any of their respective Subsidiaries may make to, or file with, the SEC;

          (d) promptly upon the effectiveness thereof, copies of each amendment, modification or restatement of or replacement or substitution for any of the Institutional Finance Documents;

          (e) prior to the close of business on the tenth Business Day after (i) the Sunday closest to the fifteenth day of each month, and (ii) the last Business Day of each month, including the month in which the Effective Date occurs, a certificate (the "Borrowing Base Certificate") substantially in the form of Exhibit D to this Agreement, signed by a Responsible Officer, setting forth, on an itemized basis, the Borrowing Base, as of the close of business on such Sunday or month end (each a "Borrowing Base Measurement Date") and the Borrowing Base computations based thereon, as well as certifications by a Responsible Officer of the Company that the information set forth in such Borrowing Base Certificate is true and correct and that from the date of the most recent Borrowing Base Certificate previously delivered to the date of the new Borrowing Base Certificate being delivered with such certification, no Default or Event of Default has occurred and is continuing; provided, that if at any time the excess of the Borrowing Base over the sum of (A) the Effective Amount of all Loans plus (B) the Effective Amount of all L/C Obligations plus
(C) the Effective Amount of all Outstanding Eligible LOIs, is less than $50,000,000, the Company shall deliver a Borrowing Base Certificate prior to the close of business on the tenth Business Day after the Sunday of each week until such time as the excess of the Borrowing Base over such sum is greater or equal to $50,000,000. Notwithstanding the foregoing, the Company may deliver a Borrowing Base Certificate at any time, setting forth, on an itemized basis, the Borrowing Base, as of the close of business on any day (an "Interim Borrowing Base Measurement Date") following the Borrowing Base Measurement Date in respect of the most recently delivered Borrowing Base Certificate (it being

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understood that all items of the Borrowing Base shall be itemized as of such
Interim Borrowing Base Measurement Date and such date shall be prior to the date of such Borrowing Base Certificate and the next Borrowing Base Measurement Date) and otherwise in accordance with this Section 7.02(e). Each Borrowing Base Certificate shall become effective upon the Administrative Agent's receipt thereof and shall remain in effect until the earlier of (A) the receipt by the Administrative Agent of the next Borrowing Base Certificate to be delivered hereunder, and (B) the close of business on the date on which the next Borrowing Base Certificate is required to be delivered hereunder; provided, that if the Company certifies to the Administrative Agent that it is not able to provide a Borrowing Base Certificate as of the Sunday closest to the fifteenth day of any month due to circumstances beyond its control, the Company may, with the consent of the Administrative Agent, provide a Borrower Base Certificate in lieu of the Borrowing Base Certificate described in clause (i) above, on such date, and dated as of a Sunday, reasonably acceptable to the Administrative Agent;

          (f) no later than ten (10) days after the removal of any Inventory of the Company or a Restricted Subsidiary from the jurisdictions listed on the then current Perfection Certificates to a jurisdiction not so listed, a revised Perfection Certificate, executed by the Company, indicating the new location of such Inventory;

          (g) promptly upon entering into a Swap Contract relating to interest rates (or any amendments or modifications thereto) with any Bank Swap Party, a copy of such Swap Contract (or such amendment or modification document);

          (h) as soon as available, but not later than thirty (30) days after the end of each of the calendar months of each calendar year a report on payables and the aging of receivables in a form satisfactory to the Administrative Agent; and

          (i) promptly, such additional information regarding the business, financial or corporate affairs of the Company or any of its Subsidiaries as the Administrative Agent or any Bank may from time to time request.

          7.03 Notices. The Company shall promptly notify the Administrative Agent and each Bank:

          (a) of the occurrence of any Default or Event of Default, and of the occurrence or existence of any event or circumstance that will foreseeably become a Default or Event of Default;

          (b) of (i) any breach or non-performance of, or any default under, any Contractual Obligation of the Company or any of its Subsidiaries which could reasonably be expected to result in a Material Adverse Effect; and (ii) any dispute, litigation, investigation, proceeding or suspension which may exist at any time between the Company or any of its Subsidiaries and any Governmental Authority;

          (c) of the commencement of, or any material development in, any litigation or proceeding affecting the Company or any of its Subsidiaries (i) in which the amount of damages claimed is $5,000,000 (or its equivalent in another currency or currencies) or more, (ii) in which injunctive or similar relief is sought and which, if adversely determined, would reasonably be

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expected to have a Material Adverse Effect, or (iii) in which the relief sought is an injunction or other stay of the performance of any Loan Document;

          (d) upon, but in no event later than ten (10) days after, becoming aware of (i) any and all enforcement, cleanup, removal or other governmental or regulatory actions instituted, completed or threatened against the Company or any of its Subsidiaries or any of their respective properties pursuant to any applicable Environmental Laws that constitute Significant Environmental Issues,
(ii) any Environmental Claim in excess of $500,000, and (iii) any changes in Environmental Laws which will require Capital Expenditures in excess of levels assumed by the Company in the preparation of any financial models or projections delivered to the Banks (including forecasts required by Section 7.01(d));

          (e) of any other litigation or proceeding affecting the Company or any of its Subsidiaries which the Company would be required to report to the SEC pursuant to the Exchange Act, within four days after reporting the same to the SEC;

          (f) of the occurrence of any of the following events affecting the Company or any ERISA Affiliate (but in no event more than ten (10) days after such event), and deliver to the Administrative Agent and each Bank a copy of any notice with respect to such event that is filed with a Governmental Authority and any notice delivered by a Governmental Authority to the Company or any ERISA Affiliate with respect to such event:

               (i)   an ERISA Event;

               (ii) a material increase in the Unfunded Pension Liability of any Pension Plan;

               (iii) the adoption of, or the commencement of contributions to, any Plan subject to Section 412 of the Code by the Company or any ERISA Affiliate or the adoption of any amendment to a Plan subject to Section 412 of the Code, if such adoption or amendment results in a material increase in contributions or Unfunded Pension Liability;

          (g) of any material change in accounting policies, financial reporting practices or hedging practices by the Company or any of its consolidated Subsidiaries; and

          (h) of any change (i) in the location of the Company's or any Restricted Subsidiary's chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any such new office or facility), or (ii) in the Company's or any Restricted Subsidiary's Federal Taxpayer Identification Number or organizational identification number; provided that notice under this subsection (h) shall be deemed given if provided in a Perfection Certificate delivered under 7.02(f).

          Each notice under this Section 7.03 shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action the Company or any affected Subsidiary proposes to take with respect thereto and at what time. Each notice under Section 7.03(a) shall describe with particularity any and all clauses

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or provisions of the relevant Loan Document that have been (or foreseeably will
be) breached or violated.

          7.04 Preservation of Corporate Existence, Etc. The Company shall, and shall cause each Restricted Subsidiary to:

          (a) preserve and maintain in full force and effect its corporate existence (or equivalent) and good standing under the laws of its state or jurisdiction of incorporation or organization unless such failure would not have a Material Adverse Effect;

          (b) preserve and maintain in full force and effect all governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by Section 8.03 and sales of assets permitted by Section 8.02;

          (c) use reasonable efforts, in the ordinary course of business, to preserve its business organization and goodwill; and

          (d) preserve or renew all of its registered patents, trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

          7.05 Maintenance of Property. The Company shall maintain, and shall cause each Restricted Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted and make all necessary repairs thereto and renewals and replacements thereof except where the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company and each Restricted Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its Facilities.

          7.06 Insurance. In addition to insurance requirements set forth in the Collateral Documents, the Company shall maintain, and shall cause each Restricted Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons, including workers' compensation insurance, public liability and property and casualty insurance which amount shall not be reduced by the Company or any such Restricted Subsidiary in the absence of thirty (30) days' prior written notice to the Administrative Agent. All insurance policies listed on Schedule 7.06 shall name the Collateral Agent as loss payee and shall name the Administrative Agent as an additional insured, in each case for the benefit of itself, the Banks and the Bank Swap Parties, as its interests may appear. Each such policy listed on Schedule 7.06 shall require, among other things, that no cancellation or material modification of such policy shall be effective until thirty (30) days prior written notice thereof shall have been provided to the Administrative Agent. The Company shall furnish the Administrative Agent, with sufficient copies for each Bank, at reasonable intervals (and in any event at least once per calendar year) a certificate of a Responsible Officer of the Company and each insurance broker of the Company setting forth the

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nature and extent of all insurance maintained by the Company and the Restricted
Subsidiaries in accordance with this Section or any Collateral Documents (and which, in the case of a certificate of a broker, were placed through such broker).

          7.07 Payment of Obligations. The Company shall, and shall cause each Restricted Subsidiary to, pay and discharge as the same shall become due and payable, all their respective material obligations and liabilities, including:

          (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by the Company or such Subsidiary;

          (b) all lawful claims which, if unpaid, would by law become a Lien upon its property; and

          (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

          7.08 Compliance with Laws. The Company shall comply, and shall cause each Subsidiary to comply, in all material respects with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect. The Company shall, and shall cause each Restricted Subsidiary and each of its and their ERISA Affiliates to: (a) maintain each Plan in compliance in all respects with the applicable provisions of ERISA, the Code and other federal or state law, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; (b) cause each Plan which is qualified under Section 401(a) of the Code to maintain such qualification, except to the extent that the failure to do so could not reasonably be expected to have a Material Adverse Effect; and (c) make all required contributions to any Plan subject to Section 412 of the Code.

          7.09 Inspection of Property and Books and Records. The Company shall maintain and shall cause each Restricted Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of the Company and such Restricted Subsidiary. The Company shall permit, and shall cause each Restricted Subsidiary to permit, representatives and independent contractors of the Administrative Agent or any Bank to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of the Company and at such times during normal business hours and as often as may be reasonably desired, upon any advance notice to the Company; provided when an Event of Default exists the Administrative Agent or any Bank may do any of the foregoing at the expense of the Company at any time during normal business hours and without advance notice. Without limiting the

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generality of the foregoing, the Company agrees that semiannual Borrowing Base audit examinations on or about March 31 and September 30 of each year beginning in 2003 (or more frequently, as may be required by the Administrative Agent acting alone or at the direction of the Lead Banks, in its or their sole discretion) shall be conducted at the Company's cost and expense in scope and detail satisfactory to the Administrative Agent or the Lead Banks, utilizing, at the election of the Administrative Agent or the Lead Banks, in-house personnel of the Administrative Agent or one or more Lead Banks, or one or more outside appraisers selected by the Administrative Agent or the Lead Banks.

          7.10 Environmental Laws.

          (a) The Company shall, and shall cause each of its Subsidiaries to, conduct its operations and keep and maintain its property in compliance with all Environmental Laws, except that it will not be a breach of this covenant if noncompliance could not reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect.

          (b) Upon the written request of the Administrative Agent or the Majority Banks, the Company shall submit and cause each of its Subsidiaries to submit, to the Administrative Agent with sufficient copies for each Bank, at the Company's sole cost and expense, at reasonable intervals, a report prepared by an environmental consultant approved by the Administrative Agent or the Lead Banks, in form and substance satisfactory to the Lead Banks, providing an update of the status of any environmental, health or safety compliance, hazard or liability issue or matter disclosed on Schedule 6.12 or identified in any notice or report required pursuant to Section 7.03(d), that could reasonably be expected to, individually or in the aggregate, result in liability in excess of $15,000,000.

          (c) The Company shall perform all environmental remediation in respect of the "Excluded Area" (as defined in the Port Arthur Purchase Agreement) in the manner and at such times as are contemplated in the Company's remediation plan as evidenced by the November 9, 1994 report of Black and Veatch Waste Science, Inc. and RTM/Jones and Neuse, Inc. and the Texas Natural Resource Conservation Commission, and, in addition, the Company shall comply with any further Requirement of Law which becomes applicable to the Excluded Area. In the event the Company revises its remediation plan in respect to the "Excluded Area" (whether by reason of a further Requirement of Law or otherwise), the Company shall promptly notify the Administrative Agent and the Banks of such revision, in detail satisfactory to the Majority Banks, and shall comply with such revised remediation plan.

          7.11 Use of Proceeds. The Company shall use the Letters of Credit and up to an aggregate of $75,000,000 of the proceeds of the Loans at any time outstanding for working capital and general corporate purposes and not (a) in contravention of any Requirement of Law or of any Loan Document or any Institutional Finance Document or (b) in any manner that would result in the credit extended under this Agreement being in violation of Regulation T, U or X of the FRB. In addition, the Company may use up to an aggregate of $150,000,000 of the proceeds of the Loans at any time outstanding solely to fund acquisitions of Petroleum Inventory that are acquired in connection with acquisitions made in compliance with the express terms of this Agreement; provided, that immediately following making any such Loan, the Effective Amount of all Loans then outstanding plus the Effective Amount of all L/C Obligations plus the Effective

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Amount of all Outstanding Eligible LOIs must be less than the sum of (i) the lesser of (x) the combined Commitments then in effect and (y) the Borrowing Base plus (ii) $100,000,000 on a pro forma basis as if such Loan had been made as of the most recent Borrowing Base Measurement Date, and the Company shall furnish to the Administrative Agent a Borrowing Base Certificate in accordance with the requirements set forth in Section 7.02(e) of this Agreement to that effect.

          7.12 Further Assurances.

          (a) The Company shall ensure that all written information, exhibits and reports furnished to the Administrative Agent or the Banks, when taken as a whole, do not and will not contain any untrue statement of a material fact and do not and will not omit to state any material fact or any fact necessary to make the statements contained therein not misleading in light of the circumstances under which they were made, and will promptly disclose to the Administrative Agent and the Banks and correct any defect or error that may be discovered therein or in any Loan Document or in the execution, acknowledgment or recordation thereof.

          (b) Promptly upon request by the Administrative Agent or the Majority Banks, the Company shall (and shall cause any of the Restricted Subsidiaries to) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, any and all such further acts, deeds, conveyances, security agreements, mortgages, assignments, estoppel certificates, financing statements, financing statements in lieu of continuation statements and amendments thereto, termination statements, notices of assignment, transfers, certificates, assurances and other instruments the Administrative Agent or such Banks, as the case may be, may require from time to time in order (i) to carry out more effectively the purposes of any Loan Document, (ii) to subject to the Liens created by any of the Collateral Documents any of the properties, rights or interests covered by any of the Collateral Documents, (iii) to perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and the Liens intended to be created thereby, and (iv) to better assure, convey, grant, assign, transfer, preserve, protect and confirm to the Administrative Agent and the Banks the rights granted or now or hereafter intended to be granted to the Administrative Agent or the Banks under any Loan Document or under any other document executed in connection therewith.

          7.13 Account Customers.

          (a) The Company shall, and shall cause each of the Restricted Subsidiaries to, promptly notify in writing all future wholesale account customers and debtors that any amounts with respect to wholesale accounts receivable shall be paid directly into the Concentration Account specifying in such notice the name of the Concentration Bank and the branch and account number of such account.

          (b) The Company shall, and shall cause each of the Restricted Subsidiaries to, forward all funds received by the Company or such Restricted Subsidiaries in respect of accounts receivable or any other Accounts (in each case not otherwise deposited in a Collection Bank Account or the Concentration Account) to the Concentration Account by wire transfer of immediately available funds.

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          7.14 Accounts. The Company shall:

          (a) promptly upon, but in no event later than three (3) Business Days after, the Company's learning thereof, inform the Administrative Agent and each Bank in writing of any material delay by any Account Debtor in the performance of any of such Account Debtor's obligations to the Company and of any material allowance, credit or other money granted by the Company to any Account Debtor owing more than $500,000; and

          (b) promptly upon, but in no event later than three (3) Business Days after, the Company's receipt or learning thereof, furnish to and inform the Administrative Agent and each Bank of all material information relating to the adverse financial condition of any Account Debtor.

          7.15 Transfer of Funds into the Collection Bank Account and Concentration Account.

          (a) The Company shall monitor daily the balances of the Lockbox and the Company shall promptly initiate an Electronic Funds Transfer of the entire available amount in such account or Lockbox to the Collection Deposit Account or the Concentration Bank Account unless the balance in any such account or Lockbox is less than $10,000.

          (b) With respect to direct transfers from any wholesale customer who has authorized the Company to initiate ACH Transfers or other debits directly from such customer's accounts into the Collection Deposit Account or the Concentration Account from time to time to settle such customer's account with the Company, the Company shall promptly initiate or direct the Collection Bank or the Concentration Bank to initiate such ACH Transfer in the ordinary course of the Company's business, consistent with past practice.

          (c) During the continuance of an Event of Default, the Administrative Agent shall have the right, with full power of attorney in the place and stead of the Company to initiate ACH Transfers from all wholesale customer accounts that have been authorized for ACH Transfers, to the Collection Deposit Account or the Concentration Bank Account, as applicable.

          7.16 Periodic Distributions by the Project Companies. The Company shall cause the Project Companies to distribute to the Company, through the declaration of a dividend, all Cash in excess of $20,000,000 at any time held in the aggregate by one or more of the Project Companies in the PACC Operating Account to the extent that doing so would not result in a breach of applicable law. In addition to the immediately preceding sentence, in the event the aggregate amount (including intercompany payables) owed by the Company to the Project Companies exceeds $40,000,000 at any time, the Company shall immediately cause the Project Companies to forgive such amounts to the extent that doing so would not result in a breach of applicable law.

          7.17 MSCG Crude Oil Supply Agreements. The Company shall give the Administrative Agent copies of all drafts of the MSCG Crude Oil Supply Agreements and will not enter into the definitive MSCG Crude Oil Supply Agreements without the prior written consent of the Administrative Agent.

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                                  ARTICLE VIII.

                               NEGATIVE COVENANTS

          So long as any Bank shall have any Commitment hereunder, or any Loan or other Obligation shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding, unless the Majority Banks waive compliance in writing:

          8.01 Limitation on Liens. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property, whether now owned or hereafter acquired, other than the following ("Permitted Liens"):

          (a) any Lien (other than a Lien on the Collateral) existing on property of the Company or any Restricted Subsidiary on the Effective Date and set forth in Schedule 8.01 securing Indebtedness or other obligations outstanding on such date;

          (b) any Lien created under any Loan Document;

          (c) Liens for taxes, fees, assessments or other governmental charges which are not delinquent or remain payable without penalty, or, to the extent that non-payment thereof is permitted by Section 7.07, provided that no notice of lien has been filed or recorded under the Code;

          (d) carriers', warehousemen's, mechanics', landlords', materialmen's, repairmen's or other similar Liens arising in the ordinary course of business which are not delinquent or remain payable without penalty or which are being contested in good faith and by appropriate proceedings, which proceedings have the effect of preventing the forfeiture or sale of the property subject thereto;

          (e) Liens (other than any Lien imposed by ERISA and other than on the Collateral) consisting of pledges or deposits required in the ordinary course of business in connection with workers' compensation, unemployment insurance and other social security legislation;

          (f) Liens (other than Liens on the Collateral) on the property of the Company or its Restricted Subsidiary securing (i) the non-delinquent performance of bids, trade contracts (other than for borrowed money), leases, statutory obligations, (ii) obligations on surety and appeal bonds, and (iii) other non-delinquent obligations of a like nature; in each case, incurred in the ordinary course of business; provided all such Liens in the aggregate would not (even if enforced) reasonably be expected to cause a Material Adverse Effect;

          (g) Liens consisting of judgment or judicial attachment liens, provided that the enforcement of such Liens is effectively stayed and all such Liens in the aggregate at any time outstanding for the Company and the Restricted Subsidiaries do not exceed $5,000,000;

          (h) easements, rights-of-way, restrictions and other similar encumbrances (other than Liens on the Collateral) which, in the aggregate, are not substantial in amount, and which do

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not in any case materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the businesses of the Company and the Restricted Subsidiaries;

          (i) Liens on assets (other than assets of the same type as the Collateral) of Persons which become Restricted Subsidiaries after the date of this Agreement; provided that (i) such Liens existed at the time the respective corporations became Restricted Subsidiaries and were not created in anticipation thereof and (ii) the Indebtedness and other obligations secured by such Liens is permitted under Section 8.05;

          (j) purchase money security interests on any property (other than the Collateral) acquired or held by the Company or any Restricted Subsidiary, securing Indebtedness and other obligations incurred or assumed for the purpose of financing all or any part of the cost of acquiring such property; provided that (i) any such Lien attaches to such property concurrently with or within sixty (60) days after the acquisition thereof, (ii) such Lien attaches solely to the property so acquired in such transaction, (iii) the principal amount of the debt secured thereby does not exceed 100% of the cost of such property, and (iv) the principal amount of the Indebtedness secured by any and all such purchase money security interests shall not at any time exceed $15,000,000;

          (k) Liens (other than Liens on the Collateral) securing obligations in respect of Capitalized Leases on assets subject to such leases; provided that such Capitalized Leases are otherwise permitted hereunder;

          (l) Liens arising solely by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution; provided that such deposit account is not a part of the Collateral and is not subject to restrictions against access by the Company or any Restricted Subsidiary, as the case may be, in excess of those set forth by regulations promulgated by the FRB;

          (m) Liens consisting of pledges of Cash, Cash Equivalents, Qualifying Investments or Treasury Securities owned by the Company to secure, on a mark-to-market basis, obligations under Swap Contracts of the Company or any Restricted Subsidiary relating to commodity prices entered into in the ordinary course of business as bona fide hedging transactions or to secure petroleum inventory delivery requirements resulting therefrom; provided that (i) the counterparty to such Swap Contract is an entity listed on Schedule 8.01(m) of this Agreement or an Affiliate of such an entity, or such counterparty is under a similar requirement to deliver similar collateral from time to time to the Company and the Restricted Subsidiary party thereto, and (ii) the aggregate value of such collateral so pledged by the Company and the Restricted Subsidiaries together in favor of all counterparties does not at any time exceed $50,000,000;

          (n) Liens (other than Liens on the Collateral) (i) arising from precautionary filings of UCC financing statements relating solely to operating leases permitted by this Agreement and (ii) on equipment or intangible assets purchased in connection with an operating lease permitted by this Agreement granted to secure obligations under such operating lease;

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          (o) Liens on Cash or Qualifying Investments pledged in lieu of letters of credit for bonding and performance requirements, insurance requirements and workers' compensation requirements of the Company or any Restricted Subsidiary so long as the aggregate amount of Cash and Qualifying Investments so pledged does not exceed $10,000,000 at any time;

          (p) Liens on Inventory under Section 9-343 of the UCC as in effect in the State of Texas as of the Effective Date;

          (q) Liens (other than Liens on the Collateral) on fixed assets of the Company or any Restricted Subsidiary to secure tax-exempt industrial development bonds permitted by Section 8.05(f) or (q);

          (r) Liens on stock or assets of Unrestricted Subsidiaries;

          (s) Liens created pursuant to the MSCG Crude Oil Supply Agreements;

          (t) leases of and easements for access to ancillary equipment (other than the Collateral) necessary to operate the PACC Coker Project, which do not in any case interfere with the ordinary conduct of the Company and the Restricted Subsidiaries;

          (u) Liens on up to $140,000,000 of Cash, Cash Equivalents and/or Qualifying Investments (and any amounts earned on the assets pledged pursuant to this clause (u))used to secure Indebtedness permitted by Section 8.05(j);

          (v) Liens on the Memphis Assets existing on the date the Company acquires the Memphis Assets (or created pursuant to after acquired property clauses in existence on the date the Company acquires the Memphis Assets); provided that such Liens existed at the time the Company acquires the Memphis Assets and were not created in anticipation of such acquisition and the Indebtedness and other obligations secured by such Liens is permitted under
Section 8.05;

          (w) other Liens securing Indebtedness of up to $2,000,000 at any time; and

          (x) Liens on the assets of any of the Project Companies as in effect as of June 6, 2002 or otherwise to secure the PAFC Bonds or any guarantee thereof.

          8.02 Disposition of Assets. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, directly or indirectly, sell, assign, lease, convey, transfer or otherwise dispose of (whether in one or a series of transactions and whether or not in a Sale-Leaseback Transaction) any property (including accounts and notes receivable, with or without recourse) or enter into any agreement to do any of the foregoing, except:

          (a) dispositions of inventory, or used, worn-out or surplus equipment, all in the ordinary course of business;

          (b) the sale of equipment to the extent that such equipment is exchanged for credit against the purchase price of similar replacement equipment, or the proceeds of such sale are promptly applied to the purchase price of such replacement equipment;

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          (c) the sale of property pursuant to a Sale-Leaseback Transaction if the resulting lease is permitted by Section 8.10;

          (d) the sale or liquidation of Cash Equivalents or Qualifying Investments in accordance with the terms of the Loan Documents;

          (e) the sale of the assets set forth on Schedule 8.02;

          (f) the sale of stock or assets of Unrestricted Subsidiaries;

          (g) the sale, assignment, lease, conveyance, transfer or other disposition of other property not described in clauses (a)-(f), the aggregate fair market value of which does not exceed $25,000,000 per calendar year; provided however that to the extent any portion of such $25,000,000 basket is not utilized in any calendar year, up to $12,500,000 of such unutilized amount shall be added to the amount of the aggregate fair market value of the assets which may be sold, assigned, leased, conveyed, transferred or otherwise disposed of under this clause (g) in the following year;

          (h) dispositions (if any) pursuant to the MSCG Crude Oil Supply Agreements; and

          (i) the sale or transfer of any property or assets permitted under
Section 8.04.

          8.03 Consolidations and Mergers. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, merge, consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except:

          (a) any Restricted Subsidiary may merge with the Company, provided that the Company shall be the continuing or surviving corporation, or with any one or more Restricted Subsidiaries; provided that if any transaction shall be between a Restricted Subsidiary and a wholly-owned Restricted Subsidiary, the wholly-owned Restricted Subsidiary shall be the continuing or surviving corporation;

          (b) any Restricted Subsidiary may sell all or substantially all of its assets (upon voluntary liquidation or otherwise), to the Company or another wholly-owned Restricted Subsidiary;

          (c) any Restricted Subsidiary may merge with any Person to effectuate an acquisition of such Person whereafter the surviving corporation in such merger is a Restricted Subsidiary; provided, that such acquisition is permitted pursuant to Section 8.04; and

          (d) the Company may merge or consolidate with Holdings so long as (i) the Company is the surviving entity of such merger or consolidation, (ii) Holdings has no Indebtedness outstanding (or securities that are convertible into or exchangeable for Indebtedness) immediately prior to such merger or consolidation, (iii) Holdings has no other liabilities or obligations outstanding in the opinion of the Administrative Agent and (iv) after

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giving effect to such merger or consolidation, no Default or Event of Default shall have occurred and be continuing.

          8.04 Loans and Investments. The Company shall have no direct or indirect Restricted Subsidiaries (other than the Pipeline Subsidiary and the Subsidiaries listed on Schedule 6.17) without the prior written consent of the Majority Banks unless such Restricted Subsidiary becomes a co-borrower or a guarantor hereunder pursuant to an amendment to this Agreement and the other Loan Documents (including if necessary, execution of a guarantee) in form and substance satisfactory to the Administrative Agent to reflect such Restricted Subsidiary becoming a co-borrower or guarantor hereunder (it being understood that upon becoming such an obligor, exceptions to covenants which apply to the Company shall apply to such Restricted Subsidiary and the assets of such Restricted Subsidiary shall be pledged to the Collateral Agent for the benefit of the Banks as collateral for the Obligations pursuant to an agreement in form and substance reasonably satisfactory to the Administrative Agent and shall be included in the calculation of the Borrowing Base on the same basis as are those of the Company and any amendments to this Agreement or the other Loan Documents shall reflect the foregoing), it being understood that reference herein to "Restricted Subsidiaries" is to the Pipeline Subsidiary, the Subsidiaries listed on Schedule 6.17, and any other Restricted Subsidiary which may be formed or acquired after the date of this Agreement after obtaining such consent. Notwithstanding the foregoing, each of the Project Companies shall be a Restricted Subsidiary of the Company without being required to be a co-borrower or guarantor hereunder. The Company shall not make or commit to make any Investment in any Person including any Affiliate of the Company other than a Restricted Subsidiary that satisfies the requirements of the preceding sentence, except:

          (a) Investments in Cash Equivalents and Qualifying Investments in which the Collateral Agent has a valid, perfected first priority Lien upon under the Collateral Account Agreement;

          (b) extensions of credit in the nature of accounts receivable or notes receivable arising from the sale or lease of goods or services in the ordinary course of business;

          (c) Investments in Joint Ventures to the extent permitted under
Section 8.09 in an aggregate amount not to exceed $20,000,000;

          (d) Investments in publicly traded stocks in an aggregate amount not exceeding at any time $100,000;

          (e) promissory notes received as consideration in connection with any sale permitted under Sections 8.02(e) and 8.02(f) or in settlement of claims;

          (f) Investments in respect of securities of another Person received by the Company or any of its Subsidiaries in connection with a plan of reorganization of such Person or a readjustment of its debts;

          (g) Investments in Treasury Securities, in Cash Equivalents and Qualifying Investments pledged pursuant to Section 8.01(m) and in Qualifying Investments pledged pursuant to Section 8.01(o);

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          (h) Investments in marketable securities other than those described in clauses (a), (d), (f) and (g) in an aggregate amount not to exceed $5,000,000;

          (i) acquisitions made solely with (i) one or more equity issuances of, and/or capital contributions to, the Company (or the net cash proceeds therefrom); (ii) existing cash of the Company in an aggregate amount not exceeding $25,000,000, (provided that after giving effect to any such acquisition, the Company and its Restricted Subsidiaries have not incurred any additional Indebtedness, other than acquired Indebtedness otherwise permitted under Section 8.05) and/or (iii) proceeds of Loans as permitted under Section 7.11; provided that (a) the seller with respect to such acquisition has provided an environmental indemnity (including with respect to costs and expenses) reasonably satisfactory to the Administrative Agent, and (b) the Chief Financial Officer of the Company delivers to the Administrative Agent a certificate certifying that after giving effect to any debt service requirements applicable to any acquired indebtedness in respect of any such acquisition, the earnings before interest, tax, depreciation and amortization less capital expenditures required for maintenance purposes with respect to the assets being acquired shall be greater than zero for the two years immediately succeeding such acquisition;

          (j) Investments other than those described in clauses (a), (b) and
(d)-(i) in an aggregate amount not exceeding $45,000,000, less the aggregate amount of Investments outstanding that are described in Section 8.04(c);

          (k) capital contributions by the Company to the Project Companies necessary to fund the PACC Bond Accounts in an aggregate amount not to exceed the amounts required by the Common Security Agreement;

          (l) the performance by the Company of its obligations to any of the Project Companies and by the Project Companies to the Company and each other; provided that if such obligations are incurred pursuant to agreements entered into after June 6, 2002, such obligations must comply with Section 8.06;

          (m) "Authorized Investments" (as such term is defined in the Common Security Agreement) by the Project Companies;

          (n) loans or advances by any Project Company to any other Project Company or to the Company;

          (o) Indebtedness permitted by Section 8.05(n);

          (p) the Memphis Acquisition and the payment of any retained interest payments pursuant to the Memphis Acquisition Agreements; and

          (q) transactions pursuant to the MSCG Crude Oil Supply Agreements.

          8.05 Limitation on Indebtedness. The Company shall not, and shall not suffer or permit any Subsidiary to, create, incur, assume, suffer to exist, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness, except:

          (a) Indebtedness incurred pursuant to this Agreement;

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          (b) Indebtedness consisting of Contingent Obligations permitted pursuant to Section 8.08;

          (c) Indebtedness existing on the Effective Date and set forth in
Schedule 8.05;

          (d) Indebtedness of the Company secured by Liens permitted by Sections 8.01(i), (j), (m) and (o);

          (e) Indebtedness of the Company represented by leases permitted pursuant to Section 8.10;

          (f) Indebtedness of the Company with respect to tax-exempt industrial development bonds in an aggregate amount not to exceed $75,000,000;

          (g) Indebtedness incurred to refinance in whole or in part the 1997 Fixed Rate Notes, the 1998 Fixed Rate Notes, the PAFC Bonds and/or the 2003 Notes and to pay any applicable premiums and expenses; provided, that the terms of such Indebtedness are no less favorable, in the aggregate (as determined by the Agents, in their sole discretion), to the Company or the Banks than are contained in the applicable 1997 Fixed Rate Note Indentures, the 1998 Fixed Rate
Note Indenture, the PAFC Bond Indenture and/or the 2003 Note Indenture;

          (h) Indebtedness incurred by Unrestricted Subsidiaries to the extent permitted under the 1997 Fixed Rate Note Indentures, the 1998 Fixed Rate Note Indenture and the 2003 Note Indenture;

          (i) additional Indebtedness incurred by the Company in a total amount outstanding at any time not exceeding $75,000,000 (which amount may be increased to up to $300,000,000 if the Company's Consolidated Debt to Capitalization Ratio (after giving pro forma effect to the incurrence of such Indebtedness) is less than or equal to 0.60); provided, that the Company shall notify the Administrative Agent of the incurrence of such Indebtedness on or before the date it is incurred and that at the time of incurrence of any Indebtedness pursuant to this clause (i), not more than $25,000,000 of all Indebtedness outstanding under this clause (i) matures concurrently with or before the scheduled final maturity of the Obligations owing hereunder; and provided, further that Indebtedness incurred in accordance with this clause (i) may be secured if the liens securing such Indebtedness are permitted under Section 8.01(i) hereof;

          (j) Indebtedness of the Company under letters of credit (other than Letters of Credit) in an amount not to exceed $140,000,000; provided that not more than $40,000,000 shall be incurred for purposes other than acquiring Petroleum Inventory;

          (k) Indebtedness of PAFC evidenced by the PAFC Bonds;

          (l) Indebtedness of the Company evidenced by the PAFC Bond Guarantee;

          (m) Indebtedness of the Project Companies evidenced by any guarantee of the Project Companies of the PAFC Bonds;

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          (n) Indebtedness of any Project Company owing to the Company or any other Project Company and Indebtedness of the Company to the Project Companies, in each case in connection with the purchase of Petroleum Products and other products, capital expenditures, turn around maintenance expenditures and the performance of services;

          (o) Indebtedness of the Company in the form of the retained interest payments set forth in the Memphis Acquisition Agreements;

          (p) Indebtedness of the Company pursuant to the MSCG Crude Oil Supply Agreements; and

          (q) Indebtedness of the Project Companies with respect to tax exempt industrial development bonds in an aggregate amount not to exceed $50,000,000.

          8.06 Transactions with Affiliates. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, enter into any transaction, or enter into or suffer to exist any agreement, with any Affiliate of the Company, except upon fair and reasonable terms no less favorable to the Company or such Restricted Subsidiary than the Company or such Restricted Subsidiary would obtain in a comparable arm's-length transaction with a Person not an Affiliate of the Company or such Restricted Subsidiary; provided, that (a) this
Section 8.06 shall not prohibit payments by the Company which have been approved by a majority of the board of directors of the Company, to the Fund Affiliates or any advisor thereof in connection with any underwriting or placement services or in respect of other investment banking activities, including without limitation, acquisitions or divestitures and (b) so long as no Event of Default has occurred or would occur as a result of such payment, the Company may make payment to the Fund Affiliates of monitoring and management fees not to exceed $2,000,000 in each twelve month period (which fees may be paid at any time if not paid in the period accrued) plus reasonable expenses in connection therewith.

          8.07 Use of Proceeds. The Company shall not, and shall not suffer or permit any Subsidiary to, use any portion of the Loan proceeds or any Letter of Credit, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of the Company or others incurred to purchase or carry Margin Stock, (iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to Section 13 or 14 of the Exchange Act .

          8.08 Contingent Obligations. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

          (a) endorsements for collection or deposit in the ordinary course of business;

          (b) Swap Contracts of the Company relating to commodity prices entered into in the ordinary course of business as bona fide hedging transactions;

          (c) Swap Contracts of the Company relating to interest rates entered into in the ordinary course of business as bona fide hedging transactions with Bank Swap Parties; provided, that the aggregate notional amount of all such Swap Contracts at any time outstanding shall not

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exceed $300,000,000; and provided, further that no such Swap Contract shall have a term greater than seven (7) years;

          (d) Contingent Obligations of the Company and its Restricted Subsidiaries existing as of the Effective Date and listed in Schedule 8.08;

          (e) Contingent Obligations with respect to the Letters of Credit;

          (f) Contingent Obligations with respect to Outstanding Eligible LOIs in an aggregate Effective Amount at any time not exceeding $75,000,000;

          (g) Contingent Obligations of the Company pursuant to the MSCG Crude Oil Supply Agreements;

          (h) Contingent Obligations constituting Investments permitted by
Section 8.04;

          (i) Contingent Obligations of the Project Companies with respect to Indebtedness permitted by Section 8.05(k);

          (j) Contingent Obligations of the Company with respect to Indebtedness permitted by Section 8.05(l);

          (k) Contingent Obligations of the Project Companies with respect to Indebtedness permitted by Section 8.05(m);

          (l) Contingent Obligations with respect to letters of credit (other than Letters of Credit) permitted to be issued pursuant to Section 8.05 of this Agreement;

          (m) Contingent Obligations of the Company with respect to the retained interest payments set forth in the Memphis Acquisition Agreements; and

          (n) Other Contingent Obligations in an aggregate amount not to exceed $2,000,000 at any time.

          8.09 Joint Ventures and Pipeline Subsidiary.

          (a) The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, enter into or at any time be a party to any Joint Venture; provided that the Company or any Restricted Subsidiary may enter into and be a party to any Joint Venture so long as (i) such Joint Venture is engaged in the same line of business or in a related line of business as the line of business engaged in by the Company, (ii) the sum of (A) the aggregate amount of all Investments made by the Company and its Restricted Subsidiaries in any Joint Venture on a cumulative basis (other than the aggregate amount of Investments made by the Company in the Joint Venture relating to the Port Arthur Products Station (the "PAPS Joint Venture")) and (B) the aggregate amount of all Contingent Obligations incurred by the Company and its Restricted Subsidiaries with respect to any Indebtedness of all Joint Ventures, shall not exceed in the aggregate $20,000,000, and (iii) the aggregate amount of all Investments made by the Company and its Restricted Subsidiaries in the PAPS Joint Venture on a cumulative basis shall

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not exceed the amount that is required to be made by the Company pursuant to the
Port Arthur Purchase Agreement as in effect on April 19, 1995 or which is otherwise required in order to repair and maintain, in the ordinary course of business, tanks and other equipment in which the Company has an interest. Notwithstanding the foregoing, the Company shall be permitted to enter into the MSCG Crude Oil Supply Agreements.

          (b) The Company will not permit the Pipeline Subsidiary to engage in any business or conduct any activity other than owning and operating all or a portion of the Port Arthur Facilities. Without limiting the foregoing, the Company will not permit the Pipeline Subsidiary to (i) incur or remain liable with respect to any Indebtedness or Contingent Obligation, (ii) suffer to exist any Lien other than Permitted Liens described in Sections 8.01(c), (d), (e),
(f), (g), (h) and (n), or (iii) make any loan, investment or capital contribution to any Person.

          8.10 Lease Obligations. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, create or suffer to exist any obligations for the payment of rent for any property under lease or agreement to lease, except for:

          (a) leases of the Company and of Restricted Subsidiaries in existence on the Effective Date and any renewal, extension or refinancing thereof; and

          (b) Capitalized Leases and operating leases entered into by the Company after the Effective Date in the ordinary course of business; provided that as of any date of determination the aggregate annual rental payments for all such Capitalized Leases and operating leases together with the leases permitted by Section 8.10(a) for the four fiscal quarters following such date of determination (and not including the fiscal quarter in which such date of determination occurs) shall not exceed the greater of (i) $35,000,000, and (ii) 15% of EBITDA for the four fiscal quarters immediately preceding (or ending on, if such date of determination is the end of a fiscal quarter) such date of determination; provided that if EBITDA decreases after one or more leases have been entered into in compliance with this Section 8.10(b) and as a result of such decrease in EBITDA the limitations of clauses (i) and (ii) above are then exceeded, the Company shall not be deemed to have breached this Section 8.10 by reason of such decrease in EBITDA, provided that the Company shall not enter into any new lease until such time as such new lease is then permitted by this
Section 8.10(b).

          8.11 Restricted Payments. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, (i) declare or make any dividend payment or other distribution of assets, properties, cash, rights, obligations or securities on account of any shares of any class of the Company's capital stock,
(ii) purchase, redeem or otherwise acquire for value any shares of the Company's capital stock or any warrants, rights or options to acquire such shares, now or hereafter outstanding or (iii) make any payment (other than a refinancing thereof permitted under this Agreement) of principal, or interest on, the 1997 Fixed Rate Notes, the 1998 Fixed Rate Notes or the 2003 Notes prior to the applicable regularly scheduled principal and interest payment dates; provided, that so long as no Default or Event of Default shall have occurred and be continuing or would result from such declaration or payment, the Company may:
(a) declare and simultaneously make cash payments and distributions to Holdings for the sole purposes of either (i) paying interest owed on or to prepay, redeem or defease the Holdings

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Exchange Debentures or (ii) making payments of cash taxes which are due in accordance with the terms of the Tax Sharing Agreement, (b) in addition to clauses (a) and (e) of this Section 8.11, declare and simultaneously make cash payments and distributions to Parent and/or Holdings, in an aggregate amount not exceeding $25,000,000, (c) prepay or redeem out of cash on hand up to $300,000,000 in aggregate principal amount of the 1997 Fixed Rate Notes, the 1998 Fixed Rate Notes or the 2003 Notes prior to the regularly scheduled payment date thereof, provided, that there are no Loans outstanding during the immediately preceding thirty (30) day period, and further provided that the Company shall, prior to the making of any such prepayment or redemption, deliver to the Administrative Agent a certificate of a Responsible Officer demonstrating pro forma compliance with Section 8.16 and shall not incur any Loans for the immediately succeeding ninety (90) day period, (d) in addition to (c) above, prepay or redeem the 1997 Fixed Rate Notes, the 1998 Fixed Rate Notes and/or the 2003 Notes with the proceeds received from the issuance of Capital Stock of the Company, Parent or Holdings and (e) the Company may declare and pay dividends or make other distributions to Holdings in respect of overhead, tax liabilities, legal, accounting and other reasonable professional fees and expenses and other reasonable fees and expenses in connection with the maintenance of the existence of Holdings and Parent and in order to permit Holdings and Parent to make payments permitted by the proviso set forth in Section 8.06.

          8.12 Change in Business. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by the Company and the Restricted Subsidiaries on the date of this Agreement.

          8.13 Accounting Changes. The Company shall not, and shall not suffer or permit any of its Subsidiaries to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of the Company or of any such Subsidiary.

          8.14 ERISA. The Company shall not, and shall not suffer or permit any of its ERISA Affiliates to: (a) engage in a prohibited transaction or violation of the fiduciary responsibility rules with respect to any Plan which has resulted or could reasonably be expected to result in liability of the Company in an aggregate amount in excess of $2,000,000; or (b) engage in a transaction that could reasonably be expected to be subject to Section 4069 or 4212(c) of ERISA.

          8.15 Collection Banks and Concentration Banks; Cash, Cash Equivalents and Qualifying Investments.

          (a) Except for the Permitted PACC Accounts, the Company and each of its Restricted Subsidiaries will not (i) establish or maintain any additional Collection Deposit Accounts or any banking or other account for the deposit of proceeds of the Collateral, or close any Collection Deposit Account, except in accordance with the terms of the Concentration Bank Agreement, (ii) close the Concentration Account or establish any new accounts for the transfer of funds from Collection Deposit Accounts, except in accordance with the terms of the Concentration Bank Agreement or (iii) without the prior written consent of the Administrative

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Agent, establish, appoint, arrange for or enter into any kind of agreement or understanding with any entity (other than DB) with respect to such entity's acting as the Concentration Bank.

          (b) Except for the Permitted PACC Accounts, the Company and each of its Restricted Subsidiaries will not at any time have any Cash, Cash Equivalents, Qualifying Investments, proceeds of the Collateral or any other monies, investments, instruments, securities or cash equivalents in any banking, investment or other account or in any other place other than in the Concentration Account, or the Collateral Account; provided that the Company may
(i) have Cash and other proceeds of the Collateral received by the Company on any day in the Lockbox in connection with its wholesale operations so long as such Cash and such other proceeds of the Collateral in the Lockbox are deposited into the Collection Deposit Account in accordance with reasonable business practices and consistent with the Company's past practices, (ii) have Cash and other proceeds of the Collateral received by the Company on any day in the Collection Deposit Account so long as such Cash and such other proceeds of the Collateral are deposited into the Concentration Account on such day or the next day in accordance with the Collection Bank Agreement, (iii) have Cash in its operating accounts described in Section 4(a) of the Concentration Account Agreement so long as the Company disburses such Cash from such operating accounts for valid business purposes promptly after such Cash is deposited into such operating accounts, and (iv) pledge Cash, Cash Equivalents or Qualifying Investments to the extent permitted by Sections 8.01(g), 8.01(m), 8.01(o) and 8.01(u).

          (c) Except for the Permitted PACC Accounts, the Company and each of its Restricted Subsidiaries will not at any time establish or maintain any commodities accounts other than the "Accounts" (as defined in the Commodities Account Agreements) in which the Collateral Agent, on behalf of the Administrative Agent, the Banks and the Bank Swap Parties, has a perfected security interest.

          8.16 Financial Covenants.

          (a) The Company shall not permit Working Capital to be less than $150,000,000.

          (b) The Company shall not permit the Tangible Net Worth of the Company and the Restricted Subsidiaries, on a consolidated basis among them, to be less than $650,000,000.

          (c) The Company shall not permit Cumulative Cash Flow to be less than or equal to zero.

          8.17 Speculative Trading. The Company shall not, and shall not permit any Subsidiary to (a) engage in transactions in futures contracts and options to purchase or sell futures contracts for speculative purposes other than as part of normal business operations as a risk-management strategy and/or a hedge against changes resulting from market conditions, or (b) enter into any Swap Contract or any other similar agreement other than to protect the Company against fluctuations in interest rates, currency exchange rates or commodity prices.

          8.18 Amendments of Certain Documents. The Company shall not, and shall not permit any of its Subsidiaries to, amend or otherwise change the terms of, or waive any rights under, the Common Security Agreement, the PAFC Bonds, any of the 1997 Fixed Rate Notes, any of the 1998 Fixed Rate Notes, any of the 2003 Notes, any debt instrument entered into in

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connection with any refinancing thereof permitted under this Agreement, the PAFC
Bond Guarantee, the PAFC Bond Indenture, the 1997 Fixed Rate Note Indentures, the 1998 Fixed Rate Note Indenture, the 2003 Note Indenture, the Memphis Acquisition Agreements, the MSCG Crude Oil Supply Agreements, the Tax Sharing Agreement, the Port Arthur Purchase Agreement or the documents executed in connection therewith, if the effect of such amendment, change or waiver is to increase materially the obligations of the Company thereunder (other than an increase in the size of the transactions covered by the MSCG Crude Oil Supply Agreements) or is otherwise materially adverse to the Company or the Banks; provided, that the foregoing restriction shall not apply to any Unrestricted Subsidiary in respect of any debt instrument entered into in connection with any refinancing described above.

          8.19 Other Agreements. The Company shall not, and shall not suffer or permit any Restricted Subsidiary to create or otherwise cause or suffer to exist or become effective any consensual encumbrance or restriction which, by its terms, restricts the ability of any Restricted Subsidiary of the Company to (i) pay dividends or make any other distributions on any such Restricted Subsidiary's Capital Stock or pay any Indebtedness owed to the Company or any Restricted Subsidiary of the Company, (ii) make any loans or advances to the Company or any Restricted Subsidiary of the Company, or (iii) transfer any of its property or assets to the Company or any Restricted Subsidiary of the Company, except for, in the case of clauses (i), (ii) and (iii) above, any restrictions (a) existing under the Common Security Agreement, (b) pursuant to an agreement relating to Indebtedness incurred by such Restricted Subsidiary prior to the date on which such Restricted Subsidiary was acquired by the Company and outstanding on such date and not incurred in anticipation of becoming a Restricted Subsidiary, (c) imposed by virtue of applicable corporate law or regulation and relating solely to the payment of dividends or distributions to stockholders, (d) with respect to restrictions of the nature described in clause (iii) above, included in a contract entered into in the ordinary course of business and consistent with past practices that contains provisions restricting the assignment of such contract or pursuant to any agreement creating a Lien on the applicable property permitted by Section 8.01 or pursuant to any agreement pursuant to which the applicable property is to be sold or leased in a transaction permitted by this Agreement, (e) pursuant to an agreement effecting a renewal, extension, refinancing, refunding or replacement of Indebtedness referred to in (a) or (b) above, provided, however, that the provisions contained in such renewal, extension, refinancing, refunding or replacement agreement relating to such encumbrance or restriction, taken as a whole are not materially more restrictive than the provisions contained in the agreement the subject of such renewal, extension, refinancing, refunding or replacement, as determined in good faith by the Administrative Agent, or (f) which shall not in the aggregate cause the Company to not have the funds necessary to pay the principal of or interest, on the Loans and/or L/C Obligations outstanding on any Settlement Date.

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                                   ARTICLE IX.

                                EVENTS OF DEFAULT

          9.01 Event of Default. Any of the following shall constitute an "Event of Default":

          (a) Non-Payment. The Company fails to pay, (i) when and as required to be paid herein, any amount of principal of any Loan, or (ii) within three (3) days after the same becomes due, any interest, fee or any other amount payable under any Loan Document, or the Company fails to Cash Collateralize any Letter of Credit or Outstanding Eligible LOI when and as required to be Cash Collateralized herein; or

          (b) Representation or Warranty. Any representation or warranty by the Company or any of the Restricted Subsidiaries made or deemed made, in any Loan Document, or which is contained in any certificate, document or financial or other written statement by the Company, any such Restricted Subsidiary, or any Responsible Officer or any other officer or employee, furnished at any time under any Loan Document, is incorrect in any material respect on or as of the date made or deemed made; or

          (c) Specific Defaults. The Company fails to perform or observe any term, covenant or agreement contained in any of Sections 7.03(a) or 7.09 or
Article VIII; or

          (d) Other Defaults. The Company or any Subsidiary party thereto fails to perform or observe (i) any term, covenant or agreement contained in Sections 7.01(c), 7.02 (e) or 7.03 (other than Section 7.03(a)) and such default shall continue unremedied for a period of three (3) days or (ii) any other term or agreement contained in this Agreement or any other Loan Document and such default shall continue unremedied for a period of twenty (20) days, in each case after the earlier of (x) the date upon which a Responsible Officer knew or reasonably should have known of such failure and (y) the date upon which written notice thereof is given to the Company by the Administrative Agent or any Bank; or

          (e) Cross-Default. Holdings, the Company or any of their respective Subsidiaries (other than an Unrestricted Subsidiary) (i) fails to make any payment in respect of any Indebtedness or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $5,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure; or (ii) fails to perform or observe any other condition or covenant, or any other event shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness to be

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declared to be due and payable prior to its stated maturity, or such Contingent
Obligation to become payable or cash collateral in respect thereof to be demanded; or

          (f) Insolvency; Voluntary Proceedings. Holdings, the Company or any of their respective Subsidiaries (other than any Restricted Subsidiary with total assets of less than $1,000,000 and other than any Unrestricted Subsidiary) (i) ceases or fails to be Solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) voluntarily ceases to conduct its business in the ordinary course; (iii) commences any Insolvency Proceeding with respect to Holdings, the Company or any Restricted Subsidiary with total assets of at least $1,000,000; or (iv) takes any action to effectuate or authorize any of the foregoing; or

          (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against Holdings, the Company or any of their respective Subsidiaries (other than any Restricted Subsidiary with total assets of less than $1,000,000 and other than any Unrestricted Subsidiary), or any writ, judgment, warrant of attachment, execution or similar process, is issued or levied against a substantial part of Holdings', the Company's or such Restricted Subsidiary's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within sixty (60) days after commencement, filing or levy; (ii) Holdings, the Company or any of their respective Subsidiaries (other than any Restricted Subsidiaries with total assets of less than $1,000,000 and other than any Unrestricted Subsidiary) admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency Proceeding; or (iii) Holdings, the Company or any of their respective Subsidiaries (other than any Restricted Subsidiaries with total assets of less than $1,000,000 and other than any Unrestricted Subsidiary) acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor), or other similar Person for itself or a substantial portion of its property or business; or

          (h) ERISA. (i) An ERISA Event shall occur with respect to a Pension Plan or Multiemployer Plan which has resulted or could reasonably be expected to result in liability of the Company under Title IV of ERISA to the Pension Plan, Multiemployer Plan or the PBGC; (ii) there exists any Unfunded Pension Liability among Pension Plans; or (iii) the Company, a Restricted Subsidiary or any ERISA Affiliate shall fail to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan; in each case, which individually or in the aggregate would reasonably be expected to result in a Material Adverse Effect; or

          (i) Monetary Judgments. One or more non-interlocutory judgments, non-interlocutory orders, decrees or arbitration awards is entered against the Company or any Restricted Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of $5,000,000 or more, and the same shall remain unsatisfied, unvacated and unstayed pending appeal for a period of ten
(10) days after the entry thereof; or

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          (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against the Company or any Restricted Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of ten (10) consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (k) Change of Control. There occurs any Change of Control; or

          (l) Loss of Licenses. Any Governmental Authority revokes or fails to renew any license, permit or franchise of the Company or any Restricted Subsidiary, or the Company or any Restricted Subsidiary for any reason loses any license, permit or franchise, or the Company or any Restricted Subsidiary suffers the imposition of any restraining order, escrow, suspension or impound of funds in connection with any proceeding (judicial or administrative) with respect to any license, permit or franchise, in each case to the extent that such revocation, such failure of renewal, such loss, or such imposition could reasonably be expected to have a Material Adverse Effect; or

          (m) Collateral.

               (i) any provision of any Collateral Document shall for any reason cease to be valid and binding on or enforceable against the Company or any Subsidiary party thereto and the effect thereof is to prevent the Collateral Agent on behalf of the Administrative Agent, the Banks and the Bank Swap Parties from realizing the practical benefits afforded by or purported to be afforded by such Collateral Document or the Company or any Subsidiary shall so state in writing or bring an action to limit its obligations or liabilities thereunder; or

               (ii) any Collateral Document shall for any reason (other than pursuant to the terms thereof) cease to create a valid security interest in the Collateral purported to be covered thereby or such security interest shall for any reason cease to be a perfected and first priority security interest subject only to Permitted Liens (other than solely due to the action or inaction of the Collateral Agent with respect to matters involving priority or perfection); or

          (n) Holdings amends or otherwise changes the terms of, or waives any rights under, any of the Holdings Exchange Debenture Indenture or the Holdings Exchange Debentures, and the effect of such amendment, change or waiver, together with any other amendments, changes or waivers thereto previously made, is to increase materially the obligations of Holdings or the Company or is otherwise materially adverse to Holdings, the Company or the Banks.

          9.02 Remedies.

          If any Event of Default occurs, the Administrative Agent shall, at the request of, or may, with the consent of, the Majority Banks,

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          (a) declare the commitment of each Bank to make Loans and any obligation of any Issuing Bank to Issue Letters of Credit to be terminated, whereupon such commitments and such obligations shall be terminated;

          (b) declare an amount equal to the maximum aggregate amount that is or at any time thereafter may become available for drawing under any outstanding Letters of Credit (whether or not any beneficiary shall have presented, or shall be entitled at such time to present, the drafts or other documents required to draw under such Letters of Credit) and any Outstanding Eligible LOIs to be immediately due and payable, and declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Company;

          (c) require the Company to immediately deposit with the Administrative Agent for each Letter of Credit then outstanding, Cash or Cash Equivalents in an amount equal to 100% of the greatest amount drawable thereunder; and

          (d) exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks under the Loan Documents or applicable law;

provided, however, that upon the occurrence of any event specified in Section
(f) or (g) of Section 9.01 (in the case of clause (i) of Section (g) upon the expiration of the 60-day period mentioned therein), the obligation of each Bank to make Loans and any obligation of any Issuing Bank to Issue Letters of Credit shall automatically terminate and the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable without further act of the Administrative Agent, any Issuing Bank or any Bank. If the Company makes any payments on Loans or to reimburse unreimbursed drawings under Letters of Credit, in each case after the Banks have exercised their remedies under Section 9.02(a) or the Banks have elected to have the unpaid principal amount of all Loans and all interest and other amounts to become due and payable, the Administrative Agent shall permanently reduce, to the extent of such payments, the Commitments pro rata as between Tranche 1 Banks and Tranche 2 Banks based on the Pro Rata Shares of the Banks during the continuance of such events.

          9.03 Rights Not Exclusive. The rights provided for in this Agreement and the other Loan Documents are cumulative and are not exclusive of any other rights, powers, privileges or remedies provided by law or in equity, or under any other instrument, document or agreement now existing or hereafter arising.

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                                   ARTICLE X.

                THE ADMINISTRATIVE AGENT AND THE COLLATERAL AGENT

          10.01 Appointment of Agent.

          (a) Each Bank hereby designates DB as Administrative Agent to act as herein specified. Each Bank hereby irrevocably authorizes, and each holder of any Note or participation in any Letter of Credit by the acceptance of a Note or participation shall be deemed irrevocably to authorize, the Administrative Agent to take such action on its behalf under the provisions of this Agreement and the Notes and any other instruments and agreements referred to herein and to exercise such powers and to perform such duties hereunder and thereunder as are specifically delegated to or required of the Administrative Agent by the terms of this Agreement and thereof and such other powers as are reasonably incidental thereto. The Administrative Agent shall designate the Collateral Agent to hold all Collateral and shall itself hold all payments of principal, interest, fees, charges and expenses received pursuant to any Loan Document for the benefit of itself and the Banks to be distributed as provided herein. The Administrative Agent may perform any of its duties hereunder by or through its agents or employees.

          (b) The provisions of this Article X are solely for the benefit of the Administrative Agent, the Collateral Agent and the Banks, and the Company shall not have any rights as a third party beneficiary of any of the provisions of this Article X (other than Section 10.09). In performing its functions and duties under this Agreement, the Administrative Agent and the Collateral Agent shall act solely as agent of the Banks and do not assume and shall not be deemed to have assumed any obligation toward or relationship of agency or trust with or for the Company or any of its Subsidiaries.

          10.02 Nature of Duties of Administrative Agent. The Administrative Agent shall have no duties or responsibilities except those expressly set forth in the Loan Documents. Neither the Administrative Agent nor any of its officers, directors, employees or agents shall be liable for any action taken or omitted by it as such hereunder or in connection herewith, unless caused by its or their gross negligence or willful misconduct. The duties of the Administrative Agent shall be mechanical and administrative in nature; the Administrative Agent shall not have by reason of the Loan Documents a fiduciary relationship in respect of any Bank; and nothing in the Loan Documents, expressed or implied, is intended to or shall be so construed as to impose upon the Administrative Agent any obligations in respect of the Loan Documents except as expressly set forth herein or therein.

          10.03 Lack of Reliance on Agent-Related Persons.

          (a) Independently and without reliance upon any Agent-Related Persons, each Bank, to the extent it deems appropriate, has made and shall continue to make (i) its own independent investigation of the financial or other condition and affairs of the Company and its Subsidiaries in connection with the taking or not taking of any action in connection herewith and (ii) its own appraisal of the creditworthiness of each of the Company and its Subsidiaries, and, except as expressly provided in this Agreement, no Agent-Related Person shall have any duty or responsibility, either initially or on a continuing basis, to provide any Bank with any credit or

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other information with respect thereto, whether coming into its possession before the making of the Loans or the issuance of any Letter of Credit or at any time or times thereafter.

          (b) No Agent-Related Person shall be responsible to any Bank for any recitals, statements, information, representations or warranties herein or in any document, certificate or other writing delivered in connection herewith or for the execution, effectiveness, genuineness, validity, enforceability, collectibility, priority or sufficiency of any Loan Document or the financial or other condition of the Company or its Subsidiaries. No Agent-Related Person shall be required to make any inquiry concerning either the performance or observance of any of the terms, provisions or conditions of any Loan Document, or the financial condition of the Company or any of its Subsidiaries, or the existence or possible existence of any Default or Event of Default, unless specifically requested to do so in writing by any Bank.

          (c) For purposes of determining compliance with the conditions specified in Section 5.01, each Bank shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to such Bank unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received written notice from such Bank prior to the Effective Date specifying its objection thereto and either such objection shall not have been withdrawn by written notice to the Administrative Agent to that effect or such Bank shall not have made available to the Administrative Agent the Bank's ratable portion of the outstanding Loans.

          10.04 Certain Rights of the Administrative Agent. The Administrative Agent shall have the right to request instructions from the Majority Banks at any time. If the Administrative Agent shall request instructions from the Majority Banks or Banks, as applicable, with respect to any act or action (including the failure to act) in connection with any Loan Document, the Administrative Agent shall be entitled to refrain from such act or taking such action unless and until the Administrative Agent shall have received instructions from the Majority Banks, and the Administrative Agent shall not incur liability to any Person by reason of so refraining. Without limiting the foregoing, no Bank shall have any right of action whatsoever against the Administrative Agent as a result of the Administrative Agent acting or refraining from acting hereunder in accordance with the instructions of the Majority Banks.

          10.05 Reliance by Administrative Agent. The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any note, writing, resolution, notice, statement, certificate, telex, teletype or telecopier message, cablegram, radiogram, order or other documentary, teletransmission or telephone message believed by it to be genuine and correct and to have been signed, sent or made by the proper person. The Administrative Agent may consult with legal counsel (including counsel for the Company with respect to matters concerning the Company), independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          10.06 Indemnification of Agent-Related Persons. To the extent any Agent-Related Person is not reimbursed and indemnified by the Company, each Bank will reimburse and indemnify such Agent-Related Person, in proportion to its respective Commitment, for and

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against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses (including attorney costs) or disbursements of any kind or nature whatsoever which may be imposed on, incurred by or asserted against such Agent-Related Person in performing its duties hereunder, in any way relating to or arising out of this Agreement, provided that no Bank shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the gross negligence or willful misconduct of such Agent-Related Person.

          10.07 Administrative Agent in Individual Capacity. With respect to its obligation to lend under this Agreement, the Loans made by it and the Notes issued to it, and its participation in Letters of Credit issued hereunder, DB shall have the same rights and powers hereunder as any other Bank or holder of a Note or participation interests and may exercise the same as though it was not performing the duties specified herein; and the terms "Banks," "Majority Banks," "holders of Notes," or any similar terms shall, unless the context clearly otherwise indicates, include the Administrative Agent in its individual capacity. DB may accept deposits from, lend money to, acquire equity interests in, and generally engage in any kind of banking, trust, financial advisory or other business with the Company or any Affiliate of the Company as if it were not performing the duties specified herein, and may accept fees and other consideration from the Company for services in connection with the Loan Documents and otherwise without having to account for the same to the Banks.

          10.08 Holders of Notes. The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes of the Loan Documents unless and until a written notice of the assignment or transfer thereof shall have been filed with the Administrative Agent. Any request, authority or consent of any Person who, at the time of making such request or giving such authority or consent, is the holder of any Note, shall be conclusive and binding on any subsequent holder, transferee or assignee of such Note or of any Note or Notes issued in exchange therefor.

          10.09 Successor Administrative Agent.

          (a) The Administrative Agent may, upon thirty (30) Business Days' notice to the Banks and the Company, resign at any time (effective upon the appointment of a successor Administrative Agent pursuant to the provisions of this Section 10.09) by giving written notice thereof to the Banks and the Company. Such resignation of the Administrative Agent shall also operate as a resignation of DB as an Issuing Bank (in respect of any Letters of Credit to be issued after such resignation) and as Collateral Agent. Upon any such resignation, the Majority Banks shall have the right, upon five (5) days' notice and approval by the Company (which approval shall not be unreasonably withheld or delayed), to appoint a successor Administrative Agent which shall also serve as a successor Issuing Bank and successor Collateral Agent. If no successor Administrative Agent (i) shall have been so appointed by the Majority Banks, and
(ii) shall have accepted such appointment, within thirty (30) days after the retiring Administrative Agent's giving of notice of resignation then, upon five
(5) days notice, the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall also serve as a successor Issuing Bank and successor Collateral Agent.

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          (b) Upon the acceptance of any appointment as Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations under this Agreement. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Article X shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Agreement.

          (c) In the event of a material breach by the Administrative Agent of its duties hereunder, the Administrative Agent may be removed by the Majority Banks (other than the Administrative Agent in its individual capacity and without giving effect to any Loans or Commitments made by the Administrative Agent in its individual capacity) for cause and the provisions of this Section
10.09 shall apply to the appointment of a successor Administrative Agent. Removal of DB as Administrative Agent shall also operate as a removal of DB as an Issuing Bank and Collateral Agent.

          10.10 Collateral Matters.

          (a) Each Bank authorizes and directs the Collateral Agent to enter into the Collateral Documents for the benefit of the Banks. Each Bank hereby agrees, and each holder of any Note by the acceptance thereof will be deemed to agree, that, except as otherwise set forth herein, any action taken by the Majority Banks in accordance with the provisions of this Credit Agreement or the Collateral Documents, and the exercise by the Majority Banks of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Banks. The Administrative Agent and the Collateral Agent are hereby authorized on behalf of all of the Banks, without the necessity of any notice to or further consent from any Bank, from time to time prior to an Event of Default, to take any action with respect to any Collateral or Collateral Documents which may be necessary to perfect and maintain perfected the security interest in and liens upon the Collateral granted pursuant to the Collateral Documents.

          (b) The Banks hereby authorize the Administrative Agent and the Collateral Agent, at their option and in their discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) upon termination of the Commitments and payment in full in cash and satisfaction of all of the Obligations (other than those expressly stated to survive termination of this Agreement, the repayment of the Loans and the termination of the Commitments) at any time arising under or in respect of this Agreement or the Loan Documents or the transactions contemplated hereby or thereby (including any required Cash Collateralization), (ii) constituting property being sold or disposed of upon receipt of the proceeds of such sale required (if applicable) to be delivered to the Administrative Agent if the Company certifies to the Administrative Agent that the sale or disposition is made in compliance with
Section 8.02 (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) if approved, authorized or ratified in writing by the Majority Banks, unless such release is required to be approved by all of the Banks hereunder or (iv) constituting Cash, Cash Equivalents or Qualifying Investments used for the purposes set forth in Sections 8.01(g), (m),
(o) or (u); provided, that at the time of such release no Default or Event of

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Default shall have occurred and be continuing; and provided, further, that, with respect to clause (iv), at the time of such release or grant of Lien under
Section 8.01(g), (m), (o) or (u), and after giving effect thereto, the Effective Amount of all Loans then outstanding plus the Effective Amount of all L/C Obligations plus the Effective Amount of all Outstanding Eligible LOIs does not exceed the Borrowing Base set forth in the most recent Borrowing Base
Certificate delivered in accordance with Section 7.02(e). Upon request by the Administrative Agent at any time, the Banks will confirm in writing the Administrative Agent's and the Collateral Agent's authority to release particular types or items of Collateral pursuant to this Section 10.10.

          (c) Upon any sale and transfer of Collateral which is expressly permitted pursuant to the terms of this Agreement, or consented to in writing by the Majority Banks or all of the Banks, as applicable and upon at least five (5) Business Days prior written request by the Company, the Collateral Agent shall (and is hereby irrevocably authorized by the Banks to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Administrative Agent and the Banks herein or pursuant to this Agreement upon the Collateral that was sold or transferred; provided that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent's opinion, would expose the Collateral Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty and (ii) such release shall not in any manner discharge, affect or impair the Obligations or any Liens upon (or obligations of the Company or any of its Restricted Subsidiaries in respect of) all interests retained by the Company or any of its Restricted Subsidiaries, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. In the event of any sale or transfer of collateral, or any foreclosure with respect to any of the collateral, the Administrative Agent and the Collateral Agent shall be authorized to deduct all of the expenses reasonably incurred from the proceeds of any such sale, transfer or foreclosure.

          (d) The Administrative Agent and the Collateral Agent shall have no obligation whatsoever to the Banks or to any other Person to assure that the Collateral exists or is owned by the Company or any of its Subsidiaries or is cared for, protected or insured or that the Liens granted to the Collateral Agent herein or pursuant to this Agreement have been properly or sufficiently or lawfully created, perfected, protected or enforced or are entitled to any particular priority, or to exercise or to continue exercising at all or in any manner or under any duty of care, disclosure or fidelity any of the rights, authorities and powers granted or available to the Administrative Agent and the Collateral Agent in this Section 10.10 or to the Collateral Agent in any of the Collateral Documents, it being understood and agreed that in respect of the Collateral, or any act, omission or event related thereto, the Administrative Agent and the Collateral Agent may act in any manner they may deem appropriate in their sole discretion, given the Administrative Agent's and the Collateral Agent's own interest in the Collateral as one of the Banks and that the Administrative Agent and the Collateral Agent shall have no duty or liability whatsoever to the Banks, except for their gross negligence or willful misconduct; provided that the Administrative Agent has prepared for filing in the appropriate jurisdictions, financing statements, financing statements in lieu of continuation statements or amendments thereto, as appropriate in the reasonable discretion of the Administrative Agent, and has arranged for appropriate recordation thereof in each such jurisdiction.

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          10.11 Actions with Respect to Default. In addition to the
Administrative Agent's right to take actions on its own accord as permitted under this Agreement, the Administrative Agent shall take such action with respect to a Default or Event of Default as shall be directed by the Majority Banks; provided that until the Administrative Agent shall have received such directions, the Administrative Agent shall (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable and in the best interests of the Banks.

          10.12 Delivery of Information. The Administrative Agent shall not be required to deliver to any Bank originals or copies of any documents, instruments, notices, communications or other information received by the Administrative Agent from the Company, Holdings, any of their respective Subsidiaries, the Majority Banks, any Bank or any other Person under or in connection with any Loan Document except (i) as specifically provided in any Loan Document and (ii) as specifically requested from time to time in writing by any Bank with respect to a specific document, instrument, notice or other written communication received by and in the possession of the Administrative Agent at the time of receipt of such request and then only in accordance with such specific request.

          10.13 Liability of Agent-Related Persons. None of the Agent-Related Persons shall (i) be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document or the transactions contemplated thereby (except for its own gross negligence or willful misconduct), or (ii) be responsible in any manner to any of the Banks for any recital, statement, representation or warranty made by the Company or any of its Subsidiaries or Affiliates, or any officer thereof, contained in any Loan Document, or in any certificate, report, statement or other document referred to or provided for in, or received by any Agent-Related Person under or in connection with any Loan Document, or for the value of or title to any Collateral, or the validity, effectiveness, genuineness, enforceability or sufficiency of any Loan Document, or for any failure of the Company or any other party to any Loan Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Bank to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, any Loan Document, or to inspect the properties, books or records of the Company or any of the Company's Subsidiaries or Affiliates.

          10.14 Agents Other Than Administrative Agent. Unless expressly provided for herein, none of the Banks identified on the facing page or signature pages of this Agreement as the Syndication Agent shall have any obligation, liability, responsibility or duty under this Agreement other than, in the case of the Syndication Agent, those applicable to all Banks as such. Each Bank acknowledges that it has not relied, and will not rely, on any of the Banks so identified in deciding to enter into this Agreement or in taking or not taking action hereunder.

                                   ARTICLE XI.

                                  MISCELLANEOUS

          11.01 Amendments and Waivers. Except as otherwise expressly permitted herein, no amendment or waiver of any provision of any Loan Document, and no consent with

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respect to any departure by the Company or any of its Subsidiaries therefrom, shall be effective unless the same shall be in writing and signed by the Majority Banks (or by the Administrative Agent at the written request of the Majority Banks) and the Company and acknowledged by the Administrative Agent, and then any such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided that no such waiver, amendment, or consent shall, unless in writing and signed by all the Banks and the Company and acknowledged by the Administrative Agent, do any of the following:

          (a) increase the maximum Effective Amount of Loans permitted to be outstanding at any time hereunder to an amount greater than $200,000,000;

          (b) postpone or delay any date fixed by this Agreement or any other Loan Document for any payment of principal, interest, fees or other amounts due to the Banks (or any of them) hereunder or under any other Loan Document;

          (c) reduce the principal of, or the rate of interest specified herein on any Loan, or (subject to clause (iv) below) any fees or other amounts payable hereunder or under any other Loan Document;

          (d) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Loans which is required for the Banks or any of them to take any action hereunder; or

          (e) amend this Section, or Section 4.11, or any provision herein providing for consent or other action by all Banks;

          (f) release a material portion of the Collateral or allow other creditors to share in the Collateral except as otherwise may be provided in the Collateral Documents;

          (g) increase the percentages set forth in the definition of "Borrowing Base" above the percentages set forth therein on the Effective Date or amend this Agreement such that the Effective Amount of all L/C Obligations plus the Effective Amount of all Outstanding Eligible LOIs plus the Effective Amount of all Loans could exceed the lesser of the combined Commitments then in effect and the Borrowing Base then in effect; or

          (h) extend the duration of an Interest Period beyond six (6) months;

and provided further, that (i) no amendment, waiver or consent shall increase or extend the Commitment of any Bank (or reinstate any Commitment terminated pursuant to Section 9.02(a)) unless such amendment, waiver or consent is in writing and signed by such Bank, (ii) no amendment, waiver or consent shall, unless in writing and signed by the applicable Issuing Bank in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the applicable Issuing Bank under this Agreement or any L/C-Related Document relating to any Letter of Credit Issued or to be Issued by it, (iii) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent in addition to the Majority Banks or all the Banks, as the case may be, affect the rights or duties of the Administrative Agent under any Loan Document, (iv) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent, the Syndication Agent and Banks holding at least 66 2/3% of the aggregate

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Commitments, having the effect of increasing the maximum Effective Amount of
Loans permitted to be used for (a) working capital and general corporate purposes to an amount greater than $75,000,000 at any time or (b) acquisitions as provided in the second sentence of Section 7.11 to an amount greater than $150,000,000 at any time, (v) no amendment, waiver or consent shall, unless in writing and signed by the Administrative Agent and the Syndication Agent and Banks holding at least 66 2/3% of the aggregate Commitments, have the effect of otherwise increasing the Borrowing Base (other than any increase that is solely the result of an action taken unilaterally by the Administrative Agent that reverses a prior action unilaterally taken by the Administrative Agent (so long as the taking of such first action was permitted under this Agreement) or an action which is expressly permitted to be taken by the Administrative Agent or the Agents unilaterally), (vi) the Fee Letters may be amended, or rights and privileges thereunder waived, in a writing executed by the parties thereto, and
(vii) no amendment to (a) the definition of "Trigger Event" or "Pro Rata Share,"
(b) Section 3.03(b) (including any definitions used therein), (c) the last sentence in Section 9.02, or (d) during the continuance of any Trigger Event, any provision of Section 5.05, shall be effective unless such waiver is in writing and signed by (i) both (x) Banks holding a majority of the Tranche 1 Commitments and (y) Banks holding a majority of the Tranche 2 Commitments or
(ii) if the aggregate Commitments have been terminated or reduced to zero, Banks then holding at least 51% of the sum of the aggregate unpaid principal amount of Loans outstanding and the aggregate L/C Obligations outstanding.

          11.02 Notices.

          (a) All notices, requests and other communications shall be in writing (including, unless the context expressly otherwise provides, by facsimile transmission) or, in the case of Letters of Credit, electronically, provided that any matter transmitted by the Company by facsimile (i) shall be immediately confirmed by a telephone call to the recipient at the number specified on the signature page of such Bank attached to this Agreement, and (ii) shall be followed promptly by delivery of a hard copy original thereof and if such notice, request or communication is mailed, faxed or delivered, to the address or facsimile number specified for notices on the signature page of such Bank attached to this Agreement; or, as directed to the Company or the Administrative Agent, to such other address as shall be designated by such party in a written notice to the other parties, and as directed to any other party, at such other address as shall be designated by such party in a written notice to the Company and the Administrative Agent.

          (b) All such notices, requests and communications shall, when transmitted by overnight delivery or electronically, or faxed, be effective when delivered for overnight (next-day) delivery, transmitted electronically or transmitted in legible form by facsimile machine, respectively, or if mailed, upon the third Business Day after the date deposited into the U.S. mail, or if delivered, upon delivery; except that notices pursuant to Article II, III or X shall not be effective until actually received (by overnight delivery, electronically, fax or mail) by the Administrative Agent or the Collateral Agent, as the case may be, and notices pursuant to Article III to any Issuing Bank shall not be effective until actually received (by overnight delivery, electronically, fax or mail) by such Issuing Bank and the Administrative Agent at the address specified for such "Issuing Bank" and the Administrative Agent on the applicable signature page of this Agreement.

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          (c) Any agreement of the Administrative Agent, the Collateral Agent and the Banks herein to receive certain notices by telephone or facsimile is solely for the convenience and at the request of the Company. The Administrative Agent, the Collateral Agent and the Banks shall be entitled to rely on the authority of any Person purporting to be a Person authorized by the Company to give such notice and the Administrative Agent, the Collateral Agent and the Banks shall not have any liability to the Company or other Person on account of any action taken or not taken by the Administrative Agent, the Collateral Agent or the Banks in reliance upon such telephonic or facsimile notice. The obligation of the Company to repay the Loans and L/C Obligations shall not be affected in any way or to any extent by any failure by the Administrative Agent, the Collateral Agent and the Banks to receive written confirmation of any telephonic or facsimile notice or the receipt by the Administrative Agent, the Collateral Agent and the Banks of a confirmation which is at variance with the terms understood by the Administrative Agent, the Collateral Agent and the Banks to be contained in the telephonic or facsimile notice.

          11.03 No Waiver: Cumulative Remedies. No failure to exercise and no delay in exercising, on the part of the Administrative Agent, the Collateral Agent or any Bank, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

          11.04 Indemnity.

          (a) Whether or not the transactions contemplated hereby are consummated, the Company shall indemnify, defend and hold the Agent-Related Persons, each Issuing Bank and each Bank, their respective Affiliates and each of their respective officers, directors, trustees, employees, counsel, agents and attorneys-in-fact (each, an "Indemnified Person") harmless from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses and disbursements (including fees and expenses of any law firm or external counsel) of any kind or nature whatsoever which may at any time (including at any time following repayment of the Loans, the termination of the Commitments and the Letters of Credit and the termination, resignation or replacement of the Administrative Agent or replacement of any Bank) be imposed on, incurred by or asserted against any such Person in any way relating to or arising out of this Agreement or any document contemplated by or referred to herein, or the transactions contemplated hereby, or any action taken or omitted by any such Person under or in connection with any of the foregoing, including with respect to any investigation, litigation or proceeding (including any Insolvency Proceeding or appellate proceeding) related to or arising out of any Loan Document or the Loans or Letters of Credit or the use of the proceeds thereof, whether or not any Indemnified Person is a party thereto (all the foregoing, collectively, the "Indemnified Liabilities"); provided that the Company shall have no obligation hereunder to any Indemnified Person with respect to Indemnified Liabilities resulting primarily from the gross negligence or willful misconduct of such Indemnified Person. The agreements in this Section shall survive payment of all other Obligations.

          (b) (i) The Company shall indemnify, defend and hold harmless each Indemnified Person, from and against any and all claims, liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, charges, expenses or disbursements (including

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reasonable (giving due regard to prevailing circumstances) fees and expenses of any law firm or external counsel and the allocated cost of internal environmental audit or review services), which may be incurred by or asserted against such Indemnified Person in connection with or arising out of any pending or threatened investigation, litigation or proceeding, or any action taken by any Person, with respect to any Environmental Claim arising out of or related to any property subject to a mortgage in favor of the Collateral Agent or any Bank. No action taken by legal counsel chosen by the Administrative Agent, the Collateral Agent or any Bank in defending against any such investigation, litigation or proceeding or requested remedial, removal or response action shall vitiate or in any way impair the Company's obligation and duty hereunder to indemnify and hold harmless the Administrative Agent, the Collateral Agent and each Bank.

          (ii) In no event shall any site visit, observation, or testing by the Administrative Agent, the Collateral Agent or any Bank (or any contractee of the Administrative Agent, the Collateral Agent or any Bank) be deemed a representation or warranty by the Administrative Agent, the Collateral Agent or any Bank that Hazardous Materials are or are not present in, on, or under, the site, or that there has been or shall be compliance with any Environmental Law. Neither the Company nor any other Person is entitled to rely on any site visit, observation, or testing by the Administrative Agent, the Collateral Agent or any Bank. Neither the Administrative Agent, the Collateral Agent nor any Bank owes any duty of care to protect the Company or any other Person against, or to inform the Company or any other party of, any Hazardous Materials or any other adverse condition affecting any site or property. Neither the Administrative Agent, the Collateral Agent nor any Bank shall be obligated to disclose to the Company or any other Person any report or findings made as a result of, or in connection with, any site visit, observation, or testing by the Administrative Agent, the Collateral Agent or any Bank. The Company hereby acknowledges, represents and warrants that the Company and its Subsidiaries are solely responsible for the management and operation of the Facilities and that the financial covenants and capital expenditure covenants set forth herein have been set, by mutual agreement based upon financial information provided by the Company, at levels the Company has determined, based on information known to the Company at this time, will permit the expenditure of such amounts as are necessary to insure that the Facilities comply with applicable Environmental Laws at all times. Notwithstanding such covenants, but without in any way limiting the rights and remedies of the Banks hereunder, the Company and its Subsidiaries shall have the sole responsibility for ensuring that the Facilities comply with applicable Environmental Laws and shall remain obligated to make all expenditures necessary to ensure such compliance.

          (c) Survival; Defense. The obligations in this Section shall survive payment of all other Obligations and the termination of the Commitments. At the election of any Indemnified Person, the Company shall defend such Indemnified Person using legal counsel satisfactory to such Indemnified Person in such Person's sole discretion, at the sole cost and expense of the Company. All amounts owing under this Section shall be paid within thirty (30) days after demand.

          11.05 Marshaling; Payments Set Aside. Neither the Administrative Agent, the Collateral Agent, nor the Banks shall be under any obligation to marshal any assets in favor of the Company or any other Person or against or in payment of any or all of the Obligations. To the extent that the Company makes a payment to the Administrative Agent or the Banks, or the

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Administrative Agent or the Banks exercise their right of set-off, and such payment or the proceeds of such set-off or any part thereof are subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by the Administrative Agent or such Bank in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any Insolvency Proceeding or otherwise, then (a) to the extent of such recovery the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such set-off had not occurred, and (b) each Bank severally agrees to pay to the Administrative Agent upon demand its pro rata share of any amount so recovered from or repaid by the Administrative Agent.

          11.06 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties to this Agreement and their respective successors and assigns subject to Section 11.07.

          11.07 Assignments, Participations, etc.

          (a) Company Assignment. The Company shall not assign this Agreement, or any rights or obligations hereunder, without the prior written consent of the Administrative Agent and all of the Banks; any assignment in violation of the foregoing shall be void.

          (b) Bank Assignments. Each Bank may assign to one or more banks or other institutions (including funds that buy or invest in loans) that are legally permitted by their constituent documents to be a "Bank" for purposes of this Agreement all or a portion of its rights and obligations under this Agreement, the Notes and the other Loan Documents, with (subject to the penultimate sentence of this paragraph) the consent of the Administrative Agent, the Issuing Banks, and, so long as there is no Default or Event of Default, the Company, which consent shall not be unreasonably withheld or delayed, and upon execution and delivery to the Administrative Agent, for its acceptance and recording in the Register (as defined below), of an agreement in substantially the form of Exhibit H (an "Assignment and Assumption Agreement"), together with surrender of any Note or Notes subject to such assignment and a processing and recordation fee of $3,000 payable to the Administrative Agent for its account. Subject to the penultimate sentence of this paragraph, no such assignment shall be for less than $5,000,000 of the combined Commitments (or $1,000,000 in the aggregate to Related Funds if such assignment is with respect to a Tranche 1 Commitment), unless it is to another Bank, to a Related Fund or unless it is an assignment of all of a Bank's Pro Rata Share of outstanding Loans. This Section does not apply to branches and Affiliates of a Bank, it being understood that a Bank may make, carry or transfer Loans at or for the account of any of its branch offices or Affiliates without consent of the Administrative Agent., the Issuing Banks or the Company. No consent (other than the consent of the Administrative Agent), or minimum shall apply to any assignment by the initial Tranche 1 Bank to any bank or other financial institution (including funds that buy or invest in loans) so long as such investor or lender is legally permitted under its constituent documents to receive such assignment, and no consent, minimum or processing and recordation fee of $3,000 shall apply to any assignment by a Bank to any Related Fund of such Bank or any other Bank. Nothing in this Agreement shall prevent or prohibit any Bank from pledging its Loans and Notes hereunder to a Federal Reserve Bank in support of borrowings made by such Bank from such Federal Reserve Bank and, with prior notification to the Administrative Agent (but without the

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consent of the Administrative Agent, any Issuing Bank or the Company), any Bank
which is a fund that buys or invests in loans may pledge all or any portion of its Loans and Notes to its trustee, to a collateral agent or to another creditor providing credit or credit support to such Bank in support of its obligations to such trustee, such collateral agent or a holder of such obligations, or such other creditor as the case may be. No pledge pursuant to this clause (b) shall release such Bank from any of its obligations hereunder.

          (c) Agent's Register. The Administrative Agent shall maintain a register of the names and addresses of the Banks, their Commitments, and the principal amount of their Loans (the "Register"). The Agent shall also maintain a copy of each Assignment and Assumption Agreement delivered to and accepted by it and modify the Register to give effect to each Assignment and Assumption Agreement. Upon its receipt of each Assignment and Assumption Agreement and surrender of the affected Note or Notes in accordance with Section 11.07(b), the Agent will give prompt notice thereof to the Company and deliver to the Company a copy of the Assignment and Assumption Agreement and the surrendered Note or Notes. Within five (5) Business Days after its receipt of such notice, the Company shall execute and deliver to the Administrative Agent a new Note or Notes to the order of the assignee in the amount of the Commitment or Commitments assumed by it and to the assignor in the amount of the Commitment or Commitments retained by it, if any. Such new Note or Notes shall re-evidence the Indebtedness outstanding under the surrendered Note or Notes and shall be dated as of the Effective Date. The Administrative Agent shall be entitled to rely upon the Register exclusively for purposes of identifying the Banks hereunder.

          (d) Bank Participations. Each Bank may sell participations (without the consent of the Administrative Agent, the Company or any other Bank) to one or more parties in or to all or a portion of its rights and obligations under this Agreement, the Notes and the other Loan Documents. Notwithstanding a Bank's sale of a participation interest, its obligations hereunder shall remain unchanged. The Company, the Agent, and the other Banks shall continue to deal solely and directly with such Bank. No participant shall have rights to approve any amendment or waiver of this Agreement except to the extent such amendment or waiver would (i) increase the commitment of the Bank from whom the participant purchased its participation interest, (ii) reduce the principal of, or rate or amount of interest on the Loans subject to such participation, (iii) postpone any date fixed for any payment of principal of, or interest on, the Loans subject to the participation interest, and (iv) release all or a substantial portion of the Collateral, other than, in each case, when otherwise permitted hereunder.

          (e) Disclosure of Information. In connection with their efforts to assign or sell participations pursuant to Sections 11.07(b) and (d), the Administrative Agent or the Banks may disclose any information they have, now or in the future, with respect to the business of the Company and its Subsidiaries to prospective assignees or purchasers, provided that such prospective assignees or purchasers agree in writing to be bound by the provisions of Section 11.08.

          11.08 Confidentiality. Except as otherwise provided in this Section 11.08, each Bank agrees that it will not disclose without the prior consent of the Company, any information with respect to the Company or any of its Subsidiaries which is furnished pursuant to this Agreement and which is designated by the Company to the Banks in writing as confidential,

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provided that any Bank may disclose any such information (a) to its Affiliates, employees, auditors or counsel, or to another Bank if the disclosing Bank or such disclosing Bank's holding or parent company in its reasonable discretion determines that any such party should have access to such information, provided that each such person will be advised of the confidential nature of such information, (b) as has become generally available to the public, (c) as may be required or appropriate in any report, statement or testimony submitted to any Governmental Authority having or claiming to have jurisdiction over such Bank,
(d) as may be required or appropriate in response to any summons or subpoena or in connection with any litigation, (e) any Person to which such Bank offers to sell all or any portion of its Commitment or a participation therein provided such Person agrees to keep such information confidential on the terms set forth in this Section 11.08, and (f) in order to comply with any Requirement of Law.

          11.09 Set-off. In addition to any rights and remedies of the Banks provided by law, if an Event of Default exists or the Loans have been accelerated, each Bank (other than the Tranche 1 Banks unless the Loans have been accelerated) is authorized at any time and from time to time, without prior notice to the Company, any such notice being waived by the Company to the full extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held by, and other indebtedness at any time owing by, such Bank to or for the credit or the account of the Company against any and all Obligations owing to such Bank, now or hereafter existing, irrespective of whether or not the Administrative Agent or such Bank shall have made demand under this Agreement or any Loan Document and although such Obligations may be contingent or unmatured or fully secured. Each Bank agrees promptly to notify the Company and the Administrative Agent after any such set-off and application made by such Bank; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application.

          11.10 Notification of Addresses, Lending Offices, Etc. Each Bank shall notify the Administrative Agent in writing of any changes in the address to which notices to the Bank should be directed, of addresses of any Lending Office, of payment instructions in respect of all payments to be made to it hereunder and of such other administrative information as the Administrative Agent shall reasonably request.

          11.11 Counterparts. This Agreement may be executed in any number of separate counterparts, each of which, when so executed, shall be deemed an original, and all of said counterparts taken together shall be deemed to constitute but one and the same instrument.

          11.12 Severability. The illegality or unenforceability of any provision of this Agreement or any instrument or agreement required hereunder shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement or any instrument or agreement required hereunder.

          11.13 No Third Parties Benefitted. This Agreement is made and entered into for the sole protection and legal benefit of the Company, the Banks, the Administrative Agent and the Agent-Related Persons, and their permitted successors and assigns, and no other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents.

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          11.14 Governing Law and Jurisdiction.

          (a) THIS AGREEMENT AND THE NOTES SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK; PROVIDED THAT THE ADMINISTRATIVE AGENT AND THE BANKS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

          (b) ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO ANY LOAN DOCUMENT MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES FOR THE SOUTHERN DISTRICT OF NEW YORK, AND BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND THE BANKS CONSENTS, FOR ITSELF AND IN RESPECT OF ITS PROPERTY, TO THE NON-EXCLUSIVE JURISDICTION OF THOSE COURTS. EACH OF THE COMPANY, THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND THE BANKS IRREVOCABLY WAIVES ANY OBJECTION, INCLUDING ANY OBJECTION TO THE LAYING OF VENUE OR BASED ON THE GROUNDS OF FORUM NON CONVENIENS, WHICH IT MAY NOW OR HEREAFTER HAVE TO THE BRINGING OF ANY ACTION OR PROCEEDING IN SUCH JURISDICTION IN RESPECT OF THIS AGREEMENT OR ANY DOCUMENT RELATED TO THIS AGREEMENT. THE COMPANY, THE ADMINISTRATIVE AGENT, THE ISSUING BANKS AND THE BANKS EACH WAIVE PERSONAL SERVICE OF ANY SUMMONS, COMPLAINT OR OTHER PROCESS, WHICH MAY BE MADE BY ANY OTHER MEANS PERMITTED BY NEW YORK LAW.

          11.15 Waiver of Jury Trial. THE COMPANY, THE ISSUING BANKS, THE BANKS AND THE ADMINISTRATIVE AGENT EACH WAIVE THEIR RESPECTIVE RIGHTS TO A TRIAL BY JURY OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF OR RELATED TO THE LOAN DOCUMENTS, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY, IN ANY ACTION, PROCEEDING OR OTHER LITIGATION OF ANY TYPE BROUGHT BY ANY OF THE PARTIES AGAINST ANY OTHER PARTY OR ANY AGENT-RELATED PERSON, PARTICIPANT OR ASSIGNEE, WHETHER WITH RESPECT TO CONTRACT CLAIMS, TORT CLAIMS, OR OTHERWISE. THE COMPANY, THE BANKS, THE ISSUING BANKS AND THE ADMINISTRATIVE AGENT EACH AGREE THAT ANY SUCH CLAIM OR CAUSE OF ACTION SHALL BE TRIED BY A COURT TRIAL WITHOUT A JURY. WITHOUT LIMITING THE FOREGOING, THE PARTIES FURTHER AGREE THAT THEIR RESPECTIVE RIGHT TO A TRIAL BY JURY IS WAIVED BY OPERATION OF THIS SECTION AS TO ANY ACTION, COUNTERCLAIM OR OTHER PROCEEDING WHICH SEEKS, IN WHOLE OR IN PART, TO CHALLENGE THE VALIDITY OR ENFORCEABILITY OF THE LOAN DOCUMENTS OR ANY PROVISION THEREOF. THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THE LOAN DOCUMENTS.

          11.16 Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the Company, the Banks and the Administrative Agent, and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter of this Agreement and thereof.

          11.17 Acknowledgement And Restatement

          (a) Existing Obligations. The Company hereby acknowledges, confirms and agrees that the Company is indebted to the Banks as of the close of business on February 8, 2003 (i) in respect of Loans to the Company under the Existing Loan Documents, in the aggregate principal amount of $0 and (ii) in respect of L/C Obligations under the Existing Loan Documents, in the aggregate face amount of $612,481,631.62, in each case together with all interest accrued and accruing thereon (to the extent applicable), and all costs, fees, expenses and other charges relating thereto, all of which are unconditionally owing by the Company to the Banks, without offset, defense or counterclaim of any kind, nature or description whatsoever.

          (b) Acknowledgement of Security Interest. The Company hereby acknowledges, confirms and agrees that (a) the Collateral Agent, for itself and for the benefit of the Administrative Agent, the Banks and the Bank Swap Parties, has and shall continue to have a security interest in and lien upon the Collateral heretofore granted to the Collateral Agent under the Existing Loan Documents, and (b) the liens and security interests of the Collateral Agent in the Collateral shall be deemed to be continuously granted and perfected from the earliest date of the granting and perfection of such liens and security interests.

          (c) Existing Loan Documents. The Company hereby acknowledges, confirms and agrees that (i) the Existing Loan Documents have been duly executed and delivered by the Company and are in full force and effect as of the date hereof;
(ii) the agreements and obligations contained in the Existing Loan Documents constitute the legal, valid and binding obligations of the Company enforceable against it in accordance with their terms; and (iii) the Administrative Agent, each Issuing Bank, the Collateral Agent and the Banks are entitled to all of the rights, remedies and benefits provided for in or arising pursuant to the Existing Loan Documents.

          (d) Restatement.

                (i)  Except as otherwise stated in Sections 11.17(a), (b) and
(c) hereof and this Section 11.17(d), as of the date hereof, the terms, conditions, agreements, covenants, representations and warranties set forth in the Existing Credit Agreement are hereby amended and restated in their entirety, and as so amended and restated, replaced and superseded, by the terms, conditions, agreements, covenants, representations and warranties set forth in this Agreement, except that nothing herein or in the other Loan Documents shall impair or adversely affect the continuation of the liability of the Company for the Obligations heretofore incurred and the security interests, liens and other interests in the Collateral heretofore granted, pledged and/or assigned by the Company to the Collateral Agent, for itself and for the benefit of the Administrative Agent, the Banks and the Bank Swap Parties.

                (ii) The amendment and restatement contained herein shall not, in any manner, be construed to constitute payment of, or impair, limit, cancel or extinguish, or constitute a novation in respect of any of the obligations, liabilities and indebtedness of the Company evidenced by or arising under the Existing Loan Documents, and the liens and security interests securing such other obligations, liabilities and indebtedness, which shall not in any manner be impaired, limited, terminated, waived or released.

               (iii) All loans, advances and other financial accommodations under the Existing Loan Documents and all other Obligations of the Company to the Banks outstanding and unpaid as of the date hereof pursuant to the Existing Loan Documents or otherwise shall be deemed Obligations of the Company pursuant to the terms hereof, and shall constitute and be deemed Loans and L/C Obligations, as the case may be, to the Company hereunder to the same extent and in the same amount as such Obligations were deemed to be under the Existing Loan Documents.

          IN WITNESS WHEREOF, the parties to this Agreement have caused this Agreement to be duly executed and delivered by their proper and duly authorized officers as of the day and year first above written.




                                    THE PREMCOR REFINING GROUP INC.


                                    By:  /s/ William E. Hantke
                                       -----------------------------------
                                       Name:  William E. Hantke
                                       Title: Executive Vice President and
                                               Chief Financial Officer

                                    Address for notices:

                                    The Premcor Refining Group Inc.
                                    Attention: Assistant Treasurer
                                    8182 Maryland Avenue, Suite 600
                                    St. Louis, MO 63105-3721

                                    Telephone: 314-854-1411
                                    Fax: 314-854-1580

                                    With a copy to:

                                    The Premcor Refining Group Inc.
                                    Attention: Facilities Manager
                                    8182 Maryland Avenue, Suite 600
                                    St. Louis, MO 63105-3721

                                    Telephone: 314-854-1536
                                    Fax: 314-854-1580

                       SIGNATURE PAGE TO CREDIT AGREEMENT

                                     AGENTS

                                    DEUTSCHE BANK SECURITIES INC.
                                     as Lead Arranger


                                    By:  /s/ Thomas W. Cole
                                       ---------------------------------------
                                        Name:  Thomas W. Cole
                                        Title: Managing Director

                                    Address for notices:

                                    Marcus M. Tarkington
                                    Deutsche Bank Trust Company Americas
                                    31 West 52nd Street
                                    New York, NY 10010

                                    Telephone: 646-324-2218
                                    Fax: 212-469-2766

                                    With a copy to:

                                    Margaret E. Richards
                                    Deutsche Bank Trust Company Americas
                                    31 West 52nd Street
                                    New York, NY 10019

                                    Telephone: 201-593-2217
                                    Fax: 201-593-2311

                                  DEUTSCHE BANK TRUST COMPANY
                                    AMERICAS
                                    as Administrative Agent
                                    and Collateral Agent


                                  By:  /s/ Marcus M. Tarkington
                                     ----------------------------------------
                                      Name:  Marcus M. Tarkington
                                      Title: Director

                                  Address for notices:

                                  Marcus M. Tarkington
                                  Deutsche Bank Trust Company Americas
                                  31 West 52nd Street
                                  New York, NY 10010

                                  Telephone: 646-324-2218
                                  Fax: 212-469-2766

                                  With a copy to:

                                  Margaret E. Richards
                                  Deutsche Bank Trust Company Americas
                                  31 West 52nd Street
                                  New York, NY 10019

                                  Telephone: 201-593-2217
                                  Fax: 201-593-2311

                                  FLEET NATIONAL BANK
                                    as Syndication Agent

                                  By:  /s/ Michael Brochetti
                                     ----------------------------------------
                                     Name:  Michael Brochetti
                                     Title: Director

                                  Address for notices:

                                  Michael Brochetti
                                  Fleet National Bank
                                  100 Federal Street
                                  Boston, MA 02110

                                  Telephone: 617-434-3017
                                  Fax: 617-434-3652

                                  TRANCHE 1 BANK

                                  DEUTSCHE BANK TRUST COMPANY
                                    AMERICAS
                                    as a Bank

                                  By:  /s/ Marcus M. Tarkington
                                      ---------------------------------------
                                      Name:  Marcus M. Tarkington
                                      Title: Director

                                  Address for notices:

                                  Marcus M. Tarkington
                                  Deutsche Bank Trust Company Americas
                                  31 West 52nd Street
                                  New York, NY 10010

                                  Telephone: 646-324-2218
                                  Fax: 212-469-2766

                                  With a copy to:

                                  Margaret E. Richards
                                  Deutsche Bank Trust Company Americas
                                  31 West 52nd Street
                                  New York, NY 10019

                                  Telephone: 201-593-2217
                                  Fax: 201-593-2311

                                  TRANCHE 2 BANK

                                  DEUTSCHE BANK TRUST COMPANY
                                    AMERICAS
                                    as a Bank


                                  By:   /s/ Marcus M. Tarkington
                                      ----------------------------------------
                                       Name:  Marcus M. Tarkington
                                       Title: Director

                                  Address for notices:

                                  Marcus M. Tarkington
                                  Deutsche Bank Trust Company Americas
                                  31 West 52nd Street
                                  New York, NY 10010

                                  Telephone: 646-324-2218
                                  Fax: 212-469-2766

                                  With a copy to:

                                  Margaret E. Richards
                                  Deutsche Bank Trust Company Americas
                                  31 West 52nd Street
                                  New York, NY 10019

                                  Telephone: 201-593-2217
                                  Fax: 201-593-2311

                                       COMERICA BANK
                                          as a Bank


                                       By:   /s/ Jeffery J. Doot
                                           ---------------------------------
                                           Name:  Jeffery J. Doot
                                           Title: Assistant Vice President

                                       Address for notices:

                                       Jeffery Doot
                                       Comerica Bank
                                       203 N. LaSalle Street, Suite 2240
                                       Chicago, IL 60601

                                       Telephone: 312-223-7660
                                       Fax: 312-223-7657

                                       CONGRESS FINANCIAL CORPORATION
                                         as a Bank


                                       By:   /s/ Thomas Grabosky
                                           -----------------------------------
                                           Name:  Thomas Grabosky
                                           Title: First Vice President

                                       Address for notices:

                                       Thomas Grabosky
                                       Congress Financial Corporation
                                       1133 Avenue of the Americas
                                       New York, NY 10036

                                       Telephone: 212-545-4346
                                       Fax: 212-545-428

                                       CREDIT LYONNAIS NEW YORK BRANCH
                                         as a Bank


                                       By:    /s/ Olivier Audemard
                                           ------------------------------------
                                           Name:  Olivier Audemard
                                           Title: Senior Vice President

                                       Address for notices:

                                       Gener David
                                       Credit Lyonnais New York Branch
                                       1301 Avenue of the Americas
                                       New York, NY 10019

                                       Telephone: 212-261-7741
                                       Fax: 917-849-5440

                                       CREDIT SUISSE FIRST BOSTON, ACTING
                                         THROUGH ITS CAYMAN ISLANDS
                                         BRANCH
                                         as a Bank


                                       By:   /s/ James P. Moran
                                           ----------------------------------
                                           Name:  James P. Moran
                                           Title: Director

                                       By:   /s/ Ian W. Nalitt
                                           ----------------------------------
                                           Name:  Ian W. Nalitt
                                           Title: Associate

                                       Address for notices:

                                       James Moran
                                       Credit Suisse First Boston
                                       11 Madison Avenue
                                       New York, NY 10010

                                       Telephone: 212-325-9167
                                       Fax: 212-325-8615

                                       FLEET NATIONAL BANK
                                         as a Bank


                                       By:   /s/  Michael Brochetti
                                           -----------------------------------
                                           Name:  Michael Brochetti
                                           Title: Director

                                       Address for notices:

                                       Michael Brochetti
                                       Fleet National Bank
                                       100 Federal Street
                                       Boston, MA 02110

                                       Telephone: 617-434-3017
                                       Fax: 617-434-3652

                                       GENERAL ELECTRIC CAPITAL
                                         CORPORATION
                                         as a Bank


                                       By:  /s/  Andrew Giangrave
                                           ----------------------------------
                                           Name:  Andrew Giangrave
                                           Title: Vice President Risk

                                       Address for notices:

                                       Ben Faustini
                                       401 Merritt Seven
                                       Norwalk, CT 06851

                                       Telephone: 203-229-1836
                                       Fax: 203-229-1992

                                 GOLDMAN SACHS CREDIT PARTNERS L.P.
                                  as a Bank


                                 By:  /s/ Robert Wagner
                                     -------------------------------------
                                     Name:  Robert Wagner
                                     Title: Authorized Signatory

                                 Address for notices:

                                 Sandra Stulberger
                                 Goldman Sachs Credit Partners L.P.
                                 85 Broad Street
                                 New York, NY 10004

                                 Telephone: 212-902-5977
                                 Fax: 212-357-4597

                                 HIBERNIA NATIONAL BANK
                                   as a Bank


                                 By:  /s/ Daria Mahoney
                                     ---------------------------------------
                                     Name:  Daria Mahoney
                                     Title: Vice President

                                 Address for notices:

                                 Daria Mahoney
                                 Hibernia National Bank
                                 Energy & Maritime Department
                                 313 Carondelet Street, 10th Floor
                                 New Orleans, LA 70130

                                 Telephone: 504-533-2589
                                 Fax: 504-533-5434

                                 MORGAN STANLEY SENIOR FUNDING, INC.
                                   as a Bank


                                 By: ____________________________________
                                     Name:
                                     Title:

                                 Address for notices:

                                 750 Seventh Avenue, 11th Floor
                                 New York, NY 10020

                                 Telephone: 212-762-2621
                                 Fax: 212-507-3138

                                 NATIONAL CITY BANK
                                   as a Bank


                                 By:   /s/ Andrew J. Pernsteiner
                                     ---------------------------------------
                                     Name:  Andrew J. Pernsteiner
                                     Title: Account Officer

                                 Address for notices:

                                 Andrew Pernsteiner
                                 National City Bank
                                 1900 East 9th Street
                                 Cleveland, OH 44114

                                 Telephone: 216-222-9400
                                 Fax: 216-222-0003

                                 ORIX FINANCIAL SERVICES, INC.
                                  as a Bank


                                 By:   /s/ Michael J. Cox
                                     ---------------------------------------
                                     Name:  Michael J. Cox
                                     Title: Senior Vice President

                                 Address for notices:

                                 Michael J. Cox
                                 Orix Financial Services, Inc.
                                 846 E. Algonquin Roaad
                                 Schaumburg, IL 60173

                                 Telephone: 770-970-8010
                                 Fax: 770-970-8093

                                   RZB FINANCE LLC, CONNECTICUT OFFICE
                                     as a Bank


                                   By:   /s/ F. Dieter Beintrexler
                                       --------------------------------------
                                       Name:  F. Dieter Beintrexler
                                       Title: President

                                   By:   /s/ John A. Valiska
                                       --------------------------------------
                                       Name:  John A. Valiska
                                       Title: Group Vice President

                                   Elizabeth Hirst
                                   RZB Finance LLC
                                   24 Grassy Plain Street
                                   Bethel, CT 06801

                                   Telephone: 203-207-7726
                                   Fax: 203-744-6474

                                  SIEMENS FINANCIAL SERVICES, INC.
                                    as a Bank


                                  By:   /s/ Frank Amodio
                                      -------------------------------------
                                      Name:  Frank Amodio
                                      Title: Vice President - Credit

                                  Address for notices:

                                  Victor Alarcon
                                  200 Somerset Corporate Blvd.
                                  Bridgewater, NJ 08807

                                  Telephone: 908-575-4074
                                  Fax: 908-575-4060

                                  SOVEREIGN BANK
                                    as a Bank


                                  By:  /s/ Robert E. Cook
                                      ------------------------------------
                                      Name:  Robert E. Cook
                                      Title: Vice President

                                  Address for notices:

                                  Robert E. Cook
                                  Sovereign Bank
                                  75 State Street
                                  Boston, MA 02109

                                  Telephone: 617-346-7343
                                  Fax: 617-346-7330

                                  TEXTRON FINANCIAL CORPORATION
                                    as a Bank


                                  By:   /s/ Ralph Infante
                                      -------------------------------------
                                      Name:  Ralph Infante
                                      Title: Vice President

                                  Address for notices:

                                  Ron Eckoff
                                  Textron Financial Corporation
                                  11525 Great Oaks Way
                                  Alpharetta, GA 30022

                                  Telephone: 770-360-1448
                                  Fax: 770-360-1672

                                  UNION BANK OF CALIFORNIA, N.A.
                                    as a Bank


                                  By:   /s/ Sean Murphy
                                      ------------------------------------
                                      Name:  Sean Murphy
                                      Title: Vice President

                                  Address for notices:

                                  Sean Murphy
                                  Union Bank of California, N.A.
                                  550 North Akard St., #4200
                                  Dallas, TX 75201

                                  Telephone: 214-922-4205
                                  Fax: 214-922-4209

                                  WELLS FARGO BANK TEXAS, N.A.
                                    as a Bank


                                  By:   /s/ Charles D. Kirkham
                                      ------------------------------------
                                      Name:  Charles D. Kirkham
                                      Title: Vice President

                                  Address for notices:

                                  Dorothy Cardenas
                                  Wells Fargo Bank N.A.
                                  1740 Broadway
                                  Denver, CO 80274

                                  Telephone: 303-863-5917
                                  Fax: 303-863-2729

                                      ISSUING BANKS

                                  DEUTSCHE BANK TRUST COMPANY
                                    AMERICAS
                                    as Administrative Agent
                                    and Collateral Agent


                                  By:   /s/  Marcus M. Tarkington
                                      ---------------------------------------
                                      Name:  Marcus M. Tarkington
                                      Title: Director

                                  Address for notices:

                                  Marcus M. Tarkington
                                  Deutsche Bank Trust Company Americas
                                  31 West 52nd Street
                                  New York, NY 10010

                                  Telephone: 646-324-2218
                                  Fax: 212-469-2766

                                  With a copy to:

                                  Margaret E. Richards
                                  Deutsche Bank Trust Company Americas
                                  31 West 52nd Street
                                  New York, NY 10019

                                  Telephone: 201-593-2217
                                  Fax: 201-593-2311

                                   FLEET NATIONAL BANK
                                     as Issuing Bank

                                   By:   /s/ Michael Brochetti
                                       -------------------------------------
                                       Name:  Michael Brochetti
                                       Title: Director

                                   Address for notices:

                                   Michael Brochetti
                                   Fleet National Bank
                                   100 Federal Street
                                   Boston, MA 02110

                                   Telephone: 617-434-3017
                                   Fax: 617-434-3652

                                Schedule 1.01(e)

                         The Premcor Refining Group Inc.
                                Pricing Grid/(1)/

--------------------------------------------------------------------------------------------------------------------
                            The Lower of
                                                                 Applicable Letter of
                                                                 Credit and Eurodollar       Applicable Prime Rate
             S&P Rating/(2)/            Moody's Rating/(2)/              Margin                      Margin
--------------------------------------------------------------------------------------------------------------------
              ****BBB-                     ****Baa3                Tranche 1 - 225                  100
                                                                   Tranche 2 - 200

                  BB+                          Ba1                 Tranche 1 - 275                  150
                                                                   Tranche 2 - 250

                  BB                           Ba2                 Tranche 1 - 300                  175
                                                                   Tranche 2 - 275

               ***BB-                          Ba3                 Tranche 1 - 325                  200
                                                                   Tranche 2 - 300

             Applicable Commitment Fee for Tranche 2 Facility /(3)/
--------------------------------------------------------------------------------
                            Average Utilization/(4)/
--------------------------------------------------------------------------------

          *33%                        33%-66%                       **66%
 -----------------------       -----------------------       -------------------
          125                           100                          75

(1)  All rates expressed as basis points per annum.
(2) Based on the Company's senior unsecured debt rating. The Company shall notify the Administrative Agent of a change in the rating, which changed rating shall become effective with respect to this Pricing Grid as of the beginning of the month following the Administrative Agent's receipt of such notice.
(3) The fee set forth under Section 4.05(c) of the Agreement for the Tranche 1 Facility will be equal to the Applicable L/C Margin.
(4) "Average Utilization" on any day means a fraction (a) the numerator of which is the Effective Amount of all L/C Obligations under clauses (i), (iii) and (iv) of the definition thereof outstanding under the Tranche 2 Facility plus the Effective Amount of all Loans on such day and (b) the denominator of which is the aggregate Commitments of the Tranche 2 Banks on such day, expressed as a percentage.

*    denotes Less than
**   denotes Greater than
***  denotes Less than or equal to
**** denotes Greater than or equal to